                                                          File No. 333-40069
As filed with the Securities and Exchange Commission on November 25, 1997
---------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           CITIZENS UTILITIES COMPANY
               (Exact name of registrant as specified in charter)

         DELAWARE                    4939                     06-0619596
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. employer incorporation or organization)Classification Code Number)identification number)



            High Ridge Park, Bldg. No. 3, Stamford, Connecticut 06905
                                 (203) 329-8800
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

                               Robert J. DeSantis
                          Vice President and Treasurer
                           Citizens Utilities Company
                          High Ridge Park, Bldg. No. 3
                                  P.O. Box 3801
                           Stamford, Connecticut 06905
                             Tel. No. (203) 329-8800
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                           Jonathan H. Churchill, Esq.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                              Tel. No. 212-858-1109

                    --------------------------------------------

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

                    --------------------------------------------

                                          CALCULATION OF REGISTRATION FEE
======================= =====================  ======================= =====================  ===================
 Title of each class        Amount to be          Proposed maximum       Proposed maximum         Amount of
 of securities to be         registered          offering per unit      aggregate offering     Registration fee
      registered                                                               price
======================= ====================== ======================= ====================== ===================
     Common Stock         2,300,000 Shares*           $7.24**             $16,655,246***          $5,047****
======================= ====================== ======================= ====================== ===================

* This Registration Statement shall be deemed to cover additional securities to be issued in connection with or as a result of stock splits, stock dividends or similar transactions.
**   Assumed based upon merger formula.
*** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Based on the market value of securities being received computed as of the latest practicable date, which is May 9, 1997, the last date on which a bid price was publicly available.
**** Already paid.

---------------------------
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             OGDEN TELEPHONE COMPANY
                                 PROXY STATEMENT
                    -----------------------------------------

                           CITIZENS UTILITIES COMPANY
                                   PROSPECTUS
                    -----------------------------------------


         This Proxy Statement/Prospectus is being furnished to the security holders of Ogden Telephone Company ("Ogden"), a New York corporation, in connection with the solicitation of proxies by the Board of Directors of Ogden for use at the Special Meeting of Ogden shareholders to be held at 10:00 a.m. on December 30, 1997, and at any and all adjournments thereof (the "Meeting").

         This Proxy Statement/Prospectus relates, among other things, to the proposed merger (the "Merger") between Ogden and Citizens-Ogden Telecommunications Company ("C-O Tel"), a wholly owned subsidiary of Citizens Utilities Company, a Delaware corporation ("Citizens" or the "Company"). Pursuant to the Merger, C-O Tel will merge into Ogden and the holders of Ogden common stock, no par value per share (the "Ogden Common Stock"), will receive shares of Common Stock, par value $.25 per share, of Citizens ("Citizens Common Stock") in exchange for their securities of Ogden, pursuant to the Agreement and Plan of Reorganization dated as of February 3, 1997 (the "Merger Agreement"), a copy of which is attached hereto as Annex A. Pursuant to the Merger Agreement, all of the issued and outstanding shares of Ogden Common Stock (other than certain shares) will be converted into the right to receive that number of shares of Citizens Common Stock which is equal to (i) the quotient resulting from $23,000,000 (as adjusted pursuant to the Merger Agreement) divided by the average of the per share closing sale prices of Citizens Common Stock on the New York Stock Exchange ("NYSE") for a period of fifteen trading days ending on the fifth day on which the NYSE is open for trading immediately preceding the Effective Time, divided by (ii) the number of shares of Ogden Common Stock then outstanding, after giving effect to the conversion of Ogden's convertible preferred stock and the cancellation of certain shares of Ogden Common Stock.

         The outstanding shares of Citizens Common Stock are, and the shares of Citizens Common Stock to be offered pursuant to this Prospectus will upon notice of issuance be, listed on the NYSE under the symbol "CZN". The last reported sale price of Citizens Common Stock on the NYSE Composite Transaction List on November 24, 1997 was $9.875 per share and on July 31, 1996, the last trading day preceding the public announcement of the Merger, the last reported sale price of Citizens Common Stock was $10.44 per share, adjusted for subsequent stock dividends.

         Citizens has filed a Registration Statement on Form S-4 (such Registration Statement and all exhibits relating thereto and any amendments thereof, the "Registration Statement") under the Securities Act of 1933, with the Securities and Exchange Commission, covering shares of Citizens Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus, along with the documents incorporated herein by reference, also constitutes the prospectus of Citizens filed as part of the Registration Statement relating to up to 2,300,000 shares of Citizens Common Stock to be issued pursuant to the Merger.

         All information contained in this Proxy Statement/Prospectus with respect to Citizens and C-O Tel has been provided by Citizens. All information contained in this Proxy Statement/Prospectus with respect to Ogden have been provided by Ogden.

         This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Ogden on or about December 1, 1997.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

          ------------------------------------------------------------------

   The date of this Proxy Statement/Prospectus is November 26, 1997

                              AVAILABLE INFORMATION

         Citizens is subject to the informational requirements of the Securities Exchange Act of 1934 ("1934 Act") and in accordance therewith files reports, proxy and information statements and other information (collectively, "1934 Act Reports") with the Securities and Exchange Commission (the "SEC"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., and at certain of its regional offices at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates (1-800-SEC-0330). The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information and documents regarding Citizens. Certain securities of Citizens are listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and reports, proxy material and other information concerning Citizens may be inspected at the office of that Exchange.


         This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement of which this Proxy Statement/Prospectus is a part, and which Citizens has filed with the Commission under the Securities Act of 1933. Reference is made to such Registration Statement for further information with respect to Citizens and Ogden and the securities of Citizens offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an annex hereto.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Proxy Statement/Prospectus incorporates documents by reference of Citizens which are not presented herein or delivered herewith. These documents are available upon request from the Office of the Secretary, Citizens Utilities Company, High Ridge Park, Stamford, Connecticut 06905, (telephone number (203) 329-8800). In order to receive documents before the Meeting, requests should be made by December 22, 1997.


         The following documents filed by Citizens with the SEC pursuant to the 1934 Act are incorporated into this Proxy Statement/Prospectus by reference:


         Citizens' Annual Report on Form 10-K for the year ended December 31, 1996.


         Citizens' Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1997 and its Current Reports on Form 8-K filed with the Commission on January 16, March 18, May 1 (as supplemented on May 2), July 11, July 23, August 7, and November 17, 1997.


         The  description  of  the  Citizens'   Common  Stock  is  contained  in
"Description of Citizens Common Stock" herein.


         All documents subsequently filed by Citizens pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting of Ogden shareholders shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.


         Citizens hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement/Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Proxy Statement/Prospectus, other than exhibits to such documents not specifically incorporated by reference herein. Requests for such copies should be directed to Office of the Secretary, Citizens Utilities Company, High Ridge Park, Stamford, Connecticut 06905 (telephone (203) 329-8800).


         No one has been authorized to make any representations, or to provide shareholders of Ogden with any information which is different from that contained in or incorporated by reference in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Citizens or Ogden or by any other person. Neither the delivery of this Proxy Statement/Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Citizens or Ogden since the date hereof or that the information contained herein is accurate as of any time after the date hereof. This Proxy Statement/Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


         Shareholders of Ogden should rely only on the information contained in or incorporated by reference in this Proxy Statement/Prospectus.


                                TABLE OF CONTENTS
                                                                                                               Page

SUMMARY..........................................................................................................7
         General           ......................................................................................7
         The Companies     ......................................................................................7
                  Information About Citizens Utilities Company...................................................7
                  Information About Co-Tel.......................................................................7
                  Information About Ogden Telephone Company......................................................8
         Meeting of Ogden Shareholders, Vote Required and Certain Holdings.......................................8
         The Merger        ......................................................................................9
                  Basic Terms of Merger Agreement................................................................9
                  Conversion of Ogden Common Stock...............................................................9
         Reasons for the Merger..................................................................................9
         Recommendation of Ogden Board of Directors.............................................................10
         Conditions to the Merger...............................................................................10
         Regulatory Matters.....................................................................................10
                  New York Public Service Commission Approval...................................................10
                  Hart-Scott-Rodino Act.........................................................................10
         Effective Time of the Merger...........................................................................11
         Right to Terminate.....................................................................................11
         Citizens Common Stock..................................................................................11
         Accounting Treatment...................................................................................11
         Certain Federal Income Tax Consequences................................................................11
         Dissenting Shareholders' Appraisal Rights..............................................................12
         Resale of Citizens Common Stock........................................................................12
         Exchange of Certificates...............................................................................12
         Interests of Certain Persons in the Merger.............................................................13
         Selected Financial Information of Citizens.............................................................14
         Selected Financial Information of Ogden................................................................15
         Comparative Share Data.................................................................................16
         Current Market Value as of Announcement Date...........................................................18
INTRODUCTION....................................................................................................17
BACKGROUND AND REASONS FOR THE MERGER AND RELATED MATTERS.......................................................17
         Background of Ogden's Activities Leading to and Ogden's Reasons for the Merger.........................17
         Recommendation    .....................................................................................19
         Background of Citizens' Activities Leading to the Merger...............................................20
         Citizens' Reasons for the Merger.......................................................................20
DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT..............................................................20
         Effective Time and Consequences........................................................................20
         Basic Terms of Merger Agreement........................................................................21
                  Conversion of Ogden Common Stock..............................................................21
                  Final Merger Consideration....................................................................22
         Description of Common Stock of Citizens................................................................23
         Exchange Procedure.....................................................................................24
         Conversion and Redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock...............25
         Other Aspects of the Merger Agreement..................................................................25
                  Certain Covenants of Ogden....................................................................25
                  Other Covenants of Ogden......................................................................27
                  Certain Covenants of Citizens and C-O Tel.....................................................27
                  Limitations on Other Proposals or Offers......................................................27
         Regulatory Matters.....................................................................................29
                  New York Public Service Commission Approval...................................................29
                  Hart-Scott-Rodino Act.........................................................................29
         General................................................................................................29
         Termination of the Merger Agreement....................................................................31
         Certain Fees and Expenses..............................................................................32
         Resale of Citizens Common Stock........................................................................33
MEETING OF OGDEN SHAREHOLDERS...................................................................................33
         Date, Time, Place .....................................................................................33
         Purpose of the Meeting.................................................................................33
         Vote Required; Shares Entitled to Vote.................................................................34
         Solicitation of Proxies................................................................................34
         Voting and Revocation of Proxies.......................................................................35
         Dissenters' Rights of Appraisal........................................................................35
         Principal Shareholders.................................................................................35
         Interests of Certain Persons in the Merger.............................................................37
FORWARD LOOKING STATEMENTS .....................................................................................36
INFORMATION ABOUT CITIZENS UTILITIES COMPANY....................................................................38
INFORMATION ABOUT C-O TEL.......................................................................................39
INFORMATION ABOUT OGDEN TELEPHONE COMPANY.......................................................................39
         Introduction      .....................................................................................39
         Description of Business................................................................................39
         Market Price and Dividend Information..................................................................40
OGDEN TELEPHONE COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS42
         Selected Financial Information.........................................................................42
         Supplementary Financial Information....................................................................43
         Management's Discussion and Analysis of Financial Condition and Results of Operations..................43
                  Overview......................................................................................43
                  Results of Operations.........................................................................43
                  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996.........43
                  1996 Compared to 1995.........................................................................44
                  1995 Compared to 1994.........................................................................45
                  Liquidity and Capital Resources...............................................................45
                  New Accounting Pronouncement..................................................................46
DESCRIPTION OF CITIZENS COMMON STOCK............................................................................46
         General           .....................................................................................46
         Stock Dividend Sale Plan...............................................................................47
         Transfer Agent    .....................................................................................47
         Resale of Citizens Common Stock by Affiliates..........................................................47
COMPARATIVE RIGHTS OF SHAREHOLDERS OF CITIZENS AND OGDEN........................................................47
         General           .....................................................................................47
         Business Combinations..................................................................................48
         Dissenting Shareholders' Appraisal Rights..............................................................48
         State Takeover Legislation.............................................................................48
         Stockholder Rights Plans...............................................................................49
         Amendments to Certificate of Incorporation.............................................................49
         Amendments to By-laws..................................................................................49
         Preemptive Rights .....................................................................................50
         Dividend Sources  .....................................................................................50
         Duration of Proxies....................................................................................50
         Stockholder Action.....................................................................................51
         Special Stockholder Meetings...........................................................................51
         Removal of Directors...................................................................................51
         Number of Directors; Vacancies on the Board............................................................52
         Indemnification of Directors...........................................................................52
         Limitation of Personal Liability of Directors..........................................................54
ACCOUNTING TREATMENT............................................................................................54
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........................................................................54
DISSENTING SHAREHOLDERS' APPRAISAL RIGHTS.......................................................................56
EXPERTS.........................................................................................................58
LEGAL OPINIONS..................................................................................................58
INDEX TO FINANCIAL STATEMENTS OF OGDEN..........................................................................59
ANNEXES.........................................................................................................A-1


                                     SUMMARY

         The following is a summary of certain of the information contained elsewhere in this Proxy Statement/Prospectus. This summary does not purport to be complete and reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy
Statement/Prospectus, the Annexes hereto and the documents referred to or incorporated by reference herein. Ogden shareholders are urged to carefully read this Proxy Statement/Prospectus, including the Annexes hereto.


General

         This Proxy Statement/Prospectus relates, among other things, to the proposed merger (the "Merger") between Ogden Telephone Company ("Ogden"), a New York corporation, and Citizens-Ogden Telecommunications Company ("C-O Tel"), a wholly owned subsidiary of Citizens Utilities Company, a Delaware corporation ("Citizens" or the "Company"). Pursuant to the Agreement and Plan of Reorganization dated as of February 3, 1997, as amended (the "Merger Agreement"), C-O Tel will merge with and into Ogden and the holders of Ogden common stock, no par value per share (the "Ogden Common Stock"), will receive shares of common stock, par value $.25 per share, of Citizens ("Citizens Common Stock") in exchange for their securities of Ogden. The Merger Agreement is attached hereto as Annex A and is incorporated by reference in this Proxy Statement/Prospectus.


The Companies

         Information About Citizens Utilities Company

         Citizens Utilities Company is a communications and public services company which provides, either directly or through subsidiaries, telecommunications, electric distribution, natural gas transmission and distribution, water and wastewater services to customers in twenty states. Subsidiaries of Citizens provide telecommunication, and divisions of Citizens provide electric distribution and natural gas transmission and distribution services, purchasing most of the electric power needed and all gas supplies. Water and wastewater services are provided either by divisions of Citizens or by its subsidiaries. Citizens Communications operates an integrated distribution network over which it provides local, long distance, paging, cellular, network sales and other communications products and services. Citizens also has investments in Centennial Cellular Corp., a cellular telephone company, and owns Electric Lightwave, Inc., a leading competitive provider of telecommunications services for business and long distance carriers in the western United States. See "Information About Citizens Utilities Company."


         Citizens, with administrative offices at High Ridge Park, Stamford, Connecticut 06905 (telephone (203) 329-8800), was incorporated in Delaware in 1935 to acquire the assets and business of a predecessor corporation. Since then, Citizens has grown as a result of investment in its own operations and the acquisition of additional operations. See "Information About Citizens Utilities Company."


         Information About Co-Tel

         C-O Tel is a newly formed New York corporation and a wholly owned subsidiary of Citizens organized for the sole purpose of effecting the Merger. The principal executive offices of C-O Tel are located at c/o Citizens Utilities Company, High Ridge Park, Stamford, Connecticut 06905.


         Information About Ogden Telephone Company

         Ogden is an independent telephone operating company regulated by the New York Public Service Commission ("NYPSC") which provides telephone service in Monroe County, New York. Incorporated in New York in 1907, Ogden provides local telephone services to residential and commercial customers in a 104-mile service territory in the suburban and rural areas north and west of Rochester, New York. Ogden has two wholly owned subsidiaries, NewOp Communications Corporation ("NewOp") and Phone Trends, Inc. ("PTI") (together, "Ogden Subsidiaries"). NewOp, which does business under the name "OTC Long Distance," operates as a long distance reseller marketing its products to customers within Ogden's franchised territory. PTI is a deregulated entity which holds a general partnership interest in New York State Independent Network, a partnership of several independent telephone companies which developed and built a Common Channel Signaling System No. 7 network.


         The mailing address of Ogden is 21 West Avenue, Spencerport, New York 14559 and the telephone number is (716) 352-7200. See "Information About Ogden Telephone Company."


Meeting of Ogden Shareholders, Vote Required and Certain Holdings

         Time, Date and Place. The Meeting of Ogden shareholders will be held on December 30, 1997 at 10:00 a.m. at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York 14604.


         Purpose of Meeting. At the Meeting the Ogden shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the Merger of Ogden with C-O Tel.


         Record Date; Required Vote for the Merger. The record date for determining the Ogden shareholders entitled to notice of and to vote at the Meeting is December 1, 1997. Approval of the Merger requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares of Ogden Common Stock issued and outstanding and entitled to vote as of the close of business on the record date, with each holder being entitled to one vote per share. Abstentions will be tallied with the same effect as no votes. A broker non-vote has no effect on the vote for or against a specified matter. Ogden agreed that, prior to the closing of the Merger, it would arrange to have all of its outstanding 7% Preferred Stock ("Ogden Preferred Stock") and 8% Convertible Preferred Stock ("Odgen Convertible Preferred Stock") redeemed or converted to Ogden Common Stock in accordance with the rights attaching to each type of stock. By notice dated October 28, 1997, all outstanding shares of Ogden Preferred Stock will be redeemed effective November 27, 1997. Effective November 27, 1997, 4,940 shares of Ogden Convertible Preferred Stock will be converted to Ogden Common Stock, while 728 shares of Ogden Convertible Preferred Stock will be redeemed. Thus, as of November 27, 1997, 131,040.5 shares of Ogden Common Stock will be issued and outstanding. See "Meeting of Ogden Shareholders--Vote Required; Shares Entitled to Vote," "--Principal Shareholders" and "Description of the Merger and the Merger Agreement-- Conversion and Redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock."


         Beneficial Ownership by Directors and Executive Officers. On February 3, 1997, the date of the Merger Agreement, Ogden directors and executive officers and their affiliates beneficially owned an aggregate of 82,850 shares (or approximately 76.14%) of Ogden Common Stock. The Ogden directors, executive officers and their affiliates have agreed to vote the shares of Ogden Common Stock over which they have voting authority in favor of the Merger Agreement by entering into a Voting Agreement. Taking into account the conversion of 4,940 shares of Ogden Convertible Preferred Stock to Ogden Common Stock, Ogden directors and executive officers who entered into the Voting Agreement will own or exercise control over approximately 82,899 (approximately 63.26%) of the outstanding shares of Ogden Common Stock on the record date for the Meeting of Ogden shareholdes. The Voting Agreement is attached as Annex D and is
incorporated by reference  into  this  Proxy   Statement/Prospectus.   See
"Meeting  of  Ogden Shareholders--Principal Shareholders."


The Merger

         Basic Terms of Merger Agreement

         Upon the date and time of filing of the Certificate of Merger with the Secretary of State of the State of New York ("Effective Time"), C-O Tel will be merged with and into Ogden, with Ogden being the surviving corporation, and C-O Tel ceasing to exist as a separate entity. The holders of Ogden Common Stock will receive shares of Citizens Common Stock in exchange for their Ogden shares according to an exchange ratio set forth in the Merger Agreement and described below.


         Conversion of Ogden Common Stock

         At the Effective Time of the Merger, and on the terms described in the Merger Agreement, all of the issued and outstanding shares of Ogden Common Stock, other than shares held by Citizens, C-O Tel, any other subsidiary of Citizens, or by Ogden as treasury stock, all of which shall be cancelled ("Cancelled Shares"), and Dissenting Shares, (see "Dissenting Shareholders' Appraisal Rights"), will be converted into the right to receive that number of shares of Citizens Common Stock equal to (i) the quotient resulting from $23,000,000 (as adjusted pursuant to Section 2.1(d) of the Merger Agreement) divided by the average of the per share closing sale prices of Citizens Common Stock on the New York Stock Exchange ("NYSE") for a period of fifteen trading days ending on the fifth day on which the NYSE is open for trading immediately preceding the Effective Time (the "Market Price"), divided by (ii) the number of shares of Ogden Common Stock then outstanding, after giving effect to the conversion of Ogden Convertible Preferred Stock and the cancellation of the Cancelled Shares.


         No fractional shares of Citizens Common Stock will be issued in the Merger. Instead, any shareholder of Ogden otherwise entitled to receive a fractional share of Citizens Common Stock will be paid an amount in cash equal to such fraction of a share of Citizens Common Stock, multiplied by the Market Price.


         See "Description of the Merger and the Merger Agreement" for further discussion.


Reasons for the Merger

         The reasons for the Merger are outlined under "Background and Reasons for the Merger and Related Matters."


Recommendation of Ogden Board of Directors

         As set forth under "Background and Reasons for the Merger and Related Matters--Recommendation," the Board of Directors of Ogden believes the Merger is in the best interests of and is fair to all of its shareholders and recommends that the Ogden shareholders vote for the adoption and approval of the Merger. For a description of the interests of members of the Board of Directors of Ogden in the Merger see "Meeting of Ogden Shareholders-- Interests of Certain Persons in the Merger."


Conditions to the Merger

         Consummation of the Merger is subject to the approval of the Merger Agreement by the requisite vote of Ogden shareholders and the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "Description of the Merger and the Merger Agreement-- General."


Regulatory Matters

         New York Public Service Commission Approval

         Consummation of the Merger requires the consent of the NYPSC pursuant to the Public Service Law of New York. On March 17, 1997, Citizens, C-O Tel and Ogden filed a joint application for such authority and approval. The NYPSC's approval of the acquisition by Citizens of all of the issued and outstanding voting equity securities of Ogden is a condition to the parties' obligations to consummate the Merger. The Merger Agreement requires the approval to have been granted pursuant to a final order and to have been obtained free of any special terms, conditions or restrictions which Citizens determines, in good faith and following consultation with Ogden, will materially and adversely affect the actual, prospective operational and financial benefits to Citizens of the transactions contemplated by the Merger Agreement and free of any special terms, conditions or restrictions which Ogden determines, in good faith and following consultation with Citizens, will materially and adversely affect the actual, prospective operational and financial benefits to the Ogden shareholders as contemplated by the Merger Agreement. Citizens and Ogden received a written order from the NYPSC, issued and effective October 23, 1997, approving the application. Citizens and Ogden unconditionally accepted and consented to the Order on October 27, 1997. See "Description of the Merger and the Merger Agreement--Regulatory Matters." NYPSC approval should not be construed by a shareholder as a recommendation by the NYPSC with respect to the Merger.


         Hart-Scott-Rodino Act

         The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provides that certain transactions may not be consummated until required information has been furnished to the Antitrust Division (the "Antitrust Division") of the Department of Justice and the Federal Trade Commission (the "FTC") and certain waiting periods have been satisfied. Citizens and Ogden filed the required information and material with the Antitrust Division and the FTC on October 22, 1997. On November 3, 1997 the FTC granted early termination of the statutory waiting period. Such early termination of the waiting period will not preclude the Antitrust Division or the FTC from later challenging the Merger on antitrust grounds. See "Description of the Merger and the Merger Agreement--Regulatory Matters."


Effective Time of the Merger

         Subject to the terms and conditions of the Merger Agreement, the closing of the transactions contemplated by the Merger Agreement (the "Closing") will occur on the last business day of the month in which occurs the tenth business day after the date Ogden and Citizens agree in writing that all required regulatory approvals and approvals of the Ogden shareholders have been obtained, or at such other time as the parties may agree. The date on which the Closing occurs is referred to as the "Closing Date." The Merger shall become effective at the time and date the Certificate of Merger is filed by the Secretary of State of the State of New York, or such other later time as
may be  set  forth  in the  Certificate  of  Merger  (the "Effective   Time").
See   "Description   of  the   Merger   and  the   Merger Agreement--Effective
Time and Consequences."


Right to Terminate

         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date by mutual written consent of the parties. Either Ogden or Citizens may terminate the Merger Agreement if the Ogden shareholders fail to approve the Merger Agreement and the transactions contemplated thereby. In addition, either Ogden or Citizens alone may terminate the Merger Agreement and abandon the Merger if conditions to such party's obligations to consummate the Merger under the Merger Agreement have not been satisfied or if the Closing of the transaction has not, for any reason, been consummated by March 31, 1998. The Merger Agreement provides for the payment of liquidated damages under certain defined termination scenarios. See "Description of the Merger and the Merger Agreement--Certain Fees and Expenses."


Citizens Common Stock

         Upon consummation of the Merger shareholders of Ogden will receive shares of Citizens Common Stock. See "Description of the Merger and the Merger Agreement--Description of Common Stock of Citizens."


Accounting Treatment

         Citizens presently anticipates that it will account for the Merger under the "pooling-of-interests" method of accounting. Application of this accounting treatment is dependent upon evaluation of the facts and circumstances existing at the time the Merger is consummated. See "Accounting Treatment."


Certain Federal Income Tax Consequences

         The Merger is conditioned, in part, upon receipt of a private letter ruling from the Internal Revenue Service or an opinion of Ogden's tax counsel to the general effect, among other things, that for federal income tax purposes, no gain or loss will be recognized by Ogden shareholders upon the conversion of Ogden Common Stock into Citizens Common Stock, except to the extent of cash received in lieu of fractional shares. The Federal income tax consequences set forth in this Proxy Statement/Prospectus are for general information only. See "Certain Federal Income Tax Consequences." Shareholders are urged to consult their own tax advisors as to the specific consequences to them of the Merger under federal, state, local and any other applicable tax laws.


Dissenting Shareholders' Appraisal Rights

         Holders of Ogden Common Stock who oppose the Merger and comply with the provisions of Section 623 of the New York Business Corporation Law ("BCL") are entitled to demand and receive in cash the fair value of their shares as determined pursuant to the BCL. Ogden shareholders who wish to exercise this right must file a written objection to the Merger prior to the shareholder vote, must not vote in favor thereof, and must meet certain other conditions. Such shareholders will forfeit their right to a cash value payment if they do not comply with all statutory procedures and requirements. A more complete description of the procedure for perfecting dissenters' rights is set forth under "Dissenting Shareholders' Appraisal Rights" and in Section 623 of the BCL, which is attached hereto as Annex B.


Resale of Citizens Common Stock

         Shareholders of Ogden who may be deemed to control, be controlled by, or be under common control with Ogden as set forth in Rule 145 of the Securities Act ("Affiliates") at the time of the Meeting of Ogden shareholders will be subject to certain restrictions with respect to the resale of the shares of Citizens Common Stock received by them in the Merger. Shareholders of Ogden who are not Affiliates may resell the Citizens Common Stock acquired by them in connection with the Merger without restriction. Shareholders who may be deemed to be Affiliates will be required to sign an agreement ("Affiliates Agreement"), the form of which is attached hereto as Annex C by which the Affiliate agrees not to sell, transfer, or otherwise dispose of shares of Citizens Common Stock except in accordance with Rule 145 or pursuant to a transaction exempt from registration under the Securities Act. See "Description of the Merger and the Merger Agreement - Resale of Citizens Common Stock."


Exchange of Certificates

         After the Closing of the Merger, the Exchange Agent will mail to the Ogden shareholders of record on the record date, other than (i) Citizens and its subsidiaries, (ii) C-O Tel, (iii) the Ogden Subsidiaries and (iv) holders of Dissenting Shares, instructions and a form of letter of transmittal
("Transmittal Form") for exchanging certificates representing shares of Ogden Common Stock for certificates representing the shares of Citizens Common Stock into which issued and outstanding Ogden Common Stock will be converted as a result of the Merger. Upon the surrender to the Exchange Agent of such certificates, together with a duly executed Transmittal Form, the Exchange Agent will deliver certificates evidencing shares of Citizens Common Stock. Holders of shares of Ogden Common Stock are urged to notify Maureen L. Howard, Secretary of Ogden, immediately at (716) 352-7200, if their certificates are lost, stolen, or destroyed, in order to begin the process of issuing replacement certificates. See "Description of the Merger and the Merger Agreement --Exchange Procedure." Beneficial owners of shares of Ogden Common Stock held of record by others should contact the record owners to provide appropriate instructions for completion of the Transmittal Form.

Interests of Certain Persons in the Merger

         The interests of certain persons in the Merger are summarized under "Meeting of Ogden Shareholders--Interests of Certain Persons in the Merger".

Selected Financial Information of Citizens

         The following financial information of Citizens is qualified in its entirety by, and should be read in conjunction with, the information appearing elsewhere herein and the documents and financial statements incorporated by reference herein.


                                 Citizens Consolidated Selected Financial Information

                            (In thousands except percentages, ratios and per share amounts)

                             Nine Months Ended                         Year Ended December 31,
                         -------------------------
                              September 30,
INCOME STATEMENT         1997(1)          1996           1996         1995         1994         1993        1992
DATA
------------------------------------------------------------------------------------------------------------------
Revenues               $1,014,751     $967,224       $1,306,517     $1,069,032  $ 906,150   $  613,099   $576,881
Net Income             $  (70,359)    $131,139       $  178,660     $  159,536  $ 143,997   $  125,630   $115,013
Earnings (Loss) Per
 Share of Common
 Stock(2)              $     (.29)    $    .53       $      .73     $      .66  $     .65   $      .57   $    .53

                                                         As at December 31,
                                 -----------------------------------------------------------------
BALANCE SHEET         At           1996          1995         1994          1993           1992
DATA              September
-------------     30, 1997
Total Assets     $4,502,170    $4,523,148    $3,918,187     $3,576,566   $2,627,118     $1,887,981
Long-Term Debt   $1,585,361    $1,509,697    $1,187,000     $  994,189   $  547,673     $  522,699
Equity(3)        $1,797,873    $1,879,433    $1,559,913     $1,156,896   $  974,486     $  837,271
Long-Term Debt
 to Long-Term
 Debt and Equity         47%           45%           43%            46%          36%            38%
Stockholders'
 Equity Per
 Share of Common
 Stock           $     6.57    $     6.90    $     6.42    $      5.21   $     4.41     $     3.84

------------------
(1) As discussed in the Company's Form 10-Q for the quarterly period ended June 30, 1997 and incorporated by reference herein, the Company recorded approximately $197 million of pre-tax charges to earnings in the second quarter of 1997. The pre-tax charges primarily relate to telecommunication information systems and software costs no longer deemed recoverable in the current regulatory environment, benefit plan curtailments and related regulatory assets no longer deemed recoverable in the current regulatory environment, a curtailment of certain telecommunication's long distance service operations and regulatory commission orders issued in the second quarter of 1997. Excluding such pre-tax charges, the Company's Income Statement Data is as follows:
                                                      Nine Months Ended
(in thousands, except per share amount)               September 30, 1997
                                                      ------------------
Revenues                                                  $1,035,517
Net Income                                                   $64,805
Earnings Per Share of Common Stock (2)                          $.27

(2) Common Stock per share amounts (including the one-for-one conversion of all Series A shares into Series B shares effective August 25, 1997) have been adjusted retroactively for subsequent stock dividends and stock splits through September 30, 1997. No adjustment has been made for Citizens' 1% 1997 fourth quarter stock dividend, as this adjustment is immaterial.
(3) Includes shareholders' equity and Company Obligated Mandatorily Redeemable Convertible Preferred Securities.

Selected Financial Information of Ogden

         The following financial information of Ogden is qualified in its entirety by, and should be read in conjunction with, the information appearing elsewhere herein and the documents incorporated by reference herein.

                                     Ogden Consolidated Selected Financial Information
                                         ($ in thousands except per share amounts)

                               Nine Months Ended                          Year Ended December 31,
                                 September 30,
                          --------------- ------------    ----------- ---------- ----------- ---------- ----------
                               1997          1996            1996       1995        1994       1993       1992
                               ----          ----            ----       ----        ----       ----       ----
INCOME STATEMENT
----------------
DATA
----
Operating Revenues        $  8,000        $  7,937        $  10,597   $ 10,354   $  9,808    $  9,909   $  9,358

Operating Income          $  2,287        $  2,099        $   2,637   $  2,626   $  2,454    $  2,968   $  1,810

Other Income/Interest     $  1,012        $    949        $   1,221   $  1,244   $  1,234    $  1,879   $  1,122
Expense/Income Taxes

Net Income                $  1,275        $  1,150        $   1,416   $  1,382   $  1,220    $  1,089   $    688

Earnings per Share        $  11.13        $  10.02        $   12.27   $  12.05   $  10.58    $   9.36   $   5.63

Cash Dividends            $   3.39        $   3.29        $    4.42   $   4.04   $   3.74    $   3.56   $   3.33
Declared per Common
Share

                                              At
                                           September
                                              30,                             At December 31,
                                          ------------    ---------- ------------ ---------- ---------- ----------
                                             1997           1996        1995        1994       1993       1992
                                             ----           ----        ----        ----       ----       ----
BALANCE SHEET DATA
Total Assets                              $   27,444      $  26,882  $ 27,680     $ 27,737   $ 27,214   $ 23,371

Long-Term Debt                            $    8,049      $   8,418  $  9,004     $  9,475   $  9,849   $ 10,258

Stockholders' Equity                      $   12,374      $  11,533  $ 10,681     $  9,820   $  9,087   $  8,463


Comparative Share Data

         The following table sets forth, for the periods indicated, the earnings, cash dividends declared and book value per common share data of both Citizens and Ogden. The information set forth below should be read in conjunction with the audited and unaudited financial statements of Citizens and Ogden, which appear elsewhere, or are incorporated by reference, in this Proxy Statement/Prospectus.

                                       Nine Months Ended
                                         September 30,
                                             1997                        Year Ended December 31,
                                     ----------------------    --------------------------------------------
                                          (Unaudited)               1996            1995          1994
                                                                    ----            ----          ----
Per Citizens Common Share:
Earnings                              $       (.29)(1)           $       .73     $     .66     $     .65
Cash dividends declared(2)                    ----                      ----          ----          ----
Book value (end of period)            $       6.57               $      6.90     $    6.42     $    5.21




                                       Nine Months Ended
                                       September 30, 1997
                                                                         Year Ended December 31,
                                     ----------------------    --------------------------------------------
                                          (Unaudited)               1996            1995          1994
                                                                    ----            ----          ----
Per Ogden Common Share:
Earnings                                $    11.13             $     12.27      $  12.05       $  10.58
Cash dividends declared                 $     3.39             $      4.42      $   4.04       $   3.74
Book value (end of period)              $   103.41             $     95.68      $  88.32       $  80.86

-----------------
(1)  Nine months  ended  September  30, 1997  includes  second  quarter  pre-tax charges of approximately $197 million. Excluding such charges earnings per share would have been $.27.
(2)  Citizens  has paid a stock  dividend  on its  outstanding  shares of Common
     Stock of 6.56%,  6.35%,  and 5.04%,  for the years ended December 31, 1996,
     1995, and 1994, respectively.


                                       Nine Months Ended
                                         September 30,
                                              1997
                                                                         Year Ended December 31,
                                      ---------------------    --------------------------------------------
                                                                    1996            1995          1994
                                                                    ----            ----          ----

Ogden Equivalent Per Common Share
Data: (1)
Earnings(2)                             $     (4.23)(3)        $     11.01      $    9.84      $   9.71
Cash dividends declared                 $         0            $         0      $      0       $      0
Book value                              $      98.48           $    103.27      $   96.04      $  77.98

                                       Nine Months Ended
                                         September 30,
                                              1997
                                                                         Year Ended December 31,
                                      ---------------------    --------------------------------------------
                                                                    1996            1995          1994
                                                                    ----            ----          ----

Citizens-Ogden Pro Forma Per Common
Share Data:
Earnings(2)                             $      (.28)(3)        $       .73      $    .66       $    .65
Cash dividends declared(4)              $         0            $         0      $      0       $      0
Book value                              $      6.57            $      6.88      $   6.40       $   5.20


         For further information regarding Citizens Common Stock, see "Description of Citizens Common Stock."

---------------------
(1) Assumes for illustrative purposes only that the merger consideration, as adjusted pursuant to Section 2.1(d) of the Merger Agreement, is $23 million; the Market Price is $11.34 and the number of shares of Ogden Common Stock outstanding at the time of the Merger (assuming conversion of 4,940 shares of Ogden Convertible Preferred Stock into 22,230 shares of Ogden Common Stock) is 131,041, resulting in a conversion ratio of 15 (meaning each share of Ogden Common Stock is converted to 15 shares of Citizens Common Stock). Variations in any one of these assumptions will necessarily affect the equivalent per share data.
(2) Common Stock per share amounts (including the one-for-one conversion of all Series A shares into Series B shares effective August 25, 1997) have been adjusted retroactively for subsequent stock dividends and stock splits through September 30, 1997. No adjustment has been made for Citizens' 1% 1997 fourth quarter stock dividend, as this adjustment is immaterial.
(3) Nine months ended September 30, 1997 includes second quarter pre-tax charges of approximately $197 million.
(4) Citizens has paid a stock dividend on its outstanding shares of Common Stock of 6.56%, 6.35%, and 5.04%, for the years ended December 31, 1996 1995, and 1994, respectively.

Current Market Value as of Announcement Date

         The following table represents the closing price of Citizens Common Stock on July 31, 1996, the last trading date prior to August 1, 1996, the public announcement of the Merger, and on November 24, 1997. The table also sets forth the closing per share price of Ogden Common Stock on May 20, 1996, the last reported trade prior to the public announcement date as there was no trade reported on the OTC Bulletin Board for July 31, 1996, and on May 9, 1997, the most recent trade reported. Ogden Common Stock is not traded on an established trading market, but is traded sporadically through the Pink Sheets and the OTC Bulletin Board. See "Information About Ogden Telephone Company-Market Price and Dividend Information." The Ogden Equivalent Per Share Price also shown below represents the last sale prices of a share of Citizens Common Stock on July 31, 1996 and on November 24, 1997, multiplied by an assumed exchange ratio of 15.


        Date                Citizens Historical           Ogden Historical                 Ogden Equivalent
                                 Per Share                       Per                             Per
                             Closing Price(1)                Share Price                    Share Price(2)
----------------------    ------------------------     ------------------------     -------------------------------
May 20, 1996                        --                          $150                              --
July 31, 1996                      $10.34                        --                            $155.10
May 9, 1997                         --                          $124                              --
November  24, 1997                 $9.875                        --                            $148.13

---------------------
(1) Adjusted for subsequent stock dividends. No adjustment has been made for Citizens' 1% 1997 fourth quarter stock dividend, as this adjustment is immaterial.
(2) Assumes for illustrative purposes only that the merger consideration, as adjusted pursuant to Section 2.1(d) of the Merger Agreement, is $23 million; the Market Price is $11.34 and the number of shares of Ogden Common Stock outstanding at the time of the Merger (assuming conversion of 4,940 shares of Ogden Convertible Preferred Stock into 22,230 shares of Ogden Common Stock) is 131,041, resulting in a conversion ratio of 15 (meaning each share of Ogden Common Stock is converted to 15 shares of Citizens Common Stock). Variations in any one of these assumptions will necessarily affect the equivalent per share data.

                                  INTRODUCTION

         This Proxy Statement/Prospectus is being furnished in connection with the solicitation by the Board of Directors of Ogden Telephone Company ("Ogden") of proxies of the Ogden shareholders to be voted at the Special Meeting of shareholders of Ogden to be held on December 30, 1997 at 10:00 a.m. and at any and all adjournments thereof ("Meeting"). The Meeting will be held at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York 14604. This Proxy Statement/Prospectus and the enclosed form of proxy are being sent to shareholders of Ogden on or about December 1, 1997.



            BACKGROUND AND REASONS FOR THE MERGER AND RELATED MATTERS

         The terms of the proposed Merger are the result of arms-length negotiations by representatives of Citizens and representatives of Ogden.


Background of Ogden's Activities Leading to and Ogden's Reasons for the Merger

         In late 1995, Ogden was experiencing increasing competition related to deregulation in its Local Access Transport Area ("LATA"). While the LATA in which Ogden's territory is located was already deregulated as of January 1,
1995, Ogden's Board of Directors and management were concerned about the additional impact of the Telecommunications Act of 1996 ("Telecommunications Act"), which was to be enacted in February of 1996. The Telecommunications Act represented a federal mandate for deregulation of local telecommunications services. In Ogden's view, rapid deregulation would eventually make it more difficult for a small telephone company, such as Ogden, operating in a highly competitive LATA to keep up with advancing technological demands while continuing to pay dividends to its shareholders. Thus, in late 1995, Ogden began seriously to consider its options for remaining competitive and increasing shareholder value.

         In Ogden's view, although its shares of Common Stock were thinly traded through the OTC Bulletin Board and on the Pink Sheets published by the National Quotation Bureau (see "Information About Ogden Telephone Company--Market Price and Dividend Information"), the trading was not significant enough in the competitive market for Ogden's shareholders to have any real liquidity in their shares. Thus, in late 1995, the Board of Directors appointed two of its executive officers to create a task force to investigate competitive options and potential prices for purchase of Ogden's business. The executive officers, and the eventual task force made up of officers and directors (the "Ogden Team"), were charged with exploring sale or merger possibilities with companies offering the highest and best value for the shareholders while considering the other stakeholders, such as ratepayers, the employees and the community.

         During January and February 1996, the Ogden Team compiled information and, with the assistance of Kraskin & Lesse, LLP, prepared a Confidential Information Memorandum ("Memorandum") containing financial and other general information regarding Ogden and the Ogden Subsidiaries. Soon thereafter, the Ogden Team began to identify companies which might be willing to enter into a transaction, possibly a purchase or merger, with Ogden.

         In March 1996, Ogden distributed the Memorandum to nine companies, inviting each of them to consider proceeding with a possible transaction with Ogden and the Ogden Subsidiaries. In April 1996, Ogden sent the Memorandum to two additional companies, for a total of eleven potential suitors. For the next two months, Ogden provided additional information to requesting companies. All suitors were given the same information regardless of which company requested it.

         By June 10, 1996, Citizens, together with two other companies ("Company 1" and "Company 2"), had responded to the Memorandum with proposals for purchasing or merging with Ogden. Ogden's confidentiality agreements do not permit disclosure of the identity of Company 1 or Company 2. Citizens' initial response to Ogden's Memorandum consisted of a proposal for a nontaxable merger in exchange for publicly traded stock. Company 1 responded with a proposal involving a potential installment sale, while Company 2 responded with a nontaxable merger proposal which would have provided the Ogden shareholders with the publicly traded stock of Company 2.

         At a Special Meeting held on June 13, 1996, the Board of Directors instructed the Ogden Team to meet with the three interested parties. Prior to the meeting, Ogden requested Coopers & Lybrand, LLP to provide the Board of Directors with a range of potential purchase prices that would represent the fair value of the business. Based upon the range of values provided by Coopers & Lybrand, the Directors established a $23.5 million threshold as the minimum value for considering a sale or merger. Ogden expected that the $23.5 million would either be in cash or high grade securities.

         Between June 25 and 28, 1996, the Ogden Team met with representatives of the three companies, including Citizens, that had provided proposals. Each company was given the opportunity to explain its proposal and answer the Ogden Team's questions and concerns. The Ogden Team then evaluated the proposal of each company and determined that Citizens offered the best overall transaction for the benefit of the shareholders.

         In evaluating the proposals of Citizens, Company 1 and Company 2, the Ogden Team considered several factors. Those factors included, among others, (i) the overall bid price, deal structure, and tax effects of each of the proposed transactions; (ii) the prices for shares of the stock of Citizens and Company 2 in comparison to the total consideration to be received; (iii) employee issues, including whether and under what terms employees would be permitted to work for the new company; (iv) whether the benefits packages offered by the suitors were comparable to or better than the benefits packages of Ogden; (v) various "agreement issues," including whether the parties would enter into a letter of intent, when and how due diligence would be conducted, and the walk-away and indemnification requirements of each suitor; and (vi) the business philosophies of each of the suitors. At that point, while none of the suitors met the Board of Directors' minimum dollar threshold, the Ogden Team determined that Citizens was the best overall choice.

         On July 11, 1996, the Ogden Team contacted Citizens to communicate Ogden's interest in further considering Citizens' proposal if Citizens would increase its bid to $23.5 million, the minimum set by the Board of Directors. By letter dated July 29, 1996, Citizens confirmed it was willing to increase its bid to $23.5 million.

         Throughout the process, the Ogden Team kept the members of Ogden's Board of Directors generally informally advised of the progress of the various meetings with Citizens, Company 1 and Company 2. At a Special Meeting of the Board of Directors on July 16, 1996, the Ogden Team met with the Board and presented the proposals of the three suitors. After careful consideration of the substance of each of the three proposals, and, after considering the same factors, among others, identified by the Ogden Team, the Board determined that the Citizens proposal provided the best overall value for Ogden and was in the best interests of Ogden's shareholders.

         In July 1996, Ogden and Citizens began negotiating a Letter of Intent evidencing an intent to enter into a definitive agreement with respect to the Merger. The Ogden Board of Directors thereafter approved the Letter of Intent containing the $23.5 million offering price and it was signed on August 1, 1996. In December 1996, during its due diligence review, Citizens suggested that a reduction in the overall price was required due to certain issues regarding actuarial assumptions and the valuation of the pension Ogden provided to its employees. After negotiation and approval by Ogden's Board of Directors, the parties determined that the best compromise would be to reduce the purchase price by $500,000, making the final purchase price in the Merger Agreement $23 million.

         Subsequently, the Ogden Board unanimously adopted and approved the definitive Merger Agreement. On February 3, 1997, the Merger Agreement was executed and delivered by Ogden and Citizens.

Recommendation

         The Board of Directors of Ogden has unanimously adopted and approved the Merger Agreement and recommends that the Ogden shareholders vote for the adoption and approval of the Merger Agreement.

         In arriving at its decision to approve and recommend the Merger Agreement, the Ogden Board of Directors took into account a number of factors, although no weight was assigned specifically to any one or more of such factors. The Board considered, among other things, (i) the recent and historical prices for shares of Ogden Common Stock in comparison to the total consideration to be received from Citizens; (ii) its belief that the Merger consideration is fair, from a financial point of view, to Ogden's shareholders; (iii) its belief that the terms of the Merger Agreement, including the conditions to each party's obligations, are fair and reasonable; (iv) Ogden's ability to benefit from the continuity, knowledge and experience of the management and employees in Citizens' nationwide organization (v) increased employee training opportunities;
(vi) advantages associated with the centralization of management and regulatory services; and (vii) possible cost savings due to economies of scale in activities such as purchasing and warehousing.

         After careful consideration of the foregoing factors and consideration of alternative courses of action, including the bids of Company 1 and Company 2, Ogden's Board of Directors concluded and determined that the terms of the Merger, which were negotiated at arm's length as described in "--Background of Ogden's Activities Leading to and Ogden's Reasons for the Merger" were fair to, and in the best interests of, Ogden and its shareholders.

         For a description of the interests of members of the Ogden Board of Directors in the Merger, see "Meeting of Ogden Shareholders--Interests of Certain Persons in the Merger."

Background of Citizens' Activities Leading to the Merger

         During 1996, Citizens continued its program of reviewing and evaluating acquisition opportunities. In the early spring of 1996, Citizens received Ogden's Confidential Information Memorandum referred to above, which prompted a review of Ogden and its facilities and business and the relevant information which was available. Citizens considered Ogden to be an attractive acquisition because the Ogden service territory is close to existing telephone service areas of Citizens Communications in New York State. Also, the Ogden franchise territories include rural and suburban areas, which is consistent with the character of Citizens' existing service territories. In addition, Ogden's product strategy contemplates the use of a fiber optics system and expanded service offerings, and its corporate culture stresses superior service and up-to-date facilities.

         In early June 1996, Citizens responded to Ogden's request for proposals with a proposal for the acquisition of Ogden in a non-taxable merger in exchange for Citizens' Common Stock. As described above, in late June and July, Citizens continued its negotiations with Ogden and, by August 1, 1996, the two companies had negotiated and signed a Letter of Intent confirming the understanding that an acquisition would be carried out through a tax-free merger of a wholly owned subsidiary of Citizens into Ogden in which the shareholders of Ogden would receive common stock of Citizens with a market value during a measuring period of $23.5 million (later reduced to $23 million).

Citizens' Reasons for the Merger

         The service territory of Ogden and its two subsidiaries consists of the suburban communities of Spencerport, Hilton and North Chili, six miles from downtown Rochester, New York. This territory includes more than 20,000 access lines and is close to a number of Citizens' territories. In character, it is similar to Citizens' other telephone territories, being in large measure rural and suburban.

         Citizens believes that Ogden's corporate culture is similar to that of Citizens. Ogden has earned commendations for service excellence from the New York Public Service Commission in each year since 1988 and has stated its corporate mission to be to provide customers with superior service while maintaining a community oriented approach, making available advanced, efficient communications on a global basis.

         Citizens also considers that Ogden has a comparable product strategy. Ogden has put in place a fiber optic system and expanded service offerings by making available to its customers digital switching, Data Circuits, Centrex,
Signaling System No.7 that uses out-of-band signaling, Caller ID, customer calling features, and long distance, voice mail and discounted "local" long-distance calling plans.


               DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT

Effective Time and Consequences

         Provided that all conditions to the consummation of the Merger contained in the Merger Agreement have been satisfied or waived, the Merger will become effective at the time and date that the Certificate of Merger is filed by the Secretary of State of the State of New York, or such other later time as may be set forth in the Certificate of Merger (the "Effective Time"). It is anticipated that the filing of the Certificate of Merger will take place on the date of closing of the Merger Agreement ("Closing"). The Closing will be scheduled to take place on the last business day of the month in which occurs the tenth business day after the date Ogden and Citizens agree in writing that all required regulatory approvals and the approval and adoption of the Merger Agreement by the Ogden shareholders have been obtained ("Closing Date"), although no assurance can be given in this regard and the parties have the discretion to agree upon a different date. Ogden and Citizens each have the right, but not the obligation, to terminate the Merger Agreement if the Closing does not occur on or before March 31, 1998.

         As of the Effective Time, C-O Tel will merge with and into Ogden, with Ogden continuing in existence as the surviving corporation. Ogden shall possess all the properties, assets and rights of C-O Tel and shall similarly become liable for all debts, liabilities and other obligations of C-O Tel, while retaining all properties, assets, rights, debts, liabilities and other obligations of Ogden. The Board of Directors and all of the officers of Ogden and of each of the Ogden Subsidiaries shall resign as of the Closing Date. The executive officers of Ogden will become employees of the surviving corporation under revised job titles and employment agreements. (See "Meeting of Ogden Shareholders--Interests of Certain Persons in the Merger.") The Board of Directors and the officers of C-O Tel as of the Effective Time shall be the Board of Directors and officers of Ogden from the Effective Time until their successors are duly elected or appointed and qualified. The Certificate of Incorporation of Ogden in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Ogden without any amendment. The By-Laws of C-O Tel in effect immediately prior to the Effective Time shall be the By-Laws of Ogden.

Basic Terms of Merger Agreement

         Conversion of Ogden Common Stock

         At the Effective Time of the Merger, and on the terms described in the Merger Agreement, all of the issued and outstanding shares of Ogden Common Stock (other than shares held by Citizens, C-O Tel, any other subsidiary of Citizens, or by Ogden as treasury stock, all of which shall be cancelled ("Cancelled Shares"), and Dissenting Shares, (see "Dissenting Shareholders' Appraisal Rights") will be converted into the right to receive that number of shares of Citizens Common Stock equal to (i) the quotient resulting from $23,000,000 (as adjusted pursuant to Section 2.1(d) of the Merger Agreement) divided by the average of the per share closing sale prices of Citizens Common Stock on the New York Stock Exchange ("NYSE") for a period of fifteen trading days ending on the fifth day on which the NYSE is open for trading immediately preceding the Effective Time (the "Market Price"), divided by (ii) the number of shares of Ogden Common Stock then outstanding, after giving effect to the conversion of Ogden's 8% convertible preferred stock (the "Ogden Convertible Preferred Stock") and the cancellation of the Cancelled Shares.

         Section 2.1(d) of the Merger Agreement provides that the Merger Consideration shall be decreased by the amount by which the Ogden Adjusted Net Liabilities (as defined below) is greater than $10,051,305, and shall be increased by an amount by which the Ogden Adjusted Net Liabilities is less than $10,051,305 (with the resulting amount referred to as the "Initial Merger Consideration").

         For purposes of calculating the Ogden Adjusted Net Liabilities, the following definitions apply:

         "Ogden Net Liabilities" means, with respect to Ogden and the Ogden Subsidiaries, that amount obtained by subtracting (x) the sum of the current assets (after adjustment to exclude (i) accounts receivable that are more than 90 days past due and (ii) any other current asset of Ogden and the Ogden Subsidiaries to the extent that Ogden, as the surviving corporation, will not realize the full value of such asset after the Closing Date) and the deferred pension expenses of Ogden and the Ogden Subsidiaries on a consolidated basis from (y) the sum of the current liabilities, a reserve for potential tax liability (to the extent not included in current liabilities) with an account credit balance reasonably satisfactory to Citizens and Ogden, the long term debt and the employee benefits liabilities (other than the accrued post-retirement benefit obligation) of Ogden and the Ogden Subsidiaries on a consolidated basis as shown on the balance sheet, in each case as of the Closing Date and determined in accordance with generally accepted accounting principles. The Ogden Net Liabilities shall be calculated without giving effect to the redemption of the Ogden Preferred Stock and the Ogden Convertible Preferred Stock (see "--Conversion and Redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock" below) and borrowings related to such redemptions as permitted by Section 3.1(b)(xiii) of the Merger Agreement or actions taken pursuant to requests made by or of Ogden or any Ogden Subsidiary and agreed to by Citizens.

         "Ogden Adjusted Net Liabilities" means, with respect to Ogden and the Ogden Subsidiaries, that amount obtained by either (x) subtracting from the Ogden Net Liabilities the amount by which expended capital expenditures described in Section 3.1(b)(i) of the Merger Agreement exceed budgeted capital expenditures on a pro-rata basis, or (y) adding to the Ogden Net Liabilities the amount by which expended capital expenditures described in Section 3.1(b)(ii) of the Merger Agreement are exceeded by budgeted capital expenditures on a pro-rata basis.

         Final Merger Consideration

         Ogden Adjusted Net Liabilities shall be estimated in good faith by Ogden and set forth in a certificate (the "Initial Adjustment Certificate") to be delivered to Citizens not later than five business days prior to the Closing Date. The Initial Adjustment Certificate shall constitute the basis on which the Initial Merger Consideration shall be calculated. At the Effective Time, Citizens, in accordance with Section 2.2(a) of the Merger Agreement, will deposit  with  Illinois  Stock  Transfer  Company  (the  "Exchange  Agent")  for
immediate distribution to the holders of Ogden Common Stock, certificates representing that number of shares of Citizens Common Stock equal to 95% of the Initial Merger Consideration, less that number of shares distributable to Dissenting Holders, with the balance of shares of Citizens Common Stock to be held back and not distributed by Citizens (the "Heldback Shares") pending determination of Final Merger Consideration. On or before 90 days after the Closing Date, Citizens will deliver to Francis M. Smith or such other individual designated by Ogden, in his capacity as the Ogden shareholders representative, its proposed final calculation of Ogden Adjusted Net Liabilities in a certificate (the "Final Adjustment Certificate"), which shall evidence the nature and extent of any variances between the amounts estimated in the Initial Adjustment Certificate and the amounts set forth in the Final Adjustment Certificate.

         If the Final Merger Consideration as set forth in the Final Adjustment Certificate (the "Final Merger Consideration") is not greater or less than the Initial Merger Consideration in an amount in excess of $100,000, then Citizens will deposit with the Exchange Agent, for the benefit of the holders of shares of Ogden Common Stock, additional certificates representing all of the Heldback Shares, less the number of shares of Citizens Common Stock attributable to Dissenting Holders. If the Final Merger Consideration is greater than the Initial Merger Consideration by an amount in excess of $100,000, then Citizens will deposit with the Exchange Agent, for the benefit of holders of Ogden Common Stock, additional certificates representing all of the Heldback Shares plus such number of additional shares of Citizens Common Stock equal to the number obtained by dividing the total amount of such difference by the Market Price, less that number of shares of Citizens Common Stock attributable to Dissenting Holders. If the Final Merger Consideration is less than the Initial Merger Consideration by an amount in excess of $100,000, then the number of Heldback Shares shall be reduced by the number obtained by dividing the total amount of such difference by the Market Price, and Citizens will promptly deposit with the Exchange Agent, for the benefit of holders of Ogden Common Stock, additional certificates representing such reduced number of Heldback Shares, less that number of Shares of Citizens Common Stock attributable to Dissenting Holders. Following the deposit of Heldback Shares (and additional shares, if any) by Citizens with the Exchange Agent, the Exchange Agent will promptly distribute certificates representing such Heldback Shares to the former Ogden shareholders who received shares of Citizens Common Stock pursuant to Section 2.2(b) of the Merger Agreement.

         No fractional shares of Citizens Common Stock will be issued in the Merger. Instead, any shareholder of Ogden otherwise entitled to receive a fractional share of Citizens Common Stock will be paid an amount in cash equal to such fraction of a share of Citizens Common Stock, multiplied by the Market Price.

Description of Common Stock of Citizens

         The holders of Citizens Common Stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of Citizens Common Stock have no preemptive rights. The holders of Citizens Common Stock are entitled to receive dividends when and as declared by the Board of Directors of Citizens out of funds legally available therefor. Although there can be no assurances as to the amount of any future dividends, cash or stock dividends have been paid to holders of Citizens Common Stock every year without interruption beginning in 1939. Commencing in 1990, Citizens has declared and paid quarterly stock dividends on shares of all its outstanding Citizens Common Stock. The stock dividend rate is based on an underlying cash equivalent. Citizens expects that under present United States federal tax law, stock dividends on Citizens Common Stock, if paid and received pro-rata and otherwise in the same manner as they have been since 1990, will be free of current federal income taxation on receipt. Such stock dividends are treated as capital transactions when and if sold. Gain or loss is based on the difference between sales price and adjusted basis per share. For further information, see "Description of Citizens Common Stock" below.

         Application is being made to list the shares of Citizens Common Stock issuable in connection with the Merger on the New York Stock Exchange ("NYSE"). It is a condition to Ogden's obligation to consummate the Merger that such shares be authorized for listing on the NYSE subject to official notice of issuance. See "--Other Aspects of the Merger Agreement--Certain Covenants of Citizens and C-O Tel."

Exchange Procedure

         As soon as reasonably practicable after the Closing Date, the Exchange Agent will mail to each Ogden Shareholder (other than Citizens and its subsidiaries, C-O Tel, Ogden and the Ogden Subsidiaries, and holders of Dissenting Shares) of record on the record date established by the Board of Directors of Ogden with respect to the Meeting (the "Record Date") of a certificate or certificates which immediately prior to the Closing Date represented outstanding shares of Ogden Common Stock, a form of letter of transmittal (the "Transmittal Form") and instructions for use in effecting the surrender of such certificates in exchange for certificates representing shares of Citizens Common Stock. Upon the surrender to the Exchange Agent of such certificates, together with a duly executed Transmittal Form, the Exchange Agent will deliver certificates evidencing shares of Citizens Common Stock, all in accordance with the instructions set forth in the Transmittal Form. At or promptly after the Effective Time, Citizens shall deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of Ogden Common Stock, certificates representing the number of whole shares of Citizens Common Stock to which holders of Ogden Common Stock are entitled pursuant to Section 2.1(b) of the Merger Agreement.

         Citizens will pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Citizens Common Stock; provided that such certificate is issued in the name of the person in whose name the Ogden certificate surrendered in exchange therefor is registered (or such other person designated by the person in whose name the Ogden certificate surrendered in exchange therefor is registered); and provided, further, that Citizens will not pay any transfer or other tax if the obligation to pay such tax under applicable law is solely that of the stockholder or if payment of any such tax by Citizens otherwise would cause the Merger to fail to qualify as a tax free reorganization under the Code.

         No fractional shares of Citizens Common Stock will be issued in the Merger. Instead, any shareholder of Ogden otherwise entitled to receive a fractional share of Citizens Common Stock will be paid an amount in cash equal to such fraction of a share of Citizens Common Stock multiplied by the Market Price.

         Until such shares of Ogden Common Stock are surrendered, each certificate for Ogden Common Stock (other than Cancelled Shares and Dissenting Shares) that immediately prior to the Effective Time represented shares of Ogden Common Stock shall be deemed at and after the Effective Time to represent only the right to receive, upon such surrender, the number of shares of Citizens Common Stock and cash in lieu of any fractional shares of Citizens Common Stock as contemplated by Section 2.1(b) of the Merger Agreement. The holder thereof will not be entitled to receive any dividends or other distributions payable to holders of Citizens Common Stock with a record date after the Closing Date or to receive certificates representing shares of Citizens Common Stock, until such holder's certificate(s) for Ogden Common Stock has been surrendered (or, if missing, otherwise documented) in accordance with the procedures set forth in the Transmittal Form. All such dividends or other distributions will be accrued and paid, without interest, to the holder of record of the Citizens Common Stock for which certificates are delivered, upon such surrender.

         Citizens' expected record date for the first quarterly dividend expected to be payable in 1998 is March 2, 1998.

         Beneficial owners of shares of Ogden Common Stock held of record by others should contact the record owners to provide appropriate instructions for completion of the Transmittal Form.

Conversion and Redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock

         As a condition to the Merger, Ogden has agreed to either redeem or convert all of its issued and outstanding preferred stock to Common Stock so that only Ogden Common Stock will remain outstanding as of the Closing Date. On October 28, 1997, Ogden sent notices of redemption to all holders of shares of Ogden Preferred Stock and Ogden Convertible Preferred Stock explaining certain terms of the Merger and stating that all issued and outstanding shares of Ogden Preferred Stock and Ogden Convertible Preferred Stock will be redeemed or converted in accordance with their terms on November 27, 1997, 30 days after the date of the notice of redemption.

         As of the date of the Merger Agreement, the following number of shares of Ogden Common Stock, Ogden Preferred Stock and Ogden Convertible Preferred Stock were issued and outstanding: (i) 108,810.5 shares of Ogden Common Stock,
(ii) 5,550 shares of Ogden Preferred Stock, and (iii) 5,668 shares of Ogden Convertible Preferred Stock. The Ogden Convertible Preferred Stock is convertible into Common Stock at the rate of four and one-half shares of Ogden Common Stock for each share of Ogden Convertible Preferred Stock, subject to certain adjustments. By notice dated October 28, 1997, all issued and outstanding shares of Ogden Preferred Stock will be redeemed effective November 27, 1997. Effective November 27, 1997, 4,940 shares of Ogden Convertible Preferred Stock will be converted to Ogden Common Stock, while 728 shares of Ogden Convertible Preferred Stock will be redeemed. Thus, as of November 27, 1997, 131,040.5 shares of Ogden Common Stock will be issued and outstanding.

         By means of the joint application filed with the NYPSC, approval of the NYPSC was requested in order for Ogden to issue long-term debt for the purpose of redeeming all of the Ogden Preferred Stock and such shares of the Ogden Convertible Preferred Stock as may elect not to be converted to Ogden Common Stock. In its Order, the NYPSC preferred to treat the debt as short term and placed the onus on Ogden to request long term debt if the debt issued could not be repaid as short term debt. Ogden management anticipates that it will be able to fund the entire redemption of $555,000 to $1,121,800 via a promissory note under an existing loan facility with CoBank, ACB. The long-term or other debt to be used to fund the redemption of the Ogden Preferred Stock and the Ogden Convertible Preferred Stock shall be assumed by Ogden, as the surviving corporation, but the issuance of any such debt shall have no effect on or cause any adjustment to the Merger Consideration. The Ogden Net Liabilities shall be calculated without giving effect to the redemption of the Ogden Preferred Stock and the Ogden Convertible Preferred Stock and borrowings related to such redemptions permitted by Section 3.1(b)(xiii) of the Merger Agreement. However, any conversion of Ogden Convertible Preferred Stock to Ogden Common Stock will have an effect on the number of shares of Ogden Common Stock outstanding as of the Effective Time and thus will have an effect on the number of shares of Citizens Common Stock to be received in exchange for each outstanding share of Ogden Common Stock.

Other Aspects of the Merger Agreement

         Certain Covenants of Ogden

         Ogden has agreed that, during the period prior to the Effective Time (except as expressly permitted by the Merger Agreement or to the extent that Citizens shall otherwise agree), Ogden will, and will cause each Ogden Subsidiary to, carry on its business diligently and in the ordinary and usual course consistent with past practice; maintain all of its properties in customary repair; maintain in the ordinary course of business contracts in effect without any change except as expressly provided by the terms of the Merger Agreement; take all action necessary to comply with the provisions of all regulations, orders and permits applicable to Ogden, the Ogden Subsidiaries and the conduct of Ogden's business; use all reasonable efforts to preserve intact its business organization reasonably satisfactory to Citizens and maintain its existing relations with customers, suppliers, employees and business associates; make substantially all of the capital expenditures set forth in Ogden's capital budget for fiscal years 1996 and 1997 (which budgets have been prepared); and not make any capital expenditure or commitment therefor in excess of $25,000 for any unbudgeted project or matter or in excess of $100,000 for any budgeted project or matter without first notifying and consulting with Citizens and taking into account any reasonable requests made by Citizens with respect thereto. In addition, Ogden has agreed that, during the period prior to the Effective Time, Ogden will not (except as expressly permitted by the Merger Agreement or to the extent that Citizens shall otherwise consent): (a) increase the benefits provided under any plans concerning employee benefits, increase the general rates of compensation of its employees, or hire any employees, except
(i) as required by law or (ii) in the ordinary course of business; (b) amend its Certificate of Incorporation or Bylaws; (c) acquire or agree to acquire by merging or consolidating with or into, purchasing substantially all of the assets or stock of, or otherwise, any corporation, partnership or other business organization; (d) except for the conversion and redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock described in Section 3.1(h) of the Merger Agreement (see "--Conversion and Redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock"), not issue, sell, purchase or redeem any shares of its capital stock of any class or issue, or sell any securities convertible into, or options, warrants or other rights to subscribe for, any such shares; (e) pledge or otherwise encumber any shares of the capital stock of any Ogden Subsidiary; (f) except for dividends normally declared and paid on the Ogden Common Stock, the Ogden Preferred Stock and the Ogden Convertible Preferred Stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock; (g) incur, assume, or guarantee any indebtedness or obligation not reflected in Ogden's financial statements, or increase or decrease the indebtedness of Ogden or any of its affiliates, except for up to $1,500,000 in short term borrowings not to exceed $100,000 per occurrence under existing borrowing facilities or in the ordinary course of business, or in connection with redemptions of shares occurring pursuant to
Section 3.1(h) of the Merger Agreement; (h) make any tax election or settle or compromise or settle any federal, state, local or foreign tax liability material to Ogden or any of the Ogden Subsidiaries; (i) pay, discharge, or satisfy any claims, liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice; provided, however, that in no event shall it repay any long-term indebtedness except to the extent required by the terms thereof; (j) enter into any contract, commitment, arrangement or transaction outside the ordinary course of its business consistent with past practice; (k) amend, modify or change in any material respect any existing contract, other than in the ordinary course of business consistent with past practice; (l) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting practices; (m) take any action or fail to take any action that would make any of the representations or warranties of Ogden contained in the Merger Agreement untrue or inaccurate at any time from the date of the Merger Agreement or would result in any of the conditions set forth in the Merger Agreement not being satisfied; or (n) enter into any agreement to do any of the foregoing. The Merger Agreement contains numerous representations and warranties on the part of Ogden which are customary in acquisitions.

         Other Covenants of Ogden

         The Merger Agreement requires Ogden to make all ordinary course of business filings with the NYPSC, Federal Communications Commission ("FCC") or any other governmental authority between the date of the Merger Agreement and the Closing Date. The Merger Agreement further requires Ogden, between the date of the Merger Agreement and the Closing Date, to (a) discuss with Citizens, and to obtain Citizens' prior approval (not to be unreasonably withheld) for any proposed changes in the rates, charges, standards of service or accounting of its businesses from those in effect on the date of the Merger Agreement prior to making any filing with the NYPSC, FCC or any governmental authority (or any amendment thereto), or effecting with any governmental authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto; and (b) discuss with Citizens and obtain Citizens' prior approval (not to be unreasonably withheld) before Ogden files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the NYPSC, FCC or any other governmental authority or appeals related thereto with respect to which Citizens or an affiliate of Citizens has or reasonably could be expected to take a contrary position that reasonably could be expected to have an adverse effect on the revenue, earnings or business of Citizens.

         Certain Covenants of Citizens and C-O Tel

         The Merger Agreement requires Citizens (i) to use its best efforts to cause the shares of Citizens Common Stock to be issued to the Ogden shareholders to be listed on the NYSE, subject to official notice of issuance thereof (see "--Description of Common Stock of Citizens" above), (ii) make all necessary Blue Sky filings and obtain all authorizations required to carry out the transactions contemplated by the Merger Agreement, and (iii) be responsible for making and assume the economic burden of the filings and authorizations or regulatory approvals required in connection with the Merger Agreement including, but not limited to, approval of the NYPSC, the Department of State of the State of New York, the Securities and Exchange Commission ("SEC") and the securities commissions of necessary states of the United States.

         Limitations on Other Proposals or Offers

         Ogden has agreed, except in the circumstances described below, not to, and not to permit any director, officer, agent, or other representative of Ogden, to knowingly encourage, solicit or initiate any discussions or negotiations with, or knowingly provide any confidential information to, any person or group (other then to Citizens or any affiliate or associate of Citizens and their respective directors, officers, employees, representatives and agents) concerning any merger of Ogden, the sale of Ogden's capital stock or assets (other than sales of assets in the ordinary course of business), or any similar transaction involving Ogden. See the discussion of certain related provisions in the Voting Agreement described below under the heading "Meeting of Ogden Shareholders - Interests of Certain Persons in the Merger" and the description of the Ogden Directors' fiduciary duties while considering termination of the Merger Agreement described below under the heading "Description of the Merger and Merger Agreement -Termination of the Merger Agreement." The terms of the Merger Agreement do not prohibit the Board of Directors of Ogden from (i) making any disclosure to the Ogden shareholders that, in the judgment of the Board of Directors of Ogden, with the written advice of outside counsel, may be required under applicable law, or (ii) responding to any unsolicited proposal or inquiry and negotiating with the person making such proposal or inquiry if (a) such person has made an offer to purchase or acquire Ogden's assets or shares under circumstances not constituting a breach of the foregoing provisions, (b) Ogden's Board of Directors reasonably believes that such person has the financial ability to consummate such an offer and such an offer would yield a higher aggregate value to Ogden's shareholders than will the transactions contemplated by the Merger Agreement, and (c) Ogden's Board of Directors determines in good faith that there is a significant risk that failure to negotiate with such person would constitute a breach of its fiduciary duties to Ogden's shareholders. In the event Ogden's Board of Directors take any action to facilitate any other transaction or series of transactions that, if consummated, would impair Citizens' ability to consummate the transactions contemplated by the Merger Agreement, then Citizens may terminate the Merger Agreement pursuant to Section 10.1(c) of the Merger Agreement. See "Termination of the Merger Agreement" below. In the event of termination under Section 10.1(c) of the Merger Agreement, Ogden would be required to pay a $300,000 fee to Citizens. See "--Certain Fees and Expenses" below. The Merger Agreement requires Ogden to promptly communicate to Citizens the fact that it has received any proposal or inquiry in respect of any such transaction and of any such information requested from it or of any such negotiations or discussions being sought to be initiated with Ogden.

Regulatory Matters

         New York Public Service Commission Approval

         The consent of the NYPSC pursuant to the Public Service Law of New York is required for the acquisition by Citizens of all of the issued and outstanding voting equity securities of Ogden. On March 17, 1997, Citizens, C-O Tel, and Ogden filed a joint application for such authority and approval. The NYPSC's approval of such acquisition is a condition to the parties' obligations to consummate the Merger. The Merger Agreement requires the approval to have been granted pursuant to a final order and to have been obtained free of any special terms, conditions or restrictions which Citizens determines, in good faith and, following consultation with Ogden, will materially and adversely affect the actual, prospective operational and financial benefits to Citizens of the transactions contemplated by the Merger Agreement and free of any special terms, conditions or restrictions which Ogden determines, in good faith and following consultation with Citizens, will materially and adversely affect the actual, prospective operational and financial benefits to the Ogden shareholders as contemplated by the Merger Agreement. Citizens and Ogden received a written order from the NYPSC, issued and effective October 23, 1997, approving the application. Citizens and Ogden unconditionally accepted and consented to the Order on October 27, 1997.

         Hart-Scott-Rodino Act

         The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provides that certain transactions may not be consummated until required information has been furnished to the Antitrust Division (the "Antitrust Division") of the Department of Justice and the Federal Trade Commission (the "FTC") and certain waiting periods have been satisfied. Citizens and Ogden filed the required information and material with the Antitrust Division and the FTC on October 22, 1997. On November 3, 1997 the FTC granted early termination of the statutory waiting period. Such early termination of the waiting period will not preclude the Antitrust Division or the FTC from later challenging the Merger on antitrust grounds. See "Description of the Merger and the Merger Agreement--Regulatory Matters."

General

         The respective obligations each of Citizens, C-O Tel, and Ogden to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of certain conditions, which may be waived in whole or in part by the party entitled to the benefit thereof, to the extent permitted by law, including the following: (a) the Merger Agreement shall have been duly adopted and approved by the holders of two-thirds of the outstanding shares of Ogden Common Stock; (b) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, shall have expired or been terminated; (c) a registration statement filed with the SEC with respect to the shares of Citizens Common Stock to be issued in the Merger shall have become effective and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and all necessary state Blue Sky authorizations required to carry out the transactions contemplated by the Merger Agreement shall have been obtained; (d) the Market Price of Citizens Common Stock shall not be less than $2 below $11.34 (the average closing sales price during the fifteen (15) day trading period ending five (5) trading days before the Effective Time) nor greater than $2 above $11.34; (e) in the event any Ogden shareholders exercise dissenters' rights which shall entitle the shareholder to an appraisal of the fair market value of the shares of Ogden Common Stock held by such shareholder, as contemplated by Section 2.1(c) of the Merger Agreement, the number of Ogden shares subject to such appraisal shall not exceed five (5) percent of the total number of shares of Ogden Common Stock then outstanding; (f) all of the shares of Ogden Convertible Preferred Stock issued and outstanding shall have been converted to Ogden Common Stock or redeemed in accordance with Section 3.1(h) of the Merger Agreement and all of the shares of Ogden Preferred Stock issued and outstanding shall have been redeemed in accordance with Section 3.1(h) of the Merger Agreement; and (g) there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.

         The obligations of Citizens and C-O Tel to consummate the Merger are also subject to the satisfaction of certain additional conditions, including the following, unless waived by Citizens and C-O Tel, to the extent permitted by law: (a) except for representations and warranties specifically stated to be made only as of a specified date, the representations and warranties of Ogden contained in the Merger Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though the same had been made at and as of the Closing Date (except for such changes therein permitted by the Merger Agreement), and the obligations of Ogden under the Merger Agreement required to be performed by Ogden at or prior to the Closing Date shall have been duly performed in all material respects; (b) no action or proceeding shall have been instituted or threatened against Ogden which could have a material adverse effect on the provision by Ogden of local exchange and exchange access telecommunications services; (c) all required regulatory approvals (including approval by the NYPSC) shall have been obtained free of any special terms, conditions or restrictions which Citizens determines, in good faith and following consultation with Ogden, will materially and adversely affect the actual, prospective operational and financial benefits to Citizens of the transactions contemplated by the Merger Agreement (for purposes of the Merger Agreement, all such approvals and consents shall be deemed to have been obtained after the grant thereof has become final, non-appealable and not subject to reconsideration); (d) consents of all persons necessary for Ogden to execute, deliver and perform the Merger Agreement shall have been obtained; (e) from the date of the Merger Agreement through and including the Effective Time, and without regard to matters related to regulatory approvals or actions undertaken pursuant to the Merger Agreement, there shall have been no material adverse change in the assets and properties of Ogden and the Ogden Subsidiaries, or in the business operations, liabilities, profits or financial condition of Ogden and the Ogden Subsidiaries; (f) with respect to any long-term indebtedness either made or guaranteed by the Rural Electrification Association ("REA") that is to remain outstanding immediately after the Closing Date pursuant to Section 3.1(m) of the Merger Agreement, Citizens, if required by the underlying debt instrument, shall have received the REA's consent to the transactions contemplated by the Merger Agreement, which consent shall not have been revoked as of the Closing Date; and (g) Citizens shall be reasonably satisfied that the Merger will qualify for pooling-of-interests treatment for accounting purposes; provided however, that any failure to so qualify shall not constitute a failure of a condition precedent of closing pursuant to the Merger Agreement if such failure is caused by any action contemplated by the Merger Agreement or consented to by Citizens. The condition to closing of the Merger contained in
Section 4.1(n) of the Merger Agreement relating to certain trust properties has been waived by Citizens and C-O Tel.

         The obligation of Ogden to consummate the Merger is also subject to the satisfaction of certain additional conditions, including the following, unless waived by Ogden, to the extent permitted by law: (a) except for representations and warranties specifically stated to be made only as of a specified date, the representations and warranties of Citizens and C-O Tel contained in the Merger Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though the same had been made at and as of the Closing Date (except for such changes therein permitted by the Merger Agreement), and the obligations of Citizens and C-O Tel under the Merger Agreement required to be performed by Citizens or C-O Tel at or prior to the Closing Date shall have been duly performed in all material respects; (b) all required regulatory approvals shall have been obtained free of any special terms, conditions or restrictions which Ogden determines, in good faith and following consultation with Citizens, will materially and adversely affect the actual, prospective operational and financial benefits to the Ogden shareholders as contemplated by the Merger Agreement; (c) no action or proceeding shall have been instituted or threatened against Citizens or C-O Tel which could have a material adverse effect on their respective businesses; (d) the shares of Citizens Common Stock to be delivered pursuant to Article II of the Merger Agreement shall have been duly listed on the NYSE, subject to official notice of issuance; (e) except for persons or entities who are designated as an "affiliate" of Ogden pursuant to Section 3.1(f) of the Merger Agreement, the former shareholders of Ogden shall, subsequent to the Effective Time, be able to freely dispose of the Citizens Common Stock received by them in the Merger, without compliance with Rules 144 and 145 as promulgated by the SEC; and (f) Ogden shall have received a letter ruling issued by the Internal Revenue Service, granting to Ogden each of the specific rulings requested with respect to the Merger, provided, however, that if Ogden reasonably believes that the issuance of such ruling will unduly delay the Closing it may, at its sole option, elect to instead rely upon an opinion of counsel, in form reasonably acceptable to it, opining affirmatively that the transactions contemplated by the Merger Agreement will constitute a tax free reorganization pursuant to Section 368(a)(2)(E) of the Code.

         The conditions to be satisfied before the parties will be obligated to consummate the Merger are set forth in Article IV of the Merger Agreement. Any provision of the Merger Agreement may be waived at any time, to the extent permitted by law, by the party entitled to the benefits of the provision.

Termination of the Merger Agreement

         The Merger Agreement may be terminated at any time prior to the Closing
Date: (a) by mutual written consent of the parties; (b) by Ogden, if there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Citizens or C-O Tel in their respective representations, warranties or covenants set forth in the Merger Agreement; (c) by Citizens, if (i) there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Ogden in its representations, warranties or covenants set forth in the Merger Agreement, (ii) Ogden's Board of Directors shall not recommend to the Ogden shareholders the approval of the transactions contemplated by the Merger Agreement; or (iii) Ogden's Board of Directors shall take any other action to facilitate any other transaction or series of transactions that, if consummated, would impair Citizens' ability to consummate the Merger (see "--Other Aspects of the Merger Agreement--Limitations on Other Proposals or Offers" above; if the Merger Agreement is terminated under this termination provision, then Citizens would be entitled to a $300,000 termination fee, payable to Citizens by Ogden, see "--Certain Fees and Expenses" below); (d) by Citizens if any of the conditions provided in Section 4.1 of the Merger Agreement have not been met at the Closing and have not been waived by Citizens;
(e) by Ogden if any of the conditions provided in Section 4.2 of the Merger Agreement have not been met at the Closing and have not been waived by Ogden (provided, however, that a party shall not be entitled to exercise any right of termination pursuant to (b), (c), (d) or (e) herein if such party shall not have performed diligently and in good faith the obligations required to be performed by such party thereunder prior to the date of termination); (f) by Ogden or Citizens, if the Closing has not occurred on or before March 31, 1998, unless the failure to close shall be due to a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; or (g) by Ogden or Citizens, if the Ogden shareholders fail to approve the Merger Agreement at the meeting of Ogden shareholders held pursuant to Section 3.1(d) of the Merger Agreement.

         As stated above under "--General", Odgen may elect to terminate the Merger Agreement if the Market Price of Citizens Common Stock falls below $9.34 per share. However, Ogden has reserved the right not to terminate the Merger Agreement even if the price of Citizens' Stock shall fall below $9.34 per share. In determining whether to elect to terminate the Merger Agreement in these circumstances, the Ogden Board of Directors will take into account, consistent with its fiduciary duties, all relevant facts and circumstances existing at the time, including, without limitation, whatever action, if any, Citizens may be prepared to take with respect to the terms of the Merger Agreement, the market for telecommunications and utility stocks in general, the relative value of Citizens Common Stock in the market, and the advice of its financial advisors and legal counsel. The Ogden Board of Directors will also take into account the provisions of the Voting Agreement described below under the heading "Meeting of Ogden Shareholders-Interests of Certain Persons in the Merger" and the provisions of the Merger Agreement referred to above under the heading "--Other Aspects of the Merger Agreement-Limitations on Other Proposals or Offers." By approving the Merger Agreement, the Ogden shareholders would be permitting the Board of Directors to determine, in the exercise of its fiduciary duties, to proceed with the Merger even though the Merger Consideration was less than anticipated because the Market Price of the Citizens Common Stock was below $9.34 per share.

Certain Fees and Expenses

         If the Merger Agreement is terminated by Citizens under the termination provisions of Section 10.1(d) as a result of the failure of Ogden to comply with
Section 4.1(a) of the Merger Agreement or if such termination is under Section 10.1(c) of the Merger Agreement, then in either case Ogden must immediately pay Citizens a termination fee of $300,000 in cash. See "--Other Aspects of the Merger Agreement--Limitations on Other Proposals or Offers" and "--Termination of the Merger Agreement." If the Merger Agreement is terminated by Ogden or Citizens under Section 10.1(g) due to the Ogden Shareholder's failure to approve the Merger Agreement and provided that the Ogden Board of Directors recommended to its shareholders approval of the Merger Agreement, Ogden shall immediately pay Citizens a termination fee equal to Citizens' actual, documented out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, not to exceed $200,000. If the Merger Agreement is terminated by Ogden under the termination provisions of Section 10.1 (e) as a result of a failure of Section 4.2(a) of the Merger Agreement, Citizens shall immediately pay Ogden a termination fee of $300,000 as liquidated damages.

         Except as set forth above or elsewhere in the Merger Agreement, each party will pay its own expenses (including, without limitation, attorneys' fees) in connection with the Merger Agreement.

Resale of Citizens Common Stock

         Shareholders of Ogden who are not Affiliates (as defined below) of Ogden may resell the shares of Citizens Common Stock acquired by them in connection with the Merger without restriction under Federal securities laws. Rule 145 of the Securities Act of 1933, as amended (the "Securities Act"), limits the rights of those shareholders of Ogden who may be deemed to control, or be controlled by, or under common control with Ogden at the time of the Meeting of Ogden shareholders ("Affiliates") to sell any shares of Citizens Common Stock acquired by such person in the Merger.


                          MEETING OF OGDEN SHAREHOLDERS

Date, Time, Place

         The Meeting of Ogden shareholders will be held on December 30, 1997 at 10:00 a.m. at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York 14604.

Purpose of the Meeting

         At the Meeting, shareholders of Ogden will be asked to approve and adopt the Merger Agreement, dated February 3, 1997, which provides for the merger of C-O Tel, a newly-formed, wholly owned subsidiary of Citizens with and into Ogden (the "Merger"), with Ogden as the surviving corporation. See "Description of the Merger and the Merger Agreement."

         Pursuant to the Merger Agreement, each share of Ogden Common Stock held by shareholders outstanding on the effective date of the Merger, other than those shares held by stockholders who perfect their appraisal rights under the New York Business Corporation Law, will be converted into the right to receive shares of Citizens Common Stock . See "Description of the Merger and Merger Agreement-Basic Terms of Merger Agreement-Conversion of Ogden Common Stock."

         The Board of Directors of Ogden approved the Merger Agreement and the transactions contemplated thereby at a meeting on January 31, 1997 and has determined that such transactions are in the best interests of Ogden and its shareholders. The Board of Directors of Ogden recommends that the shareholders of Ogden vote for the approval and adoption of the Merger Agreement. See "Background and Reasons for the Merger and Related Matters-Recommendation."

         As of the date of the Proxy Statement/Prospectus, the Board of Directors of Ogden knows of no other business that will come before the Meeting which is not referred to in the accompanying Notice of Meeting. If any matter not referred to in the Notice should be presented to the Meeting for action, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

Vote Required; Shares Entitled to Vote

         The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Ogden Common Stock entitled to vote will constitute a quorum for the transaction of business at the Meeting. APPROVAL OF THE MERGER WILL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS (66 2/3%) OF THE OUTSTANDING SHARES OF OGDEN COMMON STOCK ENTITLED TO VOTE. The Board of Directors of Ogden has fixed the close of business on December 1, 1997 as the record date ("Record Date") for the determination of holders of outstanding shares of Ogden Common Stock entitled to receive notice of, and to vote at, the Meeting. As of February 3, 1997, the date of the Merger Agreement, there were 108,810.5 shares of Ogden Common Stock outstanding, held by approximately 147 shareholders of record. As of February 3, 1997, there were 5,668 shares of Ogden Convertible Preferred Stock issued and outstanding, each of which Ogden agreed to redeem or convert to Ogden Common Stock prior to the Meeting. Effective November 27, 1997, 4,940 shares of Ogden Convertible Preferred Stock will be converted to Ogden Common Stock at the rate of four and one half shares of Ogden Common Stock for each share of Ogden Convertible Preferred Stock . Thus, on the Record Date, there will be 131,040.5 shares of Ogden Common Stock issued and outstanding. See "Description of the Merger and the Merger Agreement--Conversion and Redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock." Each holder of shares of Ogden Common Stock on the Record Date will be entitled to one vote for each share held of record by said holder. Abstentions will be tallied as votes having been made and will be tallied with the same effect as no votes. A broker non-vote has no effect on the vote for or against a specified matter.

         The  directors  and  executive  officers  of Ogden who own or  exercise voting power over Ogden Common Stock have entered into an agreement ("Voting Agreement") with Citizens whereby the directors and executive officers have agreed to vote all shares which they own or over which they exercise voting power in favor of the Merger. As of February 3, 1997, the directors and executive officers who agreed to sign the Voting Agreement owned or exercised control over 82,850 (approximately 76.14%) of the outstanding shares of Ogden Common Stock. Taking into account the conversion of the issued and outstanding shares of Ogden Convertible Preferred Stock, the directors and executive officers who signed the Voting Agreement own or exercise control over 82,899 (approximately 63.26%) of the outstanding shares of Ogden Common Stock. See "--Interests of Certain Persons in the Merger." The Voting Agreement is
attached as Annex   D   and   is    incorporated   by   reference   into
this  Proxy Statement/Prospectus.

Solicitation of Proxies

         This solicitation of proxies is made at the direction of the Ogden Board of Directors. In addition to this solicitation of proxies by mail, directors, officers, employees and agents of Ogden may solicit proxies by telephone, telegraph and personal interview. Such directors, officers, employees and agents will not receive additional compensation for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Ogden will bear the expense of proxy solicitation, including reimbursement of reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding proxy solicitation material to the beneficial owners of Ogden Common Stock held of record by such persons. Printing costs and filing and registration fees for this Proxy Statement/Prospectus, however, will be paid by Citizens.

Voting and Revocation of Proxies

         Ogden's shareholders are requested to complete, date and sign the accompanying form of proxy and return it promptly to Ogden in the enclosed postage-paid envelope. Shares represented by proxies properly signed and returned will be voted at the Meeting in accordance with the instructions contained thereon, unless previously revoked prior to the vote. If a proxy is properly signed and returned without voting instructions, the shares represented thereby will be voted FOR the Merger, and at the discretion of the proxy holders as to any other matters which may properly come before the Meeting. No other matters are scheduled to be presented to the Meeting, but, if any other matters are properly brought before the Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons authorized to vote the proxies. A proxy may be revoked at any time before the vote by giving written notice of such revocation to Maureen L. Howard, Secretary of Ogden, 21 West Avenue, Spencerport, New York 14559, prior to the Meeting, or by giving written notice of such revocation at the Meeting to the Secretary of the Meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. A shareholder may attend the Meeting and vote in person whether or not such shareholder has previously given a proxy. The presence at the Meeting of a shareholder who has given a proxy shall not revoke such proxy unless the shareholder files a written notice of such revocation prior to the voting of such proxy.

Dissenters' Rights of Appraisal

         Holders of Ogden Common Stock who follow the procedures in Section 623 of the New York Business Corporation Law ("Section 623") will be entitled to have their shares of Ogden Common Stock appraised by a New York court and to receive payment of the "fair value" of such shares as determined by the court in lieu of receiving shares of Citizens Common Stock upon consummation of the Merger. See "Dissenting Shareholders' Appraisal Rights" below for a discussion of the procedures to be followed.

Principal Shareholders

         The following table sets forth certain information regarding the current beneficial ownership of Ogden Common Stocas of November 27, 1997(after giving effect to the conversion of the Ogden Convertible Stock) by (a) each person known by Ogden to beneficially own more than 5% of the issued and outstanding shares of Ogden Common Stock, (b) each named executive officer, (c) each of Ogden's directors and persons who have consented to become directors of Ogden after the Merger, and (d) all directors and executive officers as a group. Unless otherwise noted, all persons have an address c/o Ogden's principal executive offices.

                                                                                    Ogden Common
                                                                                Shares Beneficially
                                                                               Owned Prior to Merger
                                                                          --------------- --- -------------
                                    Name
                      (Address if Different from Ogden
                              Principal Offices)                              Number            Percent
          ----------------------------------------------------------      ---------------     -------------

          Timothy J. Bancroft                                                   0
          Maxine B. Davison                                                    70,942(1)         54.14
          Richard M. Daly                                                       0
          Maureen L. Howard                                                     0
          Philip T. Evans                                                       82                *
          Francis M. Smith                                                     33,203(2)         30.52
          Andrew B. Davison                                                     3,217(3)          2.96
          William C. Crothers                                                   3,142(4)          2.89
            c/o Roberts Wesleyan College
            2310 Westside Drive
            Rochester, New York 14624
          William A. Hider                                                      0
          Samuel G. Brundage                                                      27,313         25.10
          Syrun (Syracuse University Trust)                                       13,947         10.64
            Key Trust Co.
            P.O. Box 1965
            Albany, New York 12201
          All Executive Officers and Directors as a Group (9
          persons)
                                                                                  82,899         63.26
--------------------

  *  Less than 1%.
(1) Includes a total of 27,313 shares held by Maxine B. Davison as a trustee as follows: (i) 5,000 shares held as a co-trustee with Samuel G. Brundage and Francis M. Smith for the benefit of Andrew B. Davison, Maxine B. Davison's son, (ii) 5,000 shares held as a co-trustee with Samuel G. Brundage and Francis M. Smith for the benefit of Hallie Davison, Maxine B. Davison's daughter, and (iii) 17,313 shares held as a co-trustee with Samuel G. Brundage and Francis M. Smith for the benefit of a Marital Deduction Trust under the Will of Donald F. Davison. Does not include 3,736 shares held in trust for the benefit of Maxine B. Davison, over which she has no voting or investment power.
(2) Includes 32,009 shares held by Mr. Smith as a trustee as follows: (i) 5,000 shares held as a co-trustee with Maxine B. Davison and Samuel G. Brundage for the benefit of Andrew B. Davison, (ii) 5,000 shares held as a co-trustee with Maxine B. Davison and Samuel G. Brundage for the benefit of Hallie Davison, (iii) 17,313 shares held as a co-trustee with Maxine B. Davison and Samuel G. Brundage for a Marital Deduction Trust under the Will of Donald F. Davison, and (iv) 3,736 shares held as a co-trustee with Bernard M. Singer (Maxine B. Davison's husband) and Thomas W. Petrillo. Also includes 960 shares held as sole trustee under the Davison Charitable Remainder Trust.
(3) Does not include 5,000 shares held in trust for the benefit of Mr. Davison, over which he has no voting or investment power. Includes 2,500 shares owned jointly by Mr. Davison and his spouse, Ann W. Davison, as well as 374 shares owned by Ann W. Davison. Mr. Davison disclaims beneficial ownership of the 374 shares owned by Ann W. Davison.
(4) Represents shares owned by Roberts Wesleyan College over which William C. Crothers has voting power as President of Roberts Wesleyan College.

Interests of Certain Persons in the Merger

         Voting Agreement. Concurrently with the execution of the Merger Agreement, certain directors and officers of Ogden entered into a Voting Agreement with Citizens, whereby the directors and officers agreed to vote all shares which they own or over which they exercise voting power, in favor of the Merger Agreement. The directors who entered into the Voting Agreement are Maxine
B. Davison, Francis M. Smith, William C. Crothers, and Andrew B. Davison. Philip
T. Evans, the only Ogden executive officer who owns shares of Ogden Common Stock, also agreed to enter into the Voting Agreement. Through the Voting Agreement, the directors and officers have also agreed to vote against any merger, consolidation, business combination, sale of a significant amount of assets or shares of capital stock outside the ordinary course of business, tender or exchange offer, or other similar transaction involving Ogden or its subsidiaries other than those transactions involving Citizens and its affiliates and to grant irrevocable proxies and powers of attorney to Citizens or its designee to vote their shares, to the extent the shares are entitled to vote. The form of Voting Agreement is attached hereto as Annex D. See "Description of the Merger and the Merger Agreement - Other Aspects of the Merger Agreement -
Limitations  on  Other   Proposals  or  Offers"  and " - Termination  of  the
Merger Agreement" for a description of other factors which impact the ability of Ogden to initiate Merger discussions with others and consummate the Merger. As of February 3, 1997, the directors and officers owned or exercised voting power over 82,850 (approximately 76.14%) of the outstanding shares of Ogden Common Stock. Taking into account the conversion of the shares of Ogden Convertible Preferred Stock into Ogden Common Stock, the directors and executive officers will own or exercise voting power over 82,899 (or approximately 63.26%) shares of the issued and outstanding shares of Ogden Common Stock on the record date. See "Meeting of Ogden Shareholders - Vote Required; Shares Entlited to Vote."

         Employment Matters. The Merger Agreement provides that, as of the Closing Date, the Board of Directors and all of the officers of Ogden and the Ogden Subsidiaries shall resign. The Board of Directors and officers of C-O Tel shall become the Board of Directors and officers of Ogden, as the surviving corporation. See "Description of the Merger and the Merger Agreement--Effective Time and Consequences." According to the Merger Agreement, the resignation of the Ogden officers will not have the effect of terminating their employment with Ogden or causing a breach of their respective employment agreements. Citizens has agreed to assume and be responsible for the employment agreements ("Employment Agreements") of the current executive officers of Ogden: Philip T. Evans (President), Richard M. Daly (Vice President of Operations), Timothy J. Bancroft (Vice President of Finance) and Maureen L. Howard (Secretary/Treasurer and Director of Corporate Affairs). Citizens has agreed to amend the Employment Agreements as of the Effective Time to reflect mutually agreeable revised job titles of the Ogden officers.

         In addition, Citizens has agreed to assume and be responsible for certain consulting agreements between Ogden and current Ogden directors Maxine
B. Davison and Francis Smith. The Consulting Agreement between Maxine B. Davison and Ogden provides Maxine B. Davison with a consulting fee of $4,200 per month, plus an automobile allowance of $500 per month. Maxine B. Davison's Consulting Agreement is terminable by either party upon 30 days prior written notice. The Consulting Agreement between Francis M. Smith and Ogden provides Mr. Smith with a consulting fee of $3,500 fee per month, plus an automobile allowance of $300 per month for travel from his home to the office. Mr. Smith's Consulting Agreement also provides for mileage reimbursement for business travel other than from home to the office. Mr. Smith's Consulting Agreement is terminable by either party upon 30 days prior written notice.


                           FORWARD LOOKING STATEMENTS

         Certain statements made in or incorporated in this Prospectus are forward-looking statements, including those which relate to Citizens' future expenses, capital expenditures, revenues, charges and earnings. Such statements are not guarantees of future performance and are subject to risks and uncertainities that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include but are not limited to, the future consequences of the factors reflected in Citizens' second quarter charges to earnings, Citizens' reduction in capital expenditures and other actions, changes in the local and overall economy, the nature's and pace of technological changes, the number and effectiveness of competitors in Citizens' markets, the success of Citizens' marketing and selling expenditures and efforts, weather conditions, changes in legal and regulatory policy and the mix of products and services offered in Citizens' target markets.


                  INFORMATION ABOUT CITIZENS UTILITIES COMPANY

         Citizens Utilities Company is a communications and public services company which provides, either directly or through subsidiaries, telecommunications, electric distribution, natural gas transmission and distribution, water and wastewater services to customers in areas of twenty states. Subsidiaries of Citizens provide telecommunications, and divisions of Citizens provide electric distribution and natural gas transmission and distribution services, purchasing most of the electric power needed and all gas supplies. Water and wastewater services are provided either by divisions of Citizens or by its subsidiaries. Citizens Communications operates an integrated distribution network over which it provides local, long distance, paging, cellular, network sales and other communications products and services. Citizens also has investments in Centennial Cellular Corp., a cellular telephone company, and owns Electric Lightwave, Inc., a leading competitive provider of telecommunications services for business and long distance carriers in the western United States. A registration statement covering the sale of 8,000,000 shares of Electric Lightwave's Common Stock Series A to the public in an initial public offering has become effective under the Securities Act of 1933. The issuance is expected to be completed on or about December 1, 1997.

         Citizens, with administrative offices at High Ridge Park, Stamford, Connecticut 06905 (telephone (203) 614-8800), was incorporated in Delaware in 1935 to acquire the assets and business of a predecessor corporation. Since then, Citizens has grown as a result of investment in its own operations and the acquisition of additional operations.

         As a result of its diversification, Citizens is not dependent upon any single geographic area for its revenues. Citizens is not aware of any other utility company as fully diversified in geographic areas served. Citizens' operations are conducted principally in small and medium-sized communities. No material part of Citizens' business is dependent upon a single customer or a small group of customers. The loss of any single customer or a small group of customers would not have a materially adverse effect upon Citizens. Citizens' consumer connections have increased from 26,150 in 1945, to 225,389 in 1965, to 610,585 in 1985, and to over 1,600,000 as of September 30, 1997.

         Citizens continually considers and is carrying out expansion through internal investments, acquisitions and joint ventures in the rapidly evolving telecommunications industry and in traditional public services and related fields.


                            INFORMATION ABOUT C-O TEL

         C-O Tel is a newly formed New York corporation and a wholly owned subsidiary of Citizens organized for the sole purpose of effecting the Merger. It is anticipated that C-O Tel will not have any significant assets or liabilities (other than its rights and obligations under the Merger Agreement) or engage in any activities other than those incidental to its formation and the Merger. The principal executive offices of C-O Tel are located at c/o Citizens Utilities Company, High Ridge Park, Stamford, Connecticut 06905.

                    INFORMATION ABOUT OGDEN TELEPHONE COMPANY

Introduction

         Ogden, incorporated in New York State on December 4, 1907, is an independent telephone company regulated by the NYPSC. Ogden provides local exchange telephone services to approximately 20,000 customers in the Monroe County, New York communities of Spencerport, Hilton, and North Chili. Ogden has two wholly-owned subsidiaries, NewOp Communications Corporation ("NewOp") d/b/a OTC Long Distance and Phone Trends, Inc. ("PTI"), each of which is described below.

Description of Business

         Ogden provides local telephone services to both residential and commercial customers within a 104 square mile service territory encompassing the suburban and rural areas north and west of Rochester, New York. As of September 30, 1997, Ogden had a total of 22,010 access lines, of which approximately 83% are supplied to residences and 17% to businesses. One hundred percent of Ogden's customers own their own telephones. Ogden maintains central offices in the Town of Chili and in the Town of Hilton. Ogden's corporate headquarters are in Spencerport, New York and its telephone number is (716) 352-7200.

         NewOp, a wholly-owned subsidiary of Ogden, has a Certificate of Public Convenience and Necessity to provide telecommunications services throughout New York State. NewOp was incorporated on May 1, 1995 and began doing business in October 1995 as "OTC Long Distance." Its offices are located in Spencerport, New York and its telephone number is (716) 349-2000. OTC operates as a long distance reseller marketing its product to customers within Ogden's franchised territory.

         PTI, another wholly owned subsidiary of Ogden, was incorporated on June 10, 1994. Its offices are also located in Spencerport, New York and its telephone number is (716) 349-2000. PTI is a deregulated entity which holds a general partnership interest in New York State Independent Network ("NYSINET"), a partnership of several independent New York State telephone companies whose purpose was to construct, develop, and maintain a Common Channel Signaling System No. 7 ("SS7") network within the state. The SS7 Network, which was completed in 1996, is a digital network which routes calls more efficiently than traditional telephone transmission methods. NYSINET sells Signaling Transfer Point ("STP") access to its partners and other interested customers. PTI holds a 3.847% interest in NYSINET. As a holder of a general partnership interest in NYSINET, PTI is required to make capital contributions to the partnership from time to time. Because PTI has no operating income of its own, these capital contributions are funded by Ogden and are treated as investments by the parent company into PTI. NYSINET is not a subsidiary of Ogden for purposes of this Proxy Statement-Prospectus.

Market Price and Dividend Information
         As of November 24, 1997, Ogden Common Stock was held by approximately 145 shareholders. Ogden's Common Stock is listed in the Pink Sheets published by the National Quotation Bureau and Ogden is quoted on the Bloomberg quotation system under the symbol OGDT. Ogden Common Stock is traded sporadically through the OTC Bulletin Board, but is not traded on an established public trading market. The following table sets forth, for the quarterly periods indicated, the high and low bid prices per share of Ogden Common Stock as reported on the OTC Bulletin Board. For the quarterly periods where no bid price is indicated, no bid information was available from the OTC Bulletin Board. To Ogden's best knowledge, most transactions in Ogden Common Stock during the periods below have involved bids equal to book value. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                      Ogden Common Stock Market Price

Year ended December 31, 1995                  High              Low
--------------------------------------      --------         ---------
         First Quarter                         ----             ----
         Second Quarter                        ----             ----
         Third Quarter                         $150             $105
         Fourth Quarter                        ----             ----
Year ended December 31, 1996
---------------------------------------
         First Quarter                         $155             $145
         Second Quarter                        $150             $150
         Third Quarter                         ----             ----
         Fourth Quarter                        ----             ----
Year ended December 31, 1997
---------------------------------------
         First Quarter                         ----             ----
         Second Quarter                        $124             $124
         Third Quarter                         ----             ----
         As of  November 24,  1997             ----             ----

         Ogden pays dividends on its Common Stock on a quarterly basis. The Rural Electrification Association, through instruments guaranteeing Ogden's long term debt, has placed certain restrictions on the amount of dividends Ogden may pay annually. All dividends paid by Ogden comply with these restrictions, which are based on an adjusted net worth ratio calculation. During 1995, 1996 and 1997, the following cash dividends were declared on Ogden's Common Stock on a per share basis:

                  Ogden Common Stock Dividends Per Share
Year Ended December 31, 1995
--------------------------------
         03/31/95                      $0.95
         06/30/95                       1.03
         09/30/95                       1.03
         12/31/95                       1.03

Year Ended December 31, 1996
--------------------------------
         03/31/96                      $1.03
         06/30/96                       1.13
         09/30/96                       1.13
         12/31/96                       1.13

Year Ended December 31, 1997
--------------------------------
         03/31/97                      $1.13
         06/30/97                       1.13
         09/30/97                       1.13

  OGDEN TELEPHONE COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF ITS FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the financial statements and related notes thereto and other detailed information regarding Ogden included elsewhere in this Proxy Statement/Prospectus.


Selected Financial Information

                                    Consolidated Selected Financial Information
                                                 ($ in thousands)

                                 Nine Months Ended
                                   September 30,                          Year Ended December 31,
                              ------------------------    --------------------------------------------------------
                                 1997        1996            1996       1995        1994       1993       1992
                                 ----        ----            ----       ----        ----       ----       ----
Income Statement
----------------
Operating Revenues:
Local Service                   $4,074      $3,811           $5,146     $5,532     $5,383      $5,230     $5,150
Access and Long
   Distance Service              3,366       3,349            4,533      3,602      3,212       3,393      2,926
Miscellaneous                      560         777              918      1,220      1,213       1,286      1,282
                               --------    --------         -------    -------     ------      ------     ------
                                $8,000      $7,937          $10,597    $10,354     $9,808      $9,909     $9,358
                               --------    --------         -------    -------     ------      ------     ------
Operating Expenses:
Plant                           $1,863      $1,854          $2,561     $2,390      $2,205      $2,266     $2,002
Depreciation                     1,414       1,358           1,907      2,001       1,818       1,730      1,601
Other                            1,745       1,910           2,625      2,584       2,370       1,955      3,035
Operating Taxes                    691         716             867        753         961         990        910
                               --------    --------         -------    -------     ------      ------     ------
                                $5,713      $5,838           $7,960     $7,728     $7,354      $6,941     $7,548
                               --------    --------         -------    -------     ------      ------     ------
Operating Income                $2,287      $2,099           $2,637     $2,626     $2,454      $2,968     $1,810
                               --------    --------         -------    -------     ------      ------     ------
Other Income/Interest
  Expense/Income Taxes:
Other Income/Expense              ($52)       ($65)            ($45)      ($20)      ($75)      ($217)     ($200)
Interest Expense                  $418        $445             $590       $628       $738        $973     $1,017
Income Taxes                      $646        $569             $676       $636       $571        $686       $305
Extraordinary Items (Net of
  Taxes)                            $0          $0               $0         $0         $0        $437         $0
                                -------    --------         -------    --------    -------    -------     ------
                                $1,012        $949           $1,221     $1,244     $1,234      $1,879     $1,122
                                -------    --------         -------    --------    -------    -------     ------
Net Income                      $1,275      $1,150           $1,416     $1,382     $1,220      $1,089       $688
                                =======    ========         =======    ========    =======    =======     ======
Earnings per Share              $11.13      $10.02           $12.27     $12.05     $10.58       $9.36      $5.63
                                =======    ========         =======    ========    =======    =======     ======


                                               At                At December 31,
                                           September 30,   ------------------------------------------------------
                                               1997           1996       1995       1994       1993       1992
                                               ----           ----       ----       ----       ----       ----
Balance Sheet
-------------
Current Assets                               $ 3,750        $ 2,729     $ 2,660    $ 2,872    $ 2,290    $ 2,150
Other Assets                                   1,915          1,992       2,409      2,639      2,514        449
Property, Plant & Equipment (Net)             21,779         22,161      22,611     22,226     22,410     20,772
                                            --------       --------    --------   --------   --------    -------
Total Assets                                 $27,444        $26,882     $27,680    $27,737    $27,214    $23,371
                                            ========       ========    ========   ========   ========    `======

Current Liabilities                          $ 2,547        $ 2,592     $ 3,323    $ 3,747    $ 3,819    $ 2,212
Long Term Debt                                 8,049          8,418       9,004      9,475      9,849     10,258
Deferred Credits & Other Liabilities           4,474          4,340       4,672      4,695      4,459      2,438
Stockholders' Equity                          12,374         11,532      10,681      9,820      9,087      8,463
                                             -------       --------    --------   --------   --------    -------
Total Liabilities & Stockholders'
   Equity                                    $27,444        $26,882     $27,680    $27,737    $27,214    $23,371
                                            ========       ========    ========   ========   ========    =======





Supplementary Financial Information


                                             Quarterly Financial Data
                                                 ($ in thousands)                                Earnings Per
                                                     Revenues            Net Income                 Share
                                              ---------------------     -----------              ------------
1997
First quarter                                $       2,599               $    413                $    3.60
Second quarter                                       2,716                    403                     3.51
Third quarter                                        2,685                    459                     4.02

1996
First quarter                                        2,656                    400                     3.50
Second quarter                                       2,574                    305                     2.62
Third quarter                                        2,707                    445                     3.90
Fourth quarter                                       2,660                    266                     2.25

1995
First quarter                                        2,540                    457                     4.06
Second quarter                                       2,658                    349                     3.05
Third quarter                                        2,603                    402                     3.52
Fourth quarter                                       2,553                    174                     1.42


Management's Discussion and Analysis of Financial Condition and Results of Operations

         Overview

         Ogden and its subsidiary OTC Long Distance provide network access, local network, long distance, and other communication services to business and residential customers in the Rochester metropolitan area of western New York State. Throughout its 90-year history, Ogden's goal has been to offer services that provide its customers with access to advanced technology designed to enhance their profitability and productivity.

         Results of Operations

         Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

         Revenues. Operating revenues for the nine months of 1997 were up $63,000 or 1% from 1996. Local service revenues were up $263,000 or 7% due to growth in access lines and enhanced calling features. Access and long distance service was up $17,000 or 1% primarily due to interstate usage. Miscellaneous revenues were down $217,000 or 28% primarily due to restructuring of Ogden's directory advertising business. Lower directory advertising revenues are substantially offset by lower directory commissions expenses.

         Operating Expenses. Operating expenses for the nine months of 1997 were down $125,000 or 2% from last year. Plant expenses were roughly the same while depreciation expense was up $56,000 or 4% due to higher average depreciable plant. This was the result of restructuring Ogden's network in 1996 to increase its efficiency by requiring lower capital investment. Other expenses decreased $165,000 or 9% from 1996 due to lower directory commissions. Operating taxes were down $25,000 or 3% due primarily to lower gross revenue taxes.

         Operating Income. Operating income increased $188,000 or 9% over 1996 due to the changes in operating revenues and operating expenses as described above.

         Other Income. Other income was down $13,000 or 20% from 1996 due primarily to lower interest charged to construction.

         Interest Expense. Interest expense decreased $27,000 or 6% from 1996 due to the reduction in long term debt outstanding.

         Income Taxes. Income taxes increased $77,000 or 14% over 1996 due to higher taxable income.

         Net Income and Earnings Per Share. Net income and earnings per share increased 11% over 1996 due primarily to the increase in operating income and the decrease in interest expense.

         1996 Compared to 1995

         Revenues. Operating revenues for the year 1996 increased $243,000 or 2% over 1995. Local service revenues were down $386,000 or 7% due to a restructuring of local rates to be price competitive. Access and long distance service revenues increased $931,000 or 26% due to increased access usage by interexchange carriers and growth in Ogden's long distance subsidiary, OTC Long Distance. Miscellaneous revenues decreased by $302,000 or 25% primarily due to a restructuring of Ogden's directory advertising business. Lower directory advertising revenues are substantially offset by lower directory commissions expenses.

         Operating Expenses. Operating expenses for 1996 were up $232,000 or 3%. Plant expenses increased $171,000 or 7% due to expenditures related to network software upgrades which allow Ogden to offer the latest products and services. Depreciation was down $94,000 or 5% due to a restructuring of Ogden's network which increases its efficiency by requiring lower capital investment. Other operating expenses were up $41,000 or 2% due to higher expenses related to merger activities substantially offset by lower directory commissions expenses. Operating taxes were up $114,000 or 15% due primarily to higher gross revenue taxes and property taxes.

         Operating Income. Operating income increased $11,000 or less than 1% over 1995 due to the changes in operating revenues and operating expenses as described above.

         Other Income. Other income for 1996 increased $25,000 or 125% primarily due to greater interest charged to construction.

         Interest Expense. Interest expense decreased $38,000 or 6% due to the reduction in long term debt outstanding.

         Income Taxes. Income taxes increased $40,000 or 6% due to higher taxable income.

         Net Income and Earnings Per Share. Net income and earnings per share increased 2% due to the increases in operating income and other income and the reduction in interest expense as described above.

         1995 Compared to 1994

         Revenues. Operating revenues for the year 1995 increased $546,000 or 6% over 1994. Local service revenue was up $149,000 or 3% due to growth in access lines. Access and long distance service increased $390,000 or 12% due to increased access usage by interexchange carriers and the startup in the fourth quarter of 1995 of Ogden's long distance service subsidiary, OTC Long Distance. Miscellaneous revenues were up $7,000 or 1%.

         Operating Expenses. Operating expenses for 1995 were up $374,000 or 5%. Plant expenses increased $185,000 or 8% due primarily to expenses related to upgrading the network. Depreciation was up $183,000 or 10% due to higher depreciation rates and increases in plant investment. Other expenses were up $214,000 or 9% primarily due to startup costs associated with OTC Long Distance. Operating taxes were down $208,000 or 22% due to lower gross revenue taxes and property taxes.

         Operating Income. Operating income increased $172,000 or 7% over 1994 due to the changes in operating revenues and operating expenses as described above.

         Other Income. Other income was down $55,000 or 73% primarily due to lower interest charged to construction.

         Interest Expense. Interest expense for 1995 was down $110,000 or 15% due to lower short term borrowings and the reduction in long term debt.

         Income Taxes. Income taxes increased $65,000 in 1995 due to higher taxable income.

         Net Income and Earnings Per Share. Net income and earnings per share increased 13% due primarily to the increase in operating income and the decrease in interest expense as described above.

         Liquidity and Capital Resources

         For the periods presented herein, Ogden used cash flows from operations to fund capital expenditures. Short-term lines of credit are routinely used to meet seasonal borrowing requirements.

         Growth in customer base and increasing demand for communications products as well as for new services require Ogden to continue to incur capital expenditures to expand and upgrade the network to keep pace with technological changes and requirements. It is currently anticipated that capital expenditures will continue to be funded by cash flows from operations with seasonal borrowing requirements covered by short-term lines of credit.

         Ogden's operating cash flows and its lines of credit are principal indicators of its liquidity. Ogden has lines of credit totaling $6.5 million with the following institutions: CoBank, M&T Bank and the Rural Telephone Finance Cooperative. There were no amounts outstanding under these borrowing facilities at September 30, 1997.

         In accordance with the Merger Agreement, Ogden has called its two outstanding issues of preferred stock effective November 27, 1997. Holders of Ogden Convertible Preferred Stock were given the option of converting their shares to Ogden Common Stock. Holders of 4,940 shares of Ogden Convertible Preferred Stock elected to convert their shares to Ogden Common Stock, while 728 shares of Ogden Convertible Preferred Stock will be redeemed effective November 27, 1997. The redemption of Ogden Convertible Preferred Stock and Ogden Preferred Stock will be funded by utilizing the lines of credit.

         New Accounting Pronouncement

         In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards (SFAS) No. 128, "Earnings Per Share," which will be effective for Ogden's year ended December 31, 1997. SFAS No. 128 will modify the methodology used to compute earnings per share (EPS), requiring calculation of "basic" and "diluted" EPS. The adoption of SFAS No. 128 and resulting computation is not expected to have a significant impact on Ogden's earnings per share as currently determined.


                      DESCRIPTION OF CITIZENS COMMON STOCK

General

         Until August 25, 1997 Citizens'  Common Stock  consisted of two series:
Common Stock Series A and Common Stock Series B. On that date all outstanding shares of Common Stock Series A were exchanged for shares of Common Stock Series B on a share-for-share basis and Common Stock Series B became the only Common Stock outstanding. As of October 31, 1997 Citizens had outstanding 247,001,409 shares of Common Stock. As of October 31, 1997 there were 51,493 record holders of Citizens Common Stock. The holders of Citizens Common Stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of Citizens Common Stock have no preemptive rights.

         The holders of Citizens Common Stock are entitled to receive dividends when and as declared by the Board of Directors of Citizens out of funds legally available therefor. Although there can be no assurances as to the amount of any future dividends, cash or stock dividends have been paid to holders of Citizens Common Stock every year without interruption beginning in 1939. Commencing in 1990, Citizens has declared and paid quarterly stock dividends on shares of all its outstanding Citizens Common Stock. The stock dividend rate is based on an underlying cash equivalent. Citizens expects that under present United States federal tax law, stock dividends on Citizens Common Stock, if paid and received pro-rata and otherwise in the same manner as they have been since 1990, will be free of current federal income taxation on receipt. Such stock dividends are treated as capital transactions when and if sold. Gain or loss is based on the difference between sales price and adjusted basis per share.

         Under Citizens' Restated Certificate of Incorporation, 50,000,000 shares of preferred stock have been authorized and may be issued by the Board of Directors without further stockholder authorization. Such preferred stock could include provisions which limit the ability of the Company to declare and pay dividends or otherwise affect the rights of the holders of Citizens Common Stock.

Stock Dividend Sale Plan

         Citizens has a Stock Dividend Sale Plan (the "Plan") which enables Citizens Common Stock stockholders to elect to have their future stock dividends sold and the cash proceeds of the sale (minus a per share commission, currently 2 cents) distributed to them quarterly. If a Citizens Common Stock stockholder's account is held by a broker or custodial institution participating in the Plan, the cash proceeds are sent to the broker or custodial institution. Generally, for United States federal income tax purposes, the differences between the proceeds from the sale of the stock dividends (the net cash received) and the adjusted basis of the shares sold are treated as a capital transaction.

         Citizens Common Stock stockholders may enroll throughout the year in the Plan. After a Citizens Common Stock stockholder's account has been enrolled in the Plan, future stock dividends in that account will be sold quarterly, unless Citizens' Transfer Agent receives written notification from a stockholder to withdraw that account from the Plan. Stockholders who withdraw an account from the Plan will then receive quarterly stock dividends and are not eligible to re-enroll that account in the Plan for 12 months. Citizens has reserved the right to terminate the Plan at any time.

Transfer Agent

         The transfer agent for Citizens Common Stock is Illinois Stock Transfer Company.

Resale of Citizens Common Stock by Affiliates

         The shares of Citizens Common Stock to be issued in the Merger have been registered under the Securities Act, and will be freely transferrable, except for shares received by persons who may be deemed to control, be controlled by, or be under common control with Ogden Affiliates as set forth in Rule 145 of the Securities Act. Rule 145 places certain restrictions on the transfer of Citizens shares received by Affiliates pursuant to the Merger. As a condition to the consummation of the Merger, each Affiliate will be required to deliver an Affiliates Agreement, the form of which is annexed as Annex C, under which the Affiliate agrees not to sell, transfer or otherwise dispose of such shares of Citizens Common Stock except in accordance with the applicable provisions of said Rule 145 or pursuant to a transaction exempt from registration under the Securities Act.


            COMPARATIVE RIGHTS OF SHAREHOLDERS OF CITIZENS AND OGDEN

General

         Ogden is incorporated in the State of New York. Citizens is incorporated in the State of Delaware. The rights of stockholders of Citizens are currently governed by the Delaware General Corporation Law ("DGCL") and by Citizens' Restated Certificate of Incorporation and By-laws. Shareholders of Ogden who receive Citizens Common Stock pursuant to the Merger will become stockholders of Citizens and their rights as such will be governed by the DGCL and Citizens' Certificate of Incorporation and By-laws, as the same may be amended from time to time.

         Certain differences between the rights of Ogden shareholders and Citizens stockholders are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the law discussed and the Certificate of Incorporation and By-laws of Ogden and the Restated Certificate of Incorporation and By-laws of Citizens. For information as to how Citizens' documents may be obtained, see "Available Information."

Business Combinations

         Ogden. Under the New York Business Corporation Law ("NYBCL"), the affirmative vote of the holders of two-thirds of all outstanding shares of stock of a New York corporation entitled to vote thereon is required to approve mergers and consolidations, and for sales, leases, exchanges or other dispositions of all or substantially all the assets of a corporation, if not made in the usual or regular course of the business actually conducted by such corporation.

         Citizens. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter is required to approve mergers, consolidations, and any sales, leases or exchanges of all or substantially all of the assets of a corporation.

Dissenting Shareholders' Appraisal Rights

         Ogden. Under Sections 806(b)(6) and 910 of the NYBCL, shareholders of a New York corporation have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by the NYBCL, in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain mergers or consolidations, certain sales, exchanges or other dispositions of all or substantially all of the corporation's assets and certain share exchanges. A shareholder intending to enforce such right must comply with the procedures set forth in Section 623 of the NYBCL.

         Citizens. Under Section 262 of the DGCL, except as otherwise provided by the DGCL, stockholders who continuously hold their shares through the effective date of a merger or consolidation which is consummated, who perfect their appraisal rights under Section 262(d) of the DGCL, and who neither vote in favor of the merger or consolidation nor otherwise consent thereto in writing are entitled upon petition to receive payment of the fair value of their stock, as determined by the Delaware Court of Chancery.

State Takeover Legislation

         Ogden. The NYBCL contains provisions which prohibit any business combination (defined to include a variety of transactions, including mergers, consolidations, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and the receipt of certain benefits from the corporation, including loans or guarantees) between a domestic corporation and an "interested shareholder" for five years after the date that the interested shareholder became an interested shareholder unless prior to that date the board of directors of the domestic corporation approved the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder. Even after five years, such a business combination is permitted only if: (i) it is approved by a majority of the shares not owned by, or by an affiliate of, the interested shareholder, or (ii) certain statutory fair price requirements are met. An "interested shareholder" is any person who
(i) beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and at any time within the five year period in question was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock of the corporation.

         Citizens. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date such person became an interested stockholder, unless (i) prior to such date, the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation outstanding at the time the transaction commenced, or (iii) on or after such date the business combination is approved by the board of directors of the corporation and by the affirmative vote, not by written consent, of at least 66% of the voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, consolidations, asset transfers (including any sale, lease, exchange, mortgage, pledge or other disposition of assets) and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (i) owns 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of a corporation that was the owner of 15% or more of the outstanding voting stock at any time within the past three years.

Stockholder Rights Plans

         Neither Ogden nor Citizens has a stockholder rights plan.

Amendments to Certificate of Incorporation

         Ogden. Under Section 803 of the NYBCL, amendments to the certificate of incorporation may be authorized by vote of the board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. Section 804 of the NYBCL provides that certain categories of amendments which adversely affect the rights of any holders of shares of a class or series of stock require the affirmative vote of the holders of a majority of all outstanding shares of such class or series, voting separately.

         Citizens.   Under  Section  242  of  the  DGCL,  an  amendment  to  the certificate of incorporation proposed by the board requires an affirmative vote of a majority of the outstanding stock entitled to vote thereon.

Amendments to By-laws

         Ogden. Under Section 601 of the NYBCL, except as otherwise provided in the certificate of incorporation, by-laws may be amended, repealed or adopted by the holders of shares entitled to vote in the election of any director. When so provided in the certificate of incorporation or a by-law adopted by the shareholders, by-laws may also be amended, repealed or adopted by the board by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by law, but any by-law adopted by the shareholders may only be amended or repealed by the shareholders entitled to vote thereon. Pursuant to Ogden's By-laws, the Ogden By-laws may be amended, repealed or adopted by the holders of voting shares or the Ogden Board, but any by-law adopted by the Ogden Board may be amended or repealed by the shareholders in accordance with the NYBCL.

         Citizens. As permitted by the DGCL, the Citizens Certificate of Incorporation provides that the Citizens By-laws may be made, altered or repealed by the Citizens Board, subject to the power of the stockholders to change or repeal any By-laws by a majority vote of the stockholders present and represented at any meeting. The Board may not repeal or alter any By-laws adopted by the stockholders except certain of the By-laws adopt procedures to be followed in the case of claims for indemnification.

Preemptive Rights

         No holder of shares of either Citizens or Ogden Common Stock has any preemptive rights to purchase any shares or other securities of Citizens or Ogden, respectively.

Dividend Sources

         Ogden. Under Section 510 of the NYBCL, except as otherwise provided in the NYBCL, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made from sources other than earned surplus, a written notice must accompany such payment or distribution as provided by the NYBCL. A corporation may declare and pay dividends or make other distributions except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation.

         Citizens. Section 170 of the DGCL permits the payment of dividends on capital stock, subject to any restrictions contained in the certificate of incorporation, out of a corporation's surplus (the excess of net assets over capital). In case there is no surplus, dividends may be paid out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation is diminished to an amount less than the aggregate amount of capital represented by the outstanding stock having a preference on the distribution of assets, then dividends may not be declared and paid out of such net profits until the deficiency in the amount of capital represented by the shares having a preference on the distribution of assets shall have been repaired. The Citizens Certificate of Incorporation and By-laws do not restrict the sources of payment of dividends on Citizens Common Stock. Citizens, however, is a party to certain agreements and is currently subject to the Federal Power Act, either of which could limit the amount of dividends that can be paid by Citizens.

Duration of Proxies

         Ogden. Under Section 609 of the NYBCL, no proxy is valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Irrevocable proxies may be created for (i) a pledgee, (ii) a person who has purchased or agreed to purchase the shares, (iii) a creditor of the corporation who extends or continues credit in consideration of the proxy, (iv) a person who has contracted to perform services as an officer of the corporation it the proxy is required by the employment contract and (v) a person designated under a voting agreement.

         Citizens. Under Section 212 of the DGCL, no proxy is valid for more than three years after its date unless provided otherwise in the proxy.

Stockholder Action

         Ogden. Under Section 615 of the NYBCL, any action required or permitted to be taken by shareholder vote may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, provided that the certificate of incorporation may contain a provision requiring the written consent of the holders of less than all outstanding shares. The Ogden Certificate of Incorporation does not contain such a provision.

         Citizens. Under Section 228 of the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of stockholders may instead be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by holders of outstanding stock having not less than the minimum number of votes that would be required to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voting. If action is taken by written consent, a prompt notice of the action so taken must be provided to those stockholders who have not consented in writing. The Citizens Certificate of Incorporation does not prohibit or limit action by written consent.

Special Stockholder Meetings

         Ogden.   Under  Section  602  of  the  NYBCL,  a  special   meeting  of
shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The Ogden By-laws provide that special meetings of the shareholders may be called at any time by the President or by the Board of Directors. In addition, Section 603 of the NYBCL provides that if, for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders, or if no date has been so fixed for a period of thirteen months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If such special meeting is not called by the board within two weeks after the expiration of such period or if it is called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of ten percent of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors.

         Citizens. Under Section 211 of the DGCL, a special meeting of stockholders may be called only by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The Citizens By-laws provide that a special meeting of stockholders may be called by the Chief Executive Officer, a majority of the Board, or by the stockholders of record of 33% of the outstanding capital stock.

Removal of Directors

         Ogden. Section 706 of the NYBCL provides that any or all of the directors may be removed for cause by vote of the shareholders and, if the certificate of incorporation or the specific provisions of a by-law adopted by the shareholders provide, directors may be removed by action of the board of directors. If the certificate of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the shareholders. The removal of directors, with or without cause, is subject to the following:
(i) in the case of a corporation having cumulative voting, no director may be removed when the votes cast against such director's removal would be sufficient to elect the director if voted cumulatively and (ii) if a director is elected by the holders of shares of any class or series, such director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class. An action to procure a judgment removing a director for cause may be brought by the attorney-general or by the holders of ten percent of the outstanding shares, whether or not entitled to vote. The Ogden By-laws provide that any or all of the directors may be removed without cause only by vote of the shareholders.

         Citizens. Except as otherwise provided in certificate of incorporation, under Section 141(k) of the DGCL, the entire board of directors or any individual director may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Citizens Certificate of Incorporation does not limit the provision.

Number of Directors; Vacancies on the Board

         Ogden. Under Section 702 of the NYBCL, the number of directors may not be less than three, and any higher number may be fixed by the by-laws or by action of the shareholders or of the board of directors under specific provisions of a by-law adopted by the shareholders. The number of directors may be increased or decreased by amendment of the by-laws or by action of the shareholders or of the board of directors under the specific limitation of a by-law adopted by the shareholders, subject to certain limitations. The Ogden By-laws fix the number of directors at six (6). Under Section 705 of the NYBCL, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board. However, the certificate of incorporation or by-laws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders. Unless the certificate of incorporation or the specific provision of a by-law adopted by the shareholders provide that the board may fill vacancies occurring in the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, will hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified. The Ogden By-laws provide that any vacancy in the Ogden Board (other than removal without cause) may be filled by a majority vote of the remaining directors.

         Citizens. The Citizens By-laws provide that number of Directors comprising the Board is fixed by resolution of the Board within the limits of not less than seven or more than thirteen. As permitted under Section 223 of the DGCL, the Citizens By-laws provide that the Citizens Board may fill any vacancy on the Citizens Board, including vacancies resulting from an increase in the number of directors.

Indemnification of Directors

         Ogden. Under Section 722 of the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Section 723 of the NYBCL provides that any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available, or (ii) in the event a quorum of disinterested directors is not available or so directs by either (A) the board upon the written opinion of independent legal counsel, or (B) by the shareholders.

         Citizens. The By-Laws of Citizens require it to the fullest extent permitted by applicable law to indemnify any person who is or was threatened with any investigation, claim, action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Citizens, or serving at the request of Citizens as a director or officer of another corporation or other entity for expenses, liabilities or loss actually and reasonably incurred by such person in connection with such proceeding. The DGCL provides that a corporation may indemnify a person if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Citizens' By-laws the determination of whether a director, officer, employee or agent has met the applicable standard of conduct is made (i) by a majority vote of a quorum of directors not a material party to the proceeding, or (ii) by an independent legal counsel in a written opinion if there is no disinterested director or if a majority of the disinterested directors so direct or in the case of a change in control, (iii) by the shareholders or (iv) by a court arbitral panel. In the case of shareholder derivative suits, the DGCL provides that a corporation may indemnify any person who is or was threatened with any action or suit by reason of the fact that he or she is or was a director, officer, employee or agent if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought determined upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Citizens' By-laws sets forth procedures for advancing expenses to directors, officers and others without the need for a case-by-case determination of eligibility, so long as in the case of officers and directors they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified against expenses. The aforementioned provisions relating to indemnification and advancement of expenses are not exclusive and a corporation may provide additional rights to those seeking indemnification or advancement of expenses.

Limitation of Personal Liability of Directors

         Ogden. Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity. Ogden has not adopted such a provision.

         Citizens. The Certificate of Incorporation of Citizens provides that a director shall not be personally liable to the corporation or its stockholders for monetary liability for breaches of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.


                              ACCOUNTING TREATMENT

         Citizens presently anticipates that it will account for the Merger under the pooling-of-interests method of accounting. Application of this accounting treatment is dependent upon evaluation of the facts and circumstances existing at the time the Merger is consummated. Under pooling-of-interests accounting, the combination of the ownership interests of the two companies is recognized and, therefore, recorded values of assets and liabilities of the companies are carried forward at existing amounts to the combined financial statements; no goodwill or other asset or liability adjustments are recorded. Financial statements of the separate companies for prior periods are combined and restated to present the financial position and results of operations as if the companies had always been a single entity.



                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain federal income tax consequences of the Merger to the holders of Ogden Common Stock. The discussion does not address all aspects of federal income taxation that may be relevant to particular shareholders and may not be applicable to shareholders who are not citizens or permanent residents of the United States, or who will acquire their Citizens Common Stock pursuant to the exercise or termination of employee stock options or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local, or other tax laws. This discussion assumes that Ogden shareholders hold their Ogden Common Stock as capital assets within the meaning of Section 1221 of the Code.

         In the opinion of Harter, Secrest & Emery, counsel to Ogden, the Merger will, under current law, constitute a tax-free reorganization under Section 368(a) of the Code, and Citizens, C-O Tel and Ogden will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel has relied upon written representations and covenants of Citizens, Ogden, and certain Ogden shareholders. No ruling has been sought from the Internal Revenue Service as to the federal income tax consequences of the Merger, and the opinion of counsel set forth below is not binding on the Internal Revenue Service ("IRS") or any court.

         As a tax-free reorganization, the Merger will have the following federal income tax consequences for shareholders of Ogden, Ogden and Citizens:

         (1) No gain or loss will be recognized by the holders of Ogden Common Stock as a result of the exchange of such shares for shares of Citizens Common Stock pursuant to the Merger, except that gain or loss will be recognized on the receipt of cash, if any, received in lieu of fractional shares. Any cash received by a shareholder of Ogden in lieu of a fractional share will generally be treated as received in exchange for such fractional share and not as a dividend, and any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss equal to the difference between the cash received and the portion of the shareholder's basis in Ogden Common Stock allocable to such fractional share interest.

         (2) The tax basis of the shares of Citizens Common Stock received by each shareholder of Ogden will equal the tax basis of such shareholder's shares of Ogden Common Stock (reduced by the amount allocable to any fractional share interest for which cash is received) exchanged in the Merger.

         (3) The holding period for shares of Citizens Common Stock received by each shareholder of Ogden will include the holding period of such shareholder for the shares of Ogden Common Stock exchanged in the Merger.

         (4) Neither Citizens, C-O Tel nor Ogden will recognize gain or loss as a result of the Merger.


         The federal income tax discussion set forth above is included herein for general information only and is based in large part upon principles adopted by the IRS in published rulings which have been stated to be applicable in transactions of this type. The tax consequences of the Merger will depend on the facts and circumstances applicable to each shareholder. Each shareholder of Ogden is advised to consult with such shareholder's own tax advisor regarding the tax consequences of the Merger, including the applicability and effect of foreign, state, local and other tax laws.


                    DISSENTING SHAREHOLDERS' APPRAISAL RIGHTS

         Holders of Ogden Common Stock who follow the procedures in Section 623 of the NYBCL ("Section 623") will be entitled to have their shares of Ogden Common Stock appraised by New York court and to receive payment of the "fair value" of such shares as determined by the court in lieu of receiving shares of Citizens Common Stock upon consummation of the Merger.

         The Merger Agreement provides that any issued and outstanding shares of Ogden Common Stock held by persons who object to the Merger and comply with all provisions of Section 623 concerning their right to dissent from the Merger and demand appraisal of their shares ("Dissenting Holders") shall be deemed to be converted, as of the Effective Time, into the right to receive the number of shares of Citizens Common Stock calculated in accordance with Section 2.1(b) of the Merger Agreement. The shares of Citizens Common Stock to be received by such Dissenting Holders shall be held back and not issued by Citizens until such time, and in any event not prior to the Effective Time, as such Dissenting Holder has withdrawn demand for appraisal or lost his or her right for appraisal, in either case pursuant to the NYBCL. The provisions relating to Dissenting Holders are set forth in Section 2.1(c) of the Merger Agreement.

         The following description of Section 623 is only a summary of the procedures to be followed by Dissenting Holders and is not intended to be a complete statement of Section 623's provisions. The full text of Section 623 is set forth in Annex B to this Proxy Statement/Prospectus, and the following summary of Section 623 is qualified in its entirety by reference thereto.

         An Ogden shareholder electing to exercise appraisal rights must file with Ogden, before the vote on the proposal to adopt and approve the Merger Agreement, a written objection to the Merger. As set forth in Section 623(a), the objection shall include a notice of such shareholder's election to dissent, his or her name and residence address, the number and class of shares as to which he or she dissents and a demand for payment of the "fair value" of his or her shares. Neither a vote against adoption and approval of the Merger, nor a proxy directing such vote, nor a blank proxy abstention will constitute the written objection required by Section 623. A shareholder may not dissent as to less than all of such shareholder's shares. Written objections may be filed with Ogden at the following address: Ogden Telephone Company, 21 West Avenue, Spencerport, New York 14559, Attention: Maureen L. Howard, Secretary.

         Only a holder of record of shares of Ogden Common Stock is entitled to assert appraisal rights. An objection should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. An authorized agent may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that the agent is acting as agent for the record owner.

         Ogden will give written notice, by registered mail, within ten (10) days after adoption and approval of the Merger to each shareholder who has filed a written objection to, and has not voted to approve, the Merger Agreement. Within twenty (20) days after the giving of such notice, any shareholder from whom written objection was not required who elects to dissent from the Merger must file written notice of such election, together with such shareholder's name, residence address, the number and class of shares as to which he or she dissents, and a demand for payment of "fair value" of the shares. A shareholder may not dissent as to less than all shares he or she owns.

         At the Effective Time, each Dissenting Holder who complies with all the provisions of Section 623 of the NYBCL shall have the right to receive the number of shares of Citizens Common Stock calculated in accordance with Section 2.1(b) of the Merger Agreement, without interest, which shares shall be issued only after the Dissenting Holder has withdrawn his demand or lost his right to appraisal in accordance with the NYBCL. No shares of Citizens Common Stock shall be issued prior to the Effective Time.

         A notice of election to dissent may be withdrawn by a Dissenting Holder at any time prior to his acceptance in writing of an offer to pay the "fair value" of his Ogden Common Stock, but not later than 60 days after the Effective Time, unless Citizens shall fail to make an offer to pay the "fair value" of the dissenter's shares within 15 days after the Effective Time, in which case such dissenter shall have 60 days from the date on which such offer was made to withdraw his election.

         At the time of filing a notice of election to dissent, or within one month thereafter, a Dissenting Holder must submit certificates representing his Ogden Common Stock to Ogden or its Transfer Agent, who shall note conspicuously thereon that a notice of election to dissent has been filed and will return the certificates to such shareholder or person who submitted the certificates on his behalf. Failure to submit the certificates may result in the loss of dissenter's appraisal rights.

         Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after the consummation of the Merger, whichever is later (but not later than 90 days after the shareholder vote authorizing the Merger), Citizens will make a written offer, by registered mail, to pay for the dissenting shareholders' shares at the price which Citizens considers to be their "fair value." If the Merger has not been consummated within 90 days after the Meeting, the offer may be conditioned upon such consummation.

         If Citizens and the Dissenting  Holder are unable to agree as to value,
Section 623 provides a procedure for the judicial determination of value.

         Ogden shareholders who seek to exercise appraisal rights should not assume that Ogden or Citizens will initiate any negotiations with respect to the "fair value" of their Ogden Common Stock. Ogden has agreed to provide Citizens with notice of any demands by Dissenting Holders and Citizens has the right to participate in any negotiations or proceedings with respect to such demands. In addition, Ogden shall not, without prior written consent of Citizens, voluntarily make payment or settle any demand for payment.

         Failure to follow the steps required by Section 623 for perfecting appraisal rights may result in the loss of such rights.

         Citizens and Ogden will not be required to consummate the Merger if holders of more than 5% of the outstanding shares of Ogden Common Stock elect to exercise appraisal rights pursuant to the NYBCL and have not voted in favor of the Merger. See "Description of the Merger and the Merger Agreement-- General." The Ogden Board of Directors has determined that the Merger is fair to, and is in the best interests of, Ogden's shareholders and Ogden hopes that no shareholder will exercise dissenter's rights. See "Background and Reasons for the Merger and Related Matters."


                                     EXPERTS

         The consolidated financial statements of Citizens as of December 31, 1996, 1995 and 1994, and for each of the years then ended, incorporated by reference in this Prospectus from Citizens' Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheets of Ogden as of December 31, 1996 and 1995 and the consolidated statements of income, retained earnings and cash flows for each of the three years ended December 31, 1996, 1995 and 1994 have been audited by Coopers and Lybrand, LLP, independent public accountants, as set forth in their report set forth elsewhere in this Proxy Statement/Prospectus and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

         The validity of the Common Stock will be passed upon by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, counsel for Citizens.


                                      INDEX TO FINANCIAL STATEMENTS OF OGDEN
                                                                                                              Page
Report of Independent Accountants..............................................................................F-1
Consolidated Balance Sheets as of December 31, 1996 and 1995...................................................F-2
Consolidated Statements of Income for each of the years ended
   December 31, 1996, 1995 and 1994............................................................................F-4
Consolidated Statements of Retained Earnings for each of the years ended
   December 31, 1996, 1995 and 1994............................................................................F-5
Consolidated Statements of Cash Flows for each of the years ended
   December 31, 1996, 1995 and 1994............................................................................F-6
Notes to Consolidated Financial Statements.....................................................................F-7
Consolidated Condensed Balance Sheets as of September 30, 1997 (unaudited)
   and December 31, 1996 .....................................................................................F-15
Consolidated Condensed Statements of Income for the nine months ended
   September 30, 1997 and 1996 (unaudited)....................................................................F-16
Consolidated Condensed Statements of Income for the three months ended
   September 30, 1997 and 1996 (unaudited)....................................................................F-17
Consolidated Condensed Statements of Cash Flows for the nine months ended
   September 30, 1997 and 1996 (unaudited)....................................................................F-18
Notes for Consolidated Condensed Financial Statements (unaudited).............................................F-19


Report of Independent Accountants



To the Board of Directors and Shareholders
Ogden Telephone Company and Subsidiary
Spencerport, New York

We have audited the consolidated balance sheets of Ogden Telephone Company and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ogden Telephone Company and Subsidiary as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


Coopers & Lybrand LLP
Rochester,  New York
February 25, 1997,  except for Note 8,
as to which the date is October 23, 1997


                     Ogden Telephone Company and Subsidiary

Consolidated Balance Sheets
December 31, 1996 and 1995

     Assets                                                                             1996                   1995
     ------                                                                         ---------             ----------

Current assets:
    Cash and cash equivalents                                             $           722,795   $            387,789
    Accounts receivable                                                             1,339,986              1,448,181
    Materials and supplies                                                            379,881                378,829
    Prepaid expenses and other current assets                                         286,073                342,347
    Refundable income taxes                                                              ---                 102,827
                                                                                    ---------             ----------
                                                                                    2,728,735              2,659,973
                                                                                    ---------             ----------
Noncurrent assets:
    Investments
       Nonaffiliated companies                                                        197,684                185,313
       Rural Telephone Bank                                                           110,910                131,800
    Cash surrender value of life insurance, net of loans of $30,540 in                  76,349                 64,783
        1996 and 1995
    Deferred charges, net of accumulated amortization of $172,644 and               1,447,899              1,671,860
        $161,884 in 1996 and 1995, respectively
    Deferred pension expense                                                          159,102                355,037
                                                                                    ---------             ----------
                                                                                    1,991,944              2,408,793
                                                                                    ---------             ----------

Property, plant and equipment
    Telephone plant in service                                                     34,015,888             32,389,235
    Telephone plant under construction                                                376,047                646,996
                                                                                    ---------             ----------
                                                                                   34,391,935             33,036,231
    Less:  Accumulated depreciation                                                12,230,805             10,424,821
                                                                                    ---------             ----------
                                                                                   22,161,130             22,611,410
                                                                                   ----------             ----------
                                                                          $        26,881,809   $         27,680,176
                                                                                   ==========             ==========






                     Ogden Telephone Company and Subsidiary

                 Liabilities and Shareholders' Equity                                  1996                  1995
                 ------------------------------------                              -----------           -----------

Current liabilities:
   Accounts payable                                                       $          1,059,120  $          1,641,960
   Current portion of long-term debt                                                   494,906               470,428
   Current portion of employee benefits liability                                      400,000               500,000
   Accrued vacation                                                                    228,415               225,782
   Income taxes payable                                                                124,650                    --
   Other accrued taxes                                                                  27,437                26,267
   Other accrued liabilities                                                           257,750               458,577
                                                                                     ---------            ----------
                                                                                     2,592,278             3,323,014
                                                                                     ---------            ----------


Long-term debt                                                                       8,417,964             9,003,863
                                                                                     ---------            ----------

Deferred credits and other liabilities:
   Unamortized investment tax credits                                                  329,018               384,507
   Deferred income taxes, net                                                        3,284,544             3,477,754
   Employee benefits liability                                                         725,611               810,230
                                                                                     ---------            ----------
                                                                                     4,339,173             4,672,491
                                                                                     ---------            ----------
Shareholders' equity:
   Common stock, no par value, authorized 134,900 shares; issued and                 1,513,695             1,496,394
      outstanding 108,811 shares in 1996 and 108,032 shares in 1995
   7% cumulative preferred stock, $100 par value; authorized, issued                   555,000               555,000
      and outstanding 5,550 shares
   8% cumulative convertible preferred stock, $100 par value;                          566,800               584,100
      authorized 9,500 shares; issued and outstanding 5,668 in 1996 and 5,841 shares in 1995
   Retained earnings                                                                 8,896,899             8,045,314
                                                                                    ----------            ----------
                                                                                    11,532,394            10,680,808
                                                                                    ----------            ----------
                                                                          $         26,881,809  $         27,680,176
                                                                                    ==========            ==========

               The accompanying notes are an integral part of the consolidated financial statements.

                                      Ogden Telephone Company and Subsidiary
Consolidated Statements of Income
For the Years Ended December 31, 1996, 1995 and 1994


                                                                 1996                 1995                 1994
  Operating revenues:                                         --------------      --------------       -------------

      Local service                                             $5,145,974           $5,531,387           $5,383,486
      Access and long distance service                           4,532,800            3,602,257            3,211,779
      Miscellaneous                                                946,174            1,256,595            1,249,961
      Less:  Uncollectibles                                        (28,247)             (36,723)             (36,937)
                                                              ------------         ------------         ------------
                                                                10,596,701           10,353,516            9,808,289
                                                                ----------           ----------         ------------
  Operating expenses:
      Plant specific                                             1,845,153            1,680,863            1,534,758
      Plant nonspecific                                            715,919              709,038              670,283
      Depreciation                                               1,907,008            2,000,655            1,817,562
      Customer operations                                        1,067,846            1,284,016            1,076,450
      Corporate operations                                       1,556,581            1,299,585            1,293,812
      Operating taxes                                              867,224              753,332              960,744
                                                              ------------         ------------         ------------
                                                                 7,959,731            7,727,489            7,353,609
                                                              ------------         ------------         ------------

          Operating income                                       2,636,970            2,626,027            2,454,680
                                                              ------------         ------------         ------------

  Interest and related charges                                     589,948              627,376              738,462
  Interest charged to construction                                 (42,917)             (13,876)             (72,429)
  Other income, net                                                 (1,620)              (5,782)              (3,014)
                                                              ------------         ------------         ------------
                                                                   545,411              607,718              663,019
                                                              ------------         ------------         ------------

  Income before income taxes                                     2,091,559            2,018,309            1,791,661
                                                              ------------         ------------         ------------

  Federal income taxes:
      Current                                                      607,548              335,239              404,500
      Deferred                                                      68,003              300,989              166,677
                                                              ------------         ------------         ------------
                                                                   675,551              636,228              571,177
                                                              ------------         ------------         ------------

  Net income                                                    $1,416,008           $1,382,081           $1,220,484
                                                                ==========           ==========           ==========

  Earnings per common share                                         $12.27               $12.05               $10.58
                                                                    ======               ======               ======

  Weighted average common shares outstanding                       108,482              107,514              107,111
                                                                   =======              =======              =======

  Earnings per common share assuming full                           $10.25               $10.00                $8.80
                                                                    ======               ======                =====
      dilution
  Weighted average of common shares                                134,317              134,317              134,317
                                                                   =======              =======              =======
      outstanding assuming full dilution

The accompanying notes are an integral part of the consolidated financial statements.


                                      Ogden Telephone Company and Subsidiary
Consolidated Statements of Retained Earnings
For the Years Ended December 31, 1996, 1995 and 1994

                                                                       1996                 1995               1994
                                                                 -----------------   ------------------  ----------------
Balance, January 1                                               $     8,045,314     $      7,184,342    $    6,451,672
    Net income                                                         1,416,008            1,382,081         1,220,484
                                                                 ------------------  ------------------ -------------------
                                                                       9,461,322            8,566,423         7,672,156
                                                                 ------------------  ------------------ -------------------

    Less dividends:
        7% cumulative preferred stock                                     38,850               38,850            38,850
        8% cumulative convertible preferred stock                         45,836               47,502            48,288
                                                                 ------------------  ------------------ -------------------

                                                                          84,686               86,352            87,138
        Common stock, $4.42 per share in 1996, $4.04 per share           479,737              434,757           400,676
        in 1995, and $3.74 per share in 1994
                                                                 ----------------    ------------------ ------------------
                                                                         564,423              521,109           487,814
                                                                 ------------------  ------------------ -------------------

Balance, December 31                                             $     8,896,899     $      8,045,314  $      7,184,342
                                                                 ==================  ================= ====================

The accompanying notes are an integral part of the consolidated financial statements.




                                      Ogden Telephone Company and Subsidiary

Consolidated Statements of Cash Flows
For the Years Ended December 31, 1996, 1995 and 1994

                                                                       1996                  1995               1994
                                                                 ------------------    -----------------  ------------------
Cash flows from operating activities:
   Net income                                                    $      1,416,008      $     1,382,081    $      1,220,484
   Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation and amortization                                   1,917,768            2,011,415           1,828,322
        Accounts receivable                                               108,195             (20,457)              93,210
        Materials and supplies                                            (1,052)             (48,713)            (90,542)
        Prepaid expenses and other current assets                          56,274            (130,292)             (2,196)
        Refundable income taxes                                           102,827            (102,827)                  --
        Deferred pension expense                                          195,935              200,923           (134,096)
        Accounts payable                                                (582,840)              582,581           (586,357)
        Income taxes and other accrued taxes                              125,820             (70,329)             (6,168)
        Accrued vacation and other accrued liabilities                  (198,194)            (155,779)           (204,246)
        Deferred credits and other liabilities                          (220,116)              276,253             179,714
                                                                 ------------------    -----------------  ------------------
        Net cash provided by operating activities                       2,920,625            3,924,856           2,298,125
                                                                 ------------------    -----------------  ------------------
Cash flows from investing activities:
   Purchase of property, plant and equipment, net                     (1,456,728)          (2,386,120)         (1,633,195)
   Decrease (increase) in investments                                       8,519             (17,802)                  --
   Decrease (increase) in cash surrender value of
      life insurance                                                     (11,566)                9,898             (2,271)
                                                                 ------------------    -----------------  ------------------

        Net cash used in investing activities                         (1,459,775)          (2,394,024)         (1,635,466)
                                                                 ------------------    -----------------  ------------------

Cash flows from financing activities:
   Repayment of notes payable                                                  --            (900,000)         (2,600,000)
   Additions to notes payable                                                  --                   --           3,300,000
   Increase in long-term debt                                                  --                   --             124,067
   Repayment of long-term debt                                          (561,421)            (438,894)           (473,534)
   Dividends paid                                                       (564,423)            (521,109)           (487,814)
                                                                 ------------------    -----------------  ------------------

        Net cash used in financing activities                         (1,125,844)          (1,860,003)           (137,281)
                                                                 ------------------    -----------------  ------------------

Increase (decrease) in cash and cash equivalents
   for the year                                                           335,006            (329,171)             525,378

Cash and cash equivalents - beginning of year                             387,789              716,960             191,582
                                                                 ------------------    -----------------  ------------------

Cash and cash equivalents - end of  year                         $        722,795      $       387,789    $        716,960
                                                                 ==================    =================  ==================


The accompanying notes are an integral part of the consolidated financial statements.

                     Ogden Telephone Company and Subsidiary

       Notes to Consolidated Financial Statements

1.     Business Organization

       Ogden Telephone Company and subsidiary OTC Long Distance ("Ogden") are engaged principally in the provision of local exchange and long distance services to residential and business customers in the Towns of Ogden and Parma, Monroe County, New York.

2.     Significant Accounting Policies

       Basis of Accounting

       Ogden's   accounting  and  reporting  policies  are  in  conformity  with generally accepted accounting principles. Ogden's financial records are maintained on the accrual basis of accounting.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Principles of Consolidation

       The consolidated financial statements include the accounts of Ogden and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated.

       Uniform System of Accounts

       Ogden utilizes the Uniform System of Accounts (USOA) in accordance with regulations mandated by the Federal Communications Commission and the New York State Public Service Commission (PSC).

       Materials and Supplies

       Materials and supplies, used primarily for repairs and maintenance, are stated at the lower of cost, on a first-in, first-out method, or market.

       Investments

       Ogden's investments are carried at cost, which approximates market. Ogden has classified these investments as available-for-sale. The investment in the Rural Telephone Bank (the Bank) is collateral for a loan payable to the Bank with a balance of $1,542,836 as of December 31, 1996.

       Telephone Plant

       Telephone plant in service is carried in the financial statements at cost. The cost of assets retired is charged to accumulated depreciation together with cost of removal, net of salvage.
       Depreciation

       Depreciation is calculated on the straight-line method for financial reporting purposes. Depreciation is provided generally under accelerated methods for federal income tax purposes.

       Investment Tax Credits

       Investment tax credits are amortized over the productive lives of the related assets.

       Earnings Per Common Share

       Primary earnings per common share has been computed using a weighted average number of common shares outstanding during each year. Fully diluted earnings per common share has been computed based on the assumption that all of the convertible preferred shares are converted into common shares at the beginning of each year.

       Statements of Cash Flows

       For purposes of the statements of cash flows, Ogden considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

       Interest paid (net of amounts capitalized of $16,740, $25,654, and $79,526) was $682,526, $603,058, and $597,712 in 1996, 1995 and 1994,
       respectively. Federal income taxes paid were $399,000, $418,000 and $469,209 in 1996, 1995 and 1994, respectively.

       Advertising

       Advertising expenses are charged to operations during the year in which they are incurred. Advertising expenses incurred and charged to operations were approximately $79,000, $147,000 and $18,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

       Impairment of Long-Lived Assets

       In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", Ogden reviews long-lived assets and certain identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

3.     Short-Term Borrowings

       Ogden has an unused $2,500,000 revolving line of credit with the Rural Telephone Finance Cooperative at December 31, 1996. Advances bear interest at the bank's prime rate plus 1.5% per annum or such lesser interest rate as may be fixed by the bank from time to time. Interest is payable quarterly on the first day of each calendar quarter. The line of credit expires in November 1998. The credit agreement contains a condition which states that the combined principal amount outstanding at any one time on all lines of credit shall not exceed $2,500,000.

       Ogden has an unused demand note from CoBank for $1,500,000 at December 31, 1996. Advances on the demand note will be collateralized by real or personal property of Ogden and will generally bear interest at 8.0%, or at other rates agreed to by CoBank and Ogden. The note expires in September 1997. The note agreement contains covenants requiring a minimum net worth ratio, and minimum working capital levels with which Ogden must comply regardless of whether any advances are outstanding.

       The Company has an unused grid note with a bank for $2,500,000 at December 31, 1996. Advances on the note bear interest at the bank's prime rate plus .5% which is payable monthly. The note has no stated maturity date.

4.     Long-Term Debt

       Ogden has the following loan contracts which require monthly principal and interest payments, with the Rural Telephone Bank and the Federal Financing Bank:


                     Outstanding
                       Balance               Interest Rate                  Final Due Date
                  ---------------           --------------                 ----------------
                    $ 1,542,836                  7.000%                        April 7, 2004
                      2,815,546                  5.999%                    December 31, 2011
                      2,656,958                  5.999%                    December 31, 2011
                        627,081                  6.100%                    December 31, 2013
                      1,237,299                  6.179%                    December 31, 2015
              ------------------------
                    $ 8,879,720
              ========================

       The above loans are guaranteed by the Rural  Electrification  Association
       (REA) and are collateralized by a mortgage on all land, plant, works, structures, buildings, fixtures and improvements of Ogden.

       The mortgage agreement also places certain restrictions on the amount of dividends that may be paid annually. Dividends paid during the year are in compliance with this restriction.

       Ogden also has a capital lease obligation for computer equipment. The lease has a term of 36 months, beginning September 1994, with an effective interest rate of 7.71%. Lease payments in the amount of $3,880 are made monthly for principal, interest and executory costs. The outstanding balance at December 31, 1996 was $33,150.

       Annual maturities of the long-term debt, including capitalized lease obligations, are as follows:


              1997                               $        494,906
              1998                                        487,431
              1999                                        519,447
              2000                                        552,428
              2001                                        589,947
              Thereafter                                6,268,711
                                                 -------------------

                                                 $      8,912,870
                                                 ===================


5.     Preferred and Common Stock

       The preferred stock is callable at par at the option of Ogden. In the event that two semi-annual dividends totaling 7% shall not have been paid upon the 7% preferred series, the deficiency shall be made up before any dividends shall be paid on the common stock of any class.

       The 8% convertible preferred stock is convertible into common stock at the rate of four and one half shares of common stock for each share of the 8% convertible preferred stock, subject to adjustment in certain events. During 1996, 1995 and 1994, 173, 190 and 40 shares of 8% convertible preferred stock were converted into 779, 855 and 180 shares of common stock, respectively.

       At December 31, 1996, there were 25,507 shares of common stock restricted for conversion privileges of the 8% convertible preferred stock.

       In addition to the preferred and common stock issued and outstanding, there were 57,000 shares of Class A Common Stock, no par value, of which no shares were issued and outstanding; 5,000 shares of 5% Preferred Stock, par value $100 per share, of which no shares were issued and outstanding; 2,500 shares of 6% Preferred Stock, par value $100 per share, of which no shares were issued and outstanding; and 5,500 shares of 6% Preferred Stock, par value of $100 per share authorized, of which no shares were issued and outstanding.

6.     Federal Income Taxes

       Income taxes are recorded in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". The original adoption, in 1993, was made on a revenue neutral basis and required the recognition of a regulatory asset for the cumulative effect of this change in accounting principle as required by the Public Service Commission (PSC).

       Deferred income tax provisions of Ogden are based upon amounts recognized for rate-making purposes. Ogden recognizes a deferred tax liability and establishes a corresponding regulatory asset for tax benefits previously flowed through to rate payers. The major temporary difference that gave rise to the net deferred tax liability is depreciation which for income tax purposes is determined based on accelerated methods and shorter lives.

       Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation", requires Ogden to reflect the additional deferred income taxes as regulatory assets to the extent that they will be recovered in the rate-making process. In accordance with the normalization provisions under federal tax law, Ogden reverses excess deferred taxes relating to depreciation of regulated assets over the regulatory lives of those assets. For other excess deferred taxes, the regulatory agencies generally allow amortization of excess deferred taxes over the reversal period of the temporary differences giving rise to the deferred taxes.The Tax Reform Act of 1986 repealed the investment tax credit ("ITC"), effective January 1, 1986. As required by tax law, ITC for the Company was deferred and is amortized as a reduction of income tax expense over the estimated service lives of the related assets giving rise to the ITC's. Amounts so recognized in the tax provision were $37,000, $40,000 and $42,000 for 1996, 1995 and 1994, respectively.

       Deferred federal income tax expense results principally from timing differences between depreciation expense for income tax purposes and depreciation expense reflected in the accompanying financial statements, the amortization of investment tax credits over the life of the plant which gave rise to the credits and the early retirement liability.

       The components of deferred income taxes are as follows at December 31:

                                                              1996                              1995
                                                --------------------------------- ---------------------------------
                                                    Assets         Liabilities        Assets         Liabilities
                                                ---------------  ---------------- ---------------- ----------------

      Depreciation                              $     --         $     4,022,144  $      --        $     4,072,201
      Unamortized ITC                                 --                 329,018         --                384,507
      Employee benefits                                500,908          --                308,669         --
      Other                                            236,692          --                285,778         --
                                                ---------------  ---------------- ---------------- ----------------

                                                $      737,600   $     4,351,162  $       594,447  $     4,456,708
                                                ===============  ================ ================ ================

       Ogden has approximately $1,258,000 and $1,497,000 in deferred taxes at December 31, 1996 and 1995, respectively, representing the cumulative effect of income taxes on temporary differences that were previously flowed through to rate payers. Ogden recorded a corresponding regulatory asset in deferred charges for these items representing amounts that will be recovered through the rate-making process. These deferrals have been increased for the tax effect of future revenue requirements and are being amortized over the lives of the related depreciable assets concurrently with their recovery in rates.

       The effective federal income tax rate as a percentage of income before income taxes differs from the expected statutory rate of 34% mainly due to the effect of the amortization of investment tax credits.

7.     Postretirement Benefits

       Pension Plan

       Ogden  has  a  defined   benefit   pension   plan  (the  Plan)   covering
       substantially all employees.

       It is Ogden's policy to make contributions for pension benefits based on actuarial computations reflecting the long-term nature of the Plan. However, under Statement of Financial Accounting Standards No. 87 (SFAS
       87), "Employers' Accounting for Pensions", the development of the projected benefit obligation is computed for financial reporting purposes and differs from the actuarial determination for funding due to varying assumptions and methods of computation.

       The PSC directed Ogden to record SFAS 87, but required the deferral of any effect on Ogden's results of operations. Accordingly, Ogden had recorded a regulatory asset which represented this deferral. During 1995, Ogden adopted the full effects of SFAS 87 and is amortizing the regulatory asset deferral over 15 years. The regulatory asset was $159,102 and $171,342, net of accumulated amortization of $24,479 and $12,239 at December 31, 1996 and 1995, respectively.

       The net cost of the Plan, including amounts charged to construction was:



                                                                      1996              1995              1994
                                                                 ----------------  ----------------  ----------------

        Current service cost                                     $       155,592   $       130,775   $        90,600
        Interest on projected benefit obligations                        369,495           350,748           280,814
        Actual return on plan assets                                    (337,331)         (310,358)           (4,787)
        Net amortization and deferral                                    226,078           245,084          (143,974)
                                                                 ----------------  ----------------  ----------------
        Net periodic pension costs                                       413,834           416,249           222,653
        Adjustment to conform with regulatory                                 --                --           (10,805)
           agency requirements
                                                                ----------------  ---------------   ----------------
                                                                ----------------  ----------------  ----------------
        Net periodic pension cost recognized                     $       413,834   $       416,249   $       211,848
                                                                 ================  ================  ================

        The following table presents a reconciliation of the funded status of the Plan at December 31:

                                                                      1996              1995
                                                                 ----------------  ----------------

        Actuarial present value of accumulated
        benefit obligation:
          Vested benefits                                        $     3,611,561   $     3,504,310
          Nonvested benefits                                               9,481             6,705
                                                                 ----------------  ----------------

                                                                 $     3,621,042   $     3,511,015
                                                                 ================  ================

        Projected benefit obligation                             $     4,982,099   $     4,694,179
        Plan assets at fair value                                      2,952,577         2,431,763
                                                                 ----------------  ----------------

        Unfunded status                                                2,029,522         2,262,416
        Unrecognized prior service cost                                 (230,044)         (253,012)
        Unrecognized net actuarial loss                                 (989,211)       (1,114,408)
        Remaining unrecognized net asset existing at
          date of initial application                                        503               561
        Additional liability                                                  --           183,695
                                                                 ----------------  ----------------

        Accrued pension cost recognized                          $       810,770   $     1,079,252
                                                                 ================  ================

       The actuarial assumptions used in 1996, 1995 and 1994 in determining pension cost and funded status as shown above were a discount rate on the projected benefit obligation of 8.0% in 1996 and 1995 and 7.5% in 1994, a rate of return on plan assets of 9.0% in 1996 and 1995 and 8.5%, in 1994, and a rate of increase in future compensation levels of 5.0% in 1996 and 1995 and 3.0% in 1994. Plan assets are comprised primarily of fixed income obligations, equity stocks and other pooled investments.

       Postretirement Benefits Other Than Pensions

       Ogden provides certain health care benefits for substantially all retirees who retire at age 55 or later with 20 years of service at retirement or at age 65 or later. These benefits provide full coverage for employees at Ogden's expense under the company sponsored plans available, and provide that such coverage will continue until the employee's death. Spousal coverage exists only for those eligible employees who elected early retirement in 1992. This coverage ceases at the employees attainment of age 65. The plan is unfunded.

       In 1995, Ogden adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"). Under SFAS 106, the annual provision for postretirement benefits other than pensions required to be recorded represents an incurred cost calculation rather than the cash cost method previously utilized by Ogden. SFAS 106 requires a liability to be recorded for accumulated postretirement benefits at the time of adoption which Ogden elected to amortize over 20 years. Cash paid to provide these benefits amounted to $40,129 and $41,545 in 1996 and 1995, respectively.

       The following table sets forth the funded status of the plans, reconciled to the accrued postretirement benefit obligation recognized in Ogden's balance sheet at December 31:

                                                                                      1996                1995
                                                                                ------------------ -------------------
       Accumulated postretirement benefit obligation (APBO):
         Retirees                                                               $        417,847   $         490,235
         Fully eligible active plan participants                                          76,575              56,029
         Other active participants                                                       118,006             277,770
                                                                                ------------------ -------------------
                                                                                         612,428             824,034

       Unamortized net transition obligation                                            (713,598)           (753,242)
       Unamortized net gain                                                              211,336            --
                                                                                ------------------ -------------------


       Accrued postretirement benefit obligation                                $        110,166   $          70,792
                                                                                ================== ===================



       The components of net periodic postretirement benefit costs are as follows:

                                                                   1996                  1995
                                                             -----------------      ---------------

      Service cost                                            $     7,639           $     14,954
      Interest cost                                                46,182                 57,739
      Amortization of transition obligation                        39,644                 39,644
      Amortization of gain                                        (10,829)                  --
                                                              ----------------      ----------------

      Net periodic postretirement benefit cost                $     82,636          $    112,337
                                                              ================      ================

       The weighted-average discount rate used in determining the APBO was 8% and 7.5% at December 31, 1996 and 1995, respectively.

       If the health care cost trend rate were increased 1.0%, the APBO as of December 31, 1996 would increase by approximately $86,000 and the expense for 1996 would have increased by approximately $14,000.

       Tax Deferred Savings Retirement Plan and Trust

       Ogden has a defined contribution 401(k) plan which covers all employees with at least six months of service. Participants may elect to make voluntary contributions up to 20% of their annual compensation subject to certain limitations. Ogden may contribute a discretionary amount to the 401(k) plan annually. Such contributions, if any, shall be determined by the board of directors and allocated to participants based on the ratio of a participants contributions to total participant contributions for the year. Ogden has made no contribution in any of the years included in these financial statements. Participants are fully vested in their contributions and Ogden's contributions, if any, at all times.

8.     Subsequent Event

       On February 3, 1997, Ogden signed an agreement providing for the acquisition of all the outstanding shares by Citizens Utilities. Approval of the sale by both the New York State Public Service Commission ("PSC") and Ogden shareholders is required. Approval from the PSC was received on October 23, 1997. The transaction will now be submitted for shareholder approval.

       Additionally, on August 8, 1997, the demand note from CoBank in the amount of $1,500,000 (see Note 3) was extended until September 1998.

9.     New Accounting Pronouncement

       In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards (SFAS) No. 128, "Earnings Per Share", which will be effective for Ogden's year ended December 31, 1997. SFAS No. 128 will modify the methodology used to compute earnings per share
       (EPS), requiring calculation of "basic" and "diluted" EPS. The adoption of SFAS No. 128 and resulting computation is not expected to have a significant impact on Ogden's earnings per share as currently determined.

                     Ogden Telephone Company and Subsidiary
                     Consolidated Condensed Balance Sheets
                                 (In thousands)

                        Assets              September 30,
                                                1997           December 31,
                                             (Unaudited)          1996
                                         ---------------       ------------
Current Assets:
   Cash and cash equivalents             $        1,347       $       723
   Accounts receivable                            1,591             1,340
   Other current assets                             812               666
                                         ---------------       ------------
                                                  3,750             2,729
                                         ---------------       ------------
Noncurrent assets:

   Investments                                      302               309
   Other noncurrent assets                        1,613             1,683
                                         ---------------       ------------
                                                  1,915             1,992
                                         ---------------       ------------


Property, plant and equipment:

   Telephone plant and equipment                 35,299            34,392
   Less:  Accumulated depreciation               13,520            12,231
                                         ---------------      ------------
                                                 21,779            22,161
                                         ---------------      ------------
                                         $       27,444       $    26,882
                                         ===============      =============

 Liabilities and Shareholders' Equity       September 30,       December 31,
                                                1997                1996
                                             (Unaudited)
                                         ---------------      -------------
Current liabilities:

   Accounts payable                      $          929       $     1,059
   Current portion of long-term debt                491               495
   Other current liabilities                      1,127             1,038
                                         ---------------      -------------
                                                  2,547             2,592
                                         ---------------      -------------

Long-term debt                                    8,049             8,418

Deferred credits and other liabilities:
   Deferred income taxes, net                     3,877             3,614
   Employee benefits liability                      597               726
                                         ---------------       ------------
                                                  4,474             4,340
                                         ---------------       ------------
Shareholders' equity:
   Common stock, no par value,                    1,514             1,514
     authorized 134,900 shares; issued
     and outstanding 108,811 shares
   7% cumulative preferred stock, $100              555               555
     par value; authorized, issued and
     outstanding 5,550 shares
   8% cumulative convertible preferred              567               567
     stock, $100 par value; authorized
     9,500 shares; issued and
     outstanding 5,668
   Retained earnings                              9,738             8,896
                                         --------------        ----------
                                                 12,374            11,532
                                         --------------        ----------
                                         $       27,444        $   26,882
                                         ==============        ==========


The accompanying notes are an integral part of the consolidated condensed financial statements




                     Ogden Telephone Company and Subsidiary
                  Consolidated Condensed Statements of Income
             For the Nine Months Ended September 30, 1997 and 1996
                    (In thousands, except per-share amounts)



                                                                         1997               1996
                                                                     (Unaudited)        (Unaudited)
                                                                   -------------       ------------
Operating revenues:
    Local service                                               $          4,074      $       3,811
    Access and long distance service                                       3,366              3,349
    Miscellaneous                                                            560                777
                                                                    ------------      -------------
                                                                           8,000              7,937
                                                                    ------------      -------------
Operating expenses:

    Plant                                                                  1,863              1,854
    Depreciation                                                           1,414              1,358
    Other                                                                  1,745              1,910
    Operating taxes                                                          691                716
                                                                    ------------      -------------
                                                                           5,713              5,838
                                                                    ------------      -------------

         Operating income                                                  2,287              2,099

Other income, net                                                           (52)               (65)
Interest expense                                                             418                445
                                                                     -----------      -------------

Income before income taxes                                                 1,921              1,719

Income taxes                                                                646                 569
                                                                     -----------      -------------

         Net Income                                             $          1,275     $       1,150
                                                                =================    =============

Earnings per common share                                       $          11.13     $       10.02
                                                                ================     =============

Weighted average common shares outstanding                               108,811           108,374
                                                                ================     =============

Earnings per common share assuming full dilution                $           9.27    $         8.35
                                                                ================    ==============

Weighted average of common shares outstanding assuming full              134,317            134,317
    dilution                                                    ================    ===============







                     Ogden Telephone Company and Subsidiary
                  Consolidated Condensed Statements of Income
             For the Three Months Ended September 30, 1997 and 1996
                    (In thousands, except per-share amounts)



                                                                         1997                 1996
                                                                     (Unaudited)          (Unaudited)
                                                                ----------------      ---------------
Operating revenues:
    Local service                                               $          1,388      $         1,310
    Access and long distance service                                       1,096                1,092
    Miscellaneous                                                            200                  305
                                                                ----------------      ---------------
                                                                           2,684                2,707
                                                                ----------------      ---------------
Operating expenses:
    Plant                                                                    617                  600
    Depreciation                                                             471                  395
    Other                                                                    589                  696
    Operating taxes                                                          196                  230
                                                                ----------------      ---------------
                                                                           1,873                1,921
                                                                ----------------      ---------------
         Operating income                                                    811                  786

Other income, net                                                           (19)                 (25)
Interest expense                                                             138                  144
                                                                ----------------      ---------------
Income before income taxes                                                   692                  667

Income taxes                                                                 233                  222
                                                                ----------------      ---------------
         Net Income                                             $            459      $           445
                                                                ================      ===============
Earnings per common share                                       $           4.02      $          3.90
                                                                ================      ===============
Weighted average common shares outstanding                               108,811              108,800
                                                                ================      ===============
Earnings per common share assuming full dilution                $           3.34      $          3.24
                                                                ================      ===============
Weighted average of common shares outstanding assuming full              134,317              134,317
    dilution                                                    ================      ===============




                     Ogden Telephone Company and Subsidiary
                Consolidated Condensed Statements of Cash Flows
             For the Nine Months Ended September 30, 1997 and 1996
                                 (in thousands)


                                                                        1997                   1996
                                                                    (Unaudited)            (Unaudited)
Net cash provided by operating activities                          $       2,330         $       1,357
                                                                   -------------         -------------

Cash flows from investing activities:
     Decrease (increase) in investments                                        7                   (13)
     Purchase of property, plant and equipment                             (907)                  (915)
                                                                  --------------        ---------------

         Net cash used in investing activities                             (900)                  (928)
                                                                  --------------        ---------------

Cash flows from financing activities:
     Short-term borrowings                                                                        331
     Repayment of long-term debt                                           (373)                 (423)
     Dividends paid                                                        (433)                 (402)
                                                                  --------------        --------------

         Net cash used in financing activities                             (806)                 (494)
                                                                  --------------        --------------

Increase (decrease) in cash and cash equivalents                             624                  (65)

Cash and cash equivalents - at January 1                                     723                   388
                                                                   -------------         -------------

Cash and cash equivalents - at September 30                        $       1,347         $         323
                                                                   =============         =============





The accompanying notes are an integral part of the consolidated condensed finan-cial statements

Ogden Telephone Company and Subsidiary
Notes to Consolidated Condensed Financial Statements
September 30, 1997
Unaudited

1.       Consolidated Financial Statements

         The consolidated condensed balance sheets, statements of income and statements of cash flows for the nine and three month periods ended September 30, 1997, and September 30, 1996, have been prepaid by the Company without audit. In the opinion of management, all adjustment necessary to present fairly the financial position, results of operations, and changes in cash flows at September 30, 1997 (which include only normal recurring adjustments) have been made.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted. It is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1996 annual report to shareholders. The results of operations for the nine and three months ended September 30, 1997 are not necessarily indicative of the operating results for the full year.









ANNEXES

         Annex A - Agreement and Plan of Reorganization


         Annex B -  New York Business Corporation Law ss. 623


         Annex C -  Affiliates Agreement


         Annex D -  Form of Voting Agreement












                                        Annex A


                               AGREEMENT

                                  AND

                        PLAN OF REORGANIZATION

                              BY AND AMONG

                       CITIZENS UTILITIES COMPANY,

               CITIZENS-OGDEN TELECOMMUNICATIONS COMPANY

                                  AND

                        OGDEN TELEPHONE COMPANY


                                          Dated: February 3, 1997

                                TABLE OF CONTENTS


ARTICLE I
                                THE TRANSACTION 1
1.1     Effective Time of the Merger  1
        ----------------------------
1.2     Effects of the Merger  1
        ---------------------

ARTICLE II
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
            THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES 2
2.1            Effect on Capital Stock       2
               -----------------------
(a)     Cancellation of Treasury Stock and Citizens-Owned Stock   3
(b)     Exchange Ratio for Ogden Common Stock       3
(c)     Shares of Dissenting Holders  3
(d)     Adjustment of Merger Consideration   4
(e)     Conversion of Sub Common Stock       7
2.2     Exchange of Certificates      7
        ------------------------
(a)     Exchange Agent  7
(b)     Exchange Procedures    7
(c)     Distributions with Respect to Citizens A Stock     8
(d)     No Further Ownership Rights in Ogden Common Stock  8
(e)     No Fractional Shares   9
(f)     Termination of Exchange Fund  9
(g)     No Liability    9

ARTICLE III
                    COVENANTS PENDING COMPLETION OF MERGER 9
3.1     Ogden's Pre-Closing Covenants        9
        -----------------------------
(a)     Access to Ogden by Citizens   9
(b)     Operation of the Business    10
(c)     Satisfaction of Conditions; Cooperation.   13
(d)     Approval of Merger.   13
(e)     Notification as to Certain Matters  13
(f)     Securities Laws       13
(g)     Delivery of Shareholder Lists       14
(h)     Conversion/Redemption of Convertible Preferred Stock and Preferred
        Stock      14
(i)     Initial Adjustment Certificate     14
(j)     Amendment of Schedules      14
(k)     NYPSC/FCC Filings    15
(l)     No Solicitation       15
(m)     Long Term Debt 16
(n)     Pooling Accounting   16
(o)     No Purchase of Citizens Common Stock      16
3.2     Citizens' and Sub's Pre-Closing Covenants  16
        -----------------------------------------
(a)     Citizens as Sole Shareholder of Sub; Approval of Merger  16
(b)     Blue Sky Filings      16
(c)     Filings 16

(d)     Satisfaction of Conditions; Cooperation    17
(e)     Notification as to Certain Matters  17
3.3     Mutual Pre-Closing Covenants 17
        ----------------------------
(a)     Confidentiality      17
(b)     Hart-Scott-Rodino Filing     17
(c)     Further Assurances    17
(d)     Application to the New York Public Service Commission and Related
        Expenses    17
(e)     Meeting of Ogden's Shareholder, Proxy Materials   18

ARTICLE IV
                     CONDITIONS PRECEDENT TO THE CLOSING 19
4.1     Conditions Precedent to Obligations of Citizens and Sub  19
        -------------------------------------------------------
(a)     No Misrepresentation or Breach of Covenants and Warranties      20
(b)     Board and Shareholder Approval      20
(c)     Regulatory Approvals  20
(d)     Market Price   21
(e)     Proceedings    21
(f)     Opinion of Counsel    21
(g)     Affiliates Agreement  21
(h)     Registration Statement; Blue Sky Laws      21
(i)     Consents       21
(j)     Conversion/Redemption of Preferred Stock   21
(k)     Certified Charter Documents  22
(l)     Certified By-Laws     22
(m)     Certificate of Good Standing 22
(n)     Certificate of Incumbency    22
(o)     Adverse Changes       22
(p)     Dissenting Shareholders      22
(q)     Resignation of Officers and Directors     22
(r)     Trust Properties     22
(s)     REA Consent   23
(t)     Pooling Accounting   23
(u)     Employee Matters      23
(v)     Additional Documents  23
4.2     Conditions Precedent to Obligations of Ogden      23
        --------------------------------------------
(a)     No Misrepresentation or Breach of Covenants and Warranties      23
(b)     Board and Shareholders Approval     23
(c)     Delivery of Consideration    24
(d)     Approval of Merger/Dissenters      24
(e)     Regulatory Approvals  24
(f)     Market Price   24
(g)     Proceedings    24
(h)     Opinion of Counsel    25
(i)     Affiliates Agreement 25
(j)     New York Stock Exchange Listing     25
(k)     Disposition of Citizens A Stock     25
(l)     Registration Statement; Blue Sky Laws      25
(m)     Conversion/Redemption of Preferred Stock   25

(n)     Tax Assurances 25
(o)     Certified Charter Documents  26
(p)     Certified By-Laws     26
(q)     Certificates of Good Standing       26
(r)     Certificates of Incumbency   26
(s)     Additional Documents  26
(t)     Employment Agreements 26
4.3     Mutual Conditions to Obligations of Ogden, Citizens and Sub     26
        -----------------------------------------------------------
(a)     HSR Waiting Period    26

ARTICLE V
                                 THE CLOSING 27
5.1     Closing Date, Time and Place 27
        ----------------------------
5.2     Delivery of Documents by Ogden.     27
        ------------------------------
5.3     Deliver of Documents by Citizens    27
        --------------------------------

ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES 27
6.1     Representations and Warranties of Ogden    27
        ---------------------------------------
(a)     Corporate Organization       27
(b)     Authorization and Effect of Agreement      27
(c)     Ogden Subsidiaries    28
(d)     Capitalization of Ogden      29
(e)     No Restrictions Against Merger      29
(f)     Consents and Approvals of Governmental Authorities       29
(g)     No Violation of Law   30
(h)     Brokers 30
(i)     Title to Property     30
(j)     Tangible Assets       30
(k)     Financial Statements  30
(l)     No Adverse Change     31
(m)     Contracts and Commitments    31
(n)     No Material Claims    32
(o)     Tax Matters    32
(p)     Employee Matters      33
(q)     Bank Accounts  36
(r)     Dealings with Affiliates     36
(s)     Absence of Undisclosed Liabilities  37
(t)     Compliance with Applicable Laws, Regulations and Orders  37
(u)     Insurance      37
(v)     Intellectual Property 37
(w)     Permits and Reports   38
(x)     Environmental Matters 38
(y)     Charter and Bylaws    39
(z)     Access Lines  39
(aa)    Price Caps    39
(bb)    Rate Base     39
(cc)    Tariffs       39
(dd)    FCC Licenses   40

(ee)    Non-FCC Authorizations      40
(ff)    Capital Improvements Required by NYPSC     40
(gg)    Condition of Tangible Assets       40
(hh)    Materials and Supplies       41
(ii)    Schedules of the Telephone Plant    41
(jj)    Correct Records      41
(kk)    Approval of Transactions     41
(ll)    Accounts Receivable  41
(mm)    Disclosure     41
(nn)    Information Supplied  42
6.2     Representations and Warranties of Citizens 42
        ------------------------------------------
(a)     Organization, Standing and Power    42
(b)     Authority and Effect of Agreement   42
(c)     SEC Documents  43
(d)     Capitalization of Sub 43
(e)     Information Supplied  43
(f)     Brokers 43
(g)     Citizens A Stock      44
(h)     Ogden Capital Stock.  44
(i)     Stock Dividend Sale Plan.    44
(j)     Approval of Transactions     44
(k)     Disclosure     44

ARTICLE VII
                             ADDITIONAL COVENANTS 45
7.1     Sales and Similar Taxes      45
        -----------------------
7.2     Press Releases 45
        --------------
7.3     Expenses       45
        --------
7.4     Filing of Financial and Other Information  45
        -----------------------------------------

ARTICLE VIII
                               EMPLOYEE MATTERS 46
8.1     Ogden Transferred Employees  46
        ---------------------------
8.2     Employee Benefit Plans       46
        ----------------------

ARTICLE IX
             SURVIVAL AND TERMINATION OF REPRESENTATION AND WARRANTIES 49
9.1     Representations and Warranties of Citizens 49
        ------------------------------------------
9.2     Termination of Ogden's Representations and Warranties    49
        -----------------------------------------------------

ARTICLE X
                                 TERMINATION 50
10.1    Termination Rights    50
        ------------------
10.2    Effect of Termination 50
        ---------------------

ARTICLE XI
                                MISCELLANEOUS 51
11.1    Definitions    51
        -----------
11.2    Notices 56
        -------
11.3    Successors and Assigns       57
        ----------------------

11.4    Amendments     57
        ----------
11.5    Captions       57
        --------
11.6    Entire Agreement      57
        ----------------
11.7    Certain Interpretive Matters and Definitions      58
        --------------------------------------------
11.8    No Construction Against Draftsman   58
        ---------------------------------
11.9    Waiver  58
        ------
11.10  Third Parties   58
       -------------
11.11  Counterparts    58
       ------------
11.12  Governing Law   58
       -------------
11.13  Further Assurances     59
       ------------------

INDEX TO SCHEDULES    62

INDEX TO EXHIBITS     64

                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 3rd day of February, 1997 ("Execution Date"), by and among CITIZENS UTILITIES COMPANY, a Delaware corporation ("Citizens"), CITIZENS-OGDEN TELECOMMUNICATIONS COMPANY, a New York corporation ("Sub"), and OGDEN TELEPHONE COMPANY, a New York corporation ("Ogden"). Citizens, Ogden and Sub are each referred to individually as a "party" and collectively as the "parties".

                                    RECITALS

        WHEREAS, Citizens intends to acquire all of the issued and outstanding voting equity securities of Ogden through a merger (the "Merger") of Sub with and into Ogden, in a tax free transaction pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986 (the "Code"), as amended and as more fully described in this Agreement; and

        WHEREAS, the Boards of Directors of Citizens, Sub and Ogden have approved this Agreement, and the Board of Directors of Ogden has directed that this Agreement be submitted to the holders of Ogden's Common Stock (the "Ogden Shareholders") for their approval; and

        WHEREAS, certain shareholders of Ogden who collectively hold approximately 76.13% of the outstanding shares of Ogden's Common Stock on the Execution Date have entered into a Voting Agreement in the form attached hereto as Exhibit A, dated as of the date of this Agreement, among Citizens, and the Ogden Shareholders named therein (the "Voting Agreement"), pursuant to which such shareholders have agreed to vote to adopt and approve this Agreement, the Merger, and the other transactions contemplated by this Agreement.

        NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                 THE TRANSACTION

        1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, the Merger shall be consummated by the filing with the Secretary of State of the State of New York, on the Closing Date (as hereafter defined), of a Certificate of Merger, in substantially the form attached hereto as Exhibit B, signed and attested in accordance with the relevant provisions of the New York Business Corporation Law (the "BCL") (the time of such filing or such later time and date as is specified in such filing being the "Effective Time").

        1.2 Effects of the Merger. By virtue of the Merger and without the necessity of any action by or on behalf of the Constituent Corporations (as hereafter defined), or either of them:

               (a) At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into Ogden (Sub and Ogden are sometimes referred to herein as the "Constituent Corporations" and Ogden is sometimes referred to herein as the "Surviving Corporation"); and (ii) the By-laws of Sub as in effect immediately prior to the Effective Time shall be adopted as the By-laws of the Surviving Corporation until thereafter amended; (iii) the Certificate of Incorporation of Ogden immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with law; (iv) the directors of Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or otherwise provided by law; and (v) the officers of Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

               (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public and of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all of the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions, and all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter effectually be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested, by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it.


                                   ARTICLE II
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Ogden's common stock, no par value per share (the "Ogden Common Stock"), or shares of the capital stock of Sub:

               (a) Cancellation of Treasury Stock and Citizens-Owned Stock. All shares of Ogden Common Stock that are owned, as of the Effective Time, by Ogden as treasury stock and all shares of Ogden Common Stock owned, as of the Effective Time, by Citizens, Sub or any other Subsidiary of Citizens, if any, shall be cancelled and retired and shall cease to exist (collectively the "Cancelled Shares") and no stock of Citizens or other consideration shall be delivered in exchange therefor. As used in this Agreement, a "Subsidiary" (including with correlative meaning, "Subsidiaries") of any person means any corporation, partnership, joint venture, business trust or other legal entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person.

               (b) Exchange Ratio for Ogden Common Stock. At the Effective Time, subject to Section 2.2(e) hereof, each issued and outstanding share of Ogden Common Stock (other than the Cancelled Shares), shall be converted into the right to receive that number of fully paid, non-assessable shares of Citizens Series A Common Stock (the "Citizens A Stock") equal to (i) the quotient resulting from $23,000,000 (as adjusted pursuant to Section 2.1(d) hereof, the "Merger Consideration") divided by the Market Price (as hereinafter defined), divided by (ii) the number of shares of Ogden Common Stock then outstanding, after giving effect to the cancellation of the Cancelled Shares.

        The "Market Price" means the average of the per share closing sale prices of Citizens A Stock on the New York Stock Exchange ("NYSE") for a period of fifteen trading days ending on the fifth day on which the NYSE is open for trading immediately preceding the Effective Time. In the event of any stock dividend (other than quarterly stock dividends paid or declared in the ordinary course of business and consistent with past practice), subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of Citizens A Stock between the date on which the Market Price calculation commences and the Effective Time, the number of shares of Citizens A Stock to be issued in the Merger shall be appropriately adjusted so that each holder of Ogden Common Stock shall receive in the Merger the number of shares of Citizens A Stock such holder would have been entitled to receive if the Effective Time had been immediately prior to such event. As of the Effective Time, and except as otherwise provided in Section 2.1(c), Ogden Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of Ogden Common Stock shall cease to have any rights with respect thereto, except the right to receive the number of shares of Citizens A Stock issuable therefor upon the surrender of such certificate in accordance with
        Section 2.2 hereof, without interest.

               (c) Shares of Dissenting Holders. Any issued and outstanding shares of Ogden Common Stock held by persons who object to the Merger and comply with all provisions of the BCL concerning the right of such holders to dissent from the Merger and demand appraisal of their shares ("Dissenting Holders") shall be deemed to be converted, as of the Effective Time, into the right to receive the number of shares of Citizens A Stock calculated in accordance with Section 2.1(b). The shares of Citizens A Stock to be received by such Dissenting Holders shall be heldback and not issued by Citizens until such time, and in any event not prior to the Effective Time, that such Dissenting Holder has withdrawn his demand for appraisal or lost his right of appraisal, in either case pursuant to the BCL. After the Dissenting Holder has withdrawn his demand for appraisal or lost his right of appraisal and upon surrender, in the manner provided by Section 2.2(b) hereof, of the certificate or certificates that formerly evidenced the shares of Ogden Common Stock of the Dissenting Holder, such Dissenting Holder shall be entitled to receive from Citizens the number of shares of Citizens A Stock calculated in accordance with Section 2.1(b), without interest. If any Dissenting Holder shall be entitled to receive payment of the fair value of such shares held by them in accordance with BCL, such payment shall be made by Citizens in full satisfaction of the Dissenting Holder's right to receive the number of shares of Citizens A Stock calculated in accordance with Section 2.1(b) and Citizens shall have no obligation to issue to any of the holders of Ogden Common Stock the shares of Citizens A Stock calculated in accordance with Section 2.1(b) that were to be received by any Dissenting Holder who received payment of the fair value of such shares held by such Dissenting Holders. Prior to the Effective Time, Ogden shall give to Citizens notice of any demands by Dissenting Holders and Citizens shall have the right to participate in all negotiations and proceedings with respect to any such demands. Ogden shall not, except with the prior written consent of Citizens, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

               (d)    Adjustment of Merger Consideration.


                      (i)  The  following  definitions  apply  to  this  Section
2.1(d):

                             "Ogden  12/31/95  Net  Liabilities"   means,   with
                      respect to Ogden and the Ogden Subsidiaries as of December 31, 1995, that amount obtained by subtracting (x) the sum of the current assets and the deferred pension expenses of Ogden and the Ogden Subsidiaries on a consolidated basis from (y) the sum of the current liabilities, the long term debt and the employee benefits liabilities (other than the accrued post-retirement benefit obligation) of Ogden and the Ogden Subsidiaries as shown on the balance sheet on a consolidated basis. The parties agree that the amount of Ogden 12/31/95 Net Liabilities is $10,051,305, as calculated pursuant to Schedule 2.1(d)(i).

                             "Ogden  Net  Liabilities"  means,  with  respect to
                      Ogden and the Ogden Subsidiaries, that amount obtained by subtracting (x) the sum of the current assets (after adjustment to exclude (i) accounts receivable that are more than 90 days past due and (ii) any other current asset of Ogden and the Ogden Subsidiaries to the extent the Surviving Corporation will not realize the full value of such asset after the Closing Date) and the deferred pension expenses of Ogden and the Ogden Subsidiaries on a consolidated basis from (y) the sum of the current liabilities, a reserve for potential tax liability (to the extent not otherwise included in current liabilities) with an account credit balance reasonably satisfactory to Citizens and Ogden, the long term debt and the employee benefits liabilities (other than the accrued post-retirement benefit obligation) of Ogden and the Ogden Subsidiaries on a consolidated basis as shown on the balance sheet, in each case as of the Closing Date and determined in accordance with GAAP. The parties agree that the Ogden Net Liabilities shall be calculated without giving effect to the transactions of the type described in
                      Schedule 2.1(d)(ii) or actions taken pursuant to written requests made by or of Ogden or any Ogden Subsidiary and signed by the Vice President and Treasurer of Citizens.

                             "Ogden  Adjusted  Net  Liabilities"   means,   with
                      respect to Ogden and the Ogden Subsidiaries, that amount obtained by either (x) subtracting from the Ogden Net
                      Liabilities the amount by which expended capital expenditures described in Section 3.1(b)(ii) exceed budgeted capital expenditures on a pro-rata basis, or (y) adding to the Ogden Net Liabilities the amount by which expended capital expenditures described in Section 3.1(b)(ii) are exceeded by budgeted capital expenditures on a pro rata basis.

                      (ii) The Merger  Consideration  shall be  decreased  by an amount equal to the amount by which the Ogden Adjusted Net Liabilities is greater than $10,051,305, and shall be increased by an amount equal to the amount by which the Ogden Adjusted Net Liabilities is less than $10,051,305. The change to the Merger Consideration is hereinafter referred to as the "Initial Merger Consideration Adjustment," and the resulting amount is hereinafter referred to as the "Initial Merger Consideration."

                      (iii) Ogden Adjusted Net Liabilities shall be estimated in good faith by Ogden and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") to be delivered to Citizens not later than five (5) business days prior to the Closing Date. The Initial Adjustment Certificate shall constitute the basis on which the Initial Merger Consideration shall be calculated.

                      (iv) On or before 90 days after the Closing Date, Citizens shall deliver to the Ogden Shareholders Representative its proposed final calculation of Ogden Adjusted Net Liabilities, together with such supporting documentation as the Ogden Shareholders Representative may reasonably request, in a certificate (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of any variances between the amounts estimated in the Initial Adjustment Certificate and the amounts set forth in the Final Adjustment Certificate. The Ogden Shareholders Representative shall review the Final Adjustment Certificate and shall give written notice to Citizens of any objections to the calculations shown in such certificate within 10 days after its receipt thereof. If no notice of such dispute is received by Citizens by such date, Citizens and the Ogden Shareholders Representative shall be deemed to have accepted the calculations shown on the Final Adjustment Certificate. Citizens and the Ogden Shareholders Representative shall endeavor in good faith to resolve any objections within 30 days after the receipt by Citizens of such objections. If all objections or disputes have not been resolved at the end of such thirty-day period, the disputed portion shall be determined within the following 45 days by a partner in a major independent accounting firm that is mutually agreeable to the parties and is not the auditor of Citizens or Ogden or an Affiliate or former Affiliate of Citizens, Ogden, or the Ogden Shareholders Representative (the "Qualified Auditor") and a determination of such Qualified Auditor shall be final and binding upon the parties. Citizens shall be solely responsible for the expenses arising in connection with such determination by the Qualified Auditor.

                      (v) At the Effective  Time,  Citizens,  in accordance with
               Section 2.2(a), shall be obligated to deposit with the Exchange Agent for immediate distribution to Ogden Shareholders, certificates representing that number of shares of Citizens A Stock equal to 95% of the Initial Merger Consideration (the "Gross Shares Distributable"), less that number of shares of Citizens A Stock attributable to Dissenting Holders, with the balance of shares of Citizens A Stock to be held back and not distributed by Citizens (the "Heldback Shares") pending determination of Final Merger Consideration (as hereinafter defined).

                      (vi) If the final Merger Consideration calculated in accordance with this Section 2.1(d) as set forth in the Final Adjustment Certificate (as finalized by the parties or by the Qualified Auditor) (the "Final Merger Consideration") is not greater than or less than the Initial Merger Consideration by an amount in excess of $100,000, then Citizens shall deposit with the Exchange Agent, for the benefit of the holders of shares of Ogden Common Stock, additional certificates representing all of the Heldback Shares, less that number of shares of Citizens A Stock attributable to Dissenting Holders. If the Final Merger Consideration is greater than the Initial Merger Consideration by an amount in excess of $100,000, then Citizens shall deposit with the Exchange Agent, for the benefit of holders of Ogden Common Stock, additional certificates representing all of the Heldback Shares plus such number of additional shares of Citizens A Stock equal to the number obtained by dividing the total amount of such difference by the Market Price, less that number of shares of Citizens A Stock attributable to Dissenting Holders. If the Final Merger Consideration is less than the Initial Consideration by an amount in excess of $100,000, then the number of Heldback Shares shall be reduced by the number obtained by dividing the total amount of such difference by the Market Price, and Citizens promptly shall deposit with the Exchange Agent, for the benefit of the holders of shares of Ogden Common Stock, additional certificates representing such reduced number of the Heldback Shares, less that number of shares of Citizens A Stock attributable to Dissenting Holders. Following the deposit of Heldback Shares (and additional shares, if any) by Citizens with the Exchange Agent, the Exchange Agent shall promptly distribute certificates representing such Heldback Shares to the former Ogden Shareholders who received shares of Citizens A Stock pursuant to Section 2.2(b) hereof. Citizens shall be released from any further obligation to issue additional shares of Citizens A Stock to the holders of Ogden Common Stock upon Citizens full compliance with the foregoing requirements.

                      (vii) Schedule  2.1(d)(vii)  sets forth,  for illustrative purposes only, hypothetical calculations of the necessary adjustments to the Merger Consideration and the numbers of shares of Citizens A Stock to be issued to the holders of Ogden Common Stock upon Closing and upon determination of the Final Merger Consideration and Dissenting Holders.

               (e) Conversion of Sub Common Stock. Each of the one hundred (100) shares of issued and outstanding shares of the common stock, no par value of Sub, shall be converted into one share of the common stock of the Surviving Corporation and shall constitute the only issued and outstanding common shares of the Surviving Corporation.

        2.2    Exchange of Certificates.
               -------------------------

               (a) Exchange Agent. As soon as necessary and practicable to permit the Exchange Agent to perform its obligations hereunder, but in no event later than the Closing Date, Citizens shall deposit with Illinois Stock Transfer Company or such other bank or trust company agreed to by Citizens and Ogden (the "Exchange Agent"), for the benefit of the Ogden Shareholders, for exchange in accordance with this
        Article II, certificates representing the aggregate number of shares of Citizens A Stock issuable, calculated in accordance with Sections 2.1(b) and 2.1(d) hereof (such shares of Citizens A Stock, together with any dividends or distributions with respect thereto, as so deposited, being hereinafter referred to as the "Exchange Fund").

               (b) Exchange Procedures. As soon as reasonably practicable after the Closing Date, the Exchange Agent shall mail to each holder of record on the Record Date (as hereinafter defined) of a certificate or certificates which immediately prior to the Closing Date represented outstanding shares of Ogden Common Stock (the "Ogden Certificates") whose shares were converted into the right to receive Citizens A Stock pursuant to Section 2.1(b), (i)a letter of transmittal to be executed by the holder (which shall specify that delivery of the Ogden Certificates shall be effected, and risk of loss and title to the Ogden Certificates shall pass, only upon delivery of the Ogden Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Citizens and Ogden may reasonably specify) and (ii) instructions for surrender of the Ogden Certificates in exchange for certificates representing shares of Citizens A Stock. The "Record Date" shall be the Record Date established by the Board of Directors of Ogden, with respect to the Special Meeting of Stockholders called to approve the Merger. Upon surrender to the Exchange Agent of an Ogden Certificate for cancellation, together with such letter of transmittal, duly executed by the holder, the holder of such Ogden Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Citizens A Stock which such holder has the right to receive pursuant to Section 2.1(b), (together with any cash payable in lieu of any fractional share of Citizens A Stock in accordance with Section 2.2(e)), and the Ogden Certificate so surrendered shall forthwith be canceled. Citizens shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Citizens A Stock; provided that such certificate is issued in the name of the Person in whose name the Ogden Certificate surrendered in exchange therefor is registered (or such other Person designated by the Person in whose name the Ogden Certificate surrendered in exchange therefor is registered); and provided, further, that Citizens shall not pay any transfer or other tax if the obligation to pay such tax under applicable law is solely that of the stockholder or if payment of any such tax by Citizens otherwise would cause the Merger to fail to qualify as a tax free reorganization under the Code. In the event a transfer of ownership of Ogden Common Stock has not been registered in the transfer records of Ogden, certificates representing the proper amount of shares of Citizens A Stock may be issued to a transferee if the Ogden Certificate representing such Ogden Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the case of any lost, mislaid, stolen or destroyed Ogden Certificate, the holder thereof may be required, as a condition precedent to the delivery to such holder of Certificates representing Citizens A Stock, to deliver to Citizens an affidavit and personal indemnity (or a bond in a reasonably sufficient amount) with reference to the circumstances of such loss or destruction as Citizens may reasonably request. Until surrendered as contemplated by this Section 2.2, each Ogden Certificate shall be deemed at any time after the Closing Date to represent only the right to receive upon such surrender the number of shares of Citizens A Stock and cash in lieu of any fractional shares of Citizens Common Stock as contemplated by this
        Section 2.2.

               (c) Distributions with Respect to Citizens A Stock. Subject to the effect of applicable Laws and following surrender of an Ogden
        Certificate, there shall be paid to the record holder of the certificates representing whole shares of Citizens A Stock issued in exchange therefor, (i)at the time of such surrender, the amount of any dividends or other distributions with a record date after the Closing Date theretofore paid with respect to such whole shares of Citizens A Stock, without interest, and (ii)at the appropriate payment date, the amount of dividends or other distributions with a record date after the Closing Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Citizens A Stock, without interest.

               (d) No Further Ownership Rights in Ogden Common Stock. All shares of Citizens A Stock issued upon the surrender for exchange of shares of Ogden Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or Section 2.2(e) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Ogden Common Stock, and there shall be no further registration of transfers of shares of Ogden Common Stock after the Closing Date. If, after the Closing Date, Ogden Certificates are presented to the Surviving Corporation or its transfer agent for any reason, such Ogden Certificates shall be cancelled and exchanged as provided in this Article II.

               (e) No Fractional Shares. No fractional shares of Citizens A Stock shall be issued in the Merger. Each holder of Ogden Common Stock shall be entitled to receive in lieu of any fractional share of Citizens A Stock to which such holder otherwise would have been entitled pursuant to Sections 2.1(b) and 2.1(d) hereof (after taking into account all shares of Ogden Common Stock then held of record by such holder) cash payable by check in lieu of any such fractional share of Citizens A Stock computed on the basis of the Market Price. Citizens shall deliver to the Exchange Agent cash in an amount sufficient to make the payments in lieu of fractional shares as described above.

               (f) Termination of Exchange Fund. Provided that there remains no dispute between the parties regarding Heldback Shares, any portion of the Exchange Fund which remains undistributed to holders of Ogden Certificates at the end of six months after the Closing Date shall be delivered to Citizens upon demand by Citizens, and any holders of Ogden Certificates who have not theretofore complied with this Article II shall thereafter look only to Citizens for payment of their claim for Citizens A Stock, any cash in lieu of fractional shares of Citizens A Stock and any dividends or distributions with respect to Citizens A Stock.

               (g) No Liability. None of Citizens, Sub or Ogden shall be liable to any holder of shares of Ogden Common Stock or Citizens A Stock, as the case may be, for shares of Citizens A Stock (and (i) dividends or distributions thereon (ii) or cash payable with respect to fractional shares thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE III
                     COVENANTS PENDING COMPLETION OF MERGER

        3.1 Ogden's Pre-Closing Covenants.  Ogden covenants and agrees that from
            ------------------------------
the Execution Date to and including the Effective Time, unless Citizens provides its prior agreement to the contrary in writing:

               (a) Access to Ogden by Citizens. Prior to the Closing, upon reasonable notice from Citizens to Ogden given in accordance with this Agreement and subject to approval by Ogden (which approval shall not be unreasonably withheld), Ogden will afford to the authorized representatives of Citizens reasonable access during normal business hours to the books and records and personal and real property of Ogden and the Ogden Subsidiaries. Citizens will be permitted to make extracts from or copies of such books and records as may be reasonably necessary. With the consent of Ogden (which consent will not be unreasonably withheld), Citizens and its representatives shall have access to all interexchange carriers having business relationships with Ogden and the Ogden Subsidiaries, to all customers of Ogden and the Ogden Subsidiaries, and to all officers, employees and agents of Ogden and the Ogden Subsidiaries having knowledge or information concerning the operations of Ogden and the Ogden Subsidiaries so as to afford Citizens the opportunity to make such review, examination and investigation of Ogden and the Ogden Subsidiaries and the Business, and to enable Citizens to assimilate Ogden, the Ogden Subsidiaries and the Business into Citizens' operations as soon as practicable after the Effective Time. Notwithstanding the foregoing, no information learned as a result of such examination and investigation shall constitute a failure of a condition precedent to Citizens' and Sub's obligations hereunder unless such information constitutes a failure of a condition as set forth in
        Section 4.1 of this Agreement. To the extent it so desires, Ogden may accompany Citizens on all of Citizens' access to interexchange carriers, customers and agents of Ogden or any Ogden Subsidiary undertaken pursuant to this Section 3.1(a). Citizens will be permitted to make extracts from or copies of such books and records as may be reasonably necessary. Citizens will not contact any employee, customer or supplier of Ogden as to this Agreement or the matters involved herein except in accordance with this Section 3.1(a). Ogden will promptly furnish such financial and operating data and other information pertaining to the business of Ogden and the Ogden Subsidiaries as Citizens may reasonably request; provided, however, that nothing herein will obligate Ogden to take actions that would unreasonably disrupt the normal course of the business of Ogden or violate the terms of any applicable Law or any Contract to which Ogden or any of its Subsidiaries or their respective Affiliates is a party or to which Ogden or any of its assets is subject. Notwithstanding the foregoing, Ogden shall, at Citizens reasonable request, seek waivers of provisions in any Contract which would have the effect of prohibiting Citizens from exercising the rights described in this Section 3.1(a), provided that any extraordinary expenses of obtaining such waivers shall be borne equally by Ogden and by Citizens. Any information or document provided to Citizens or acquired by Citizens during this investigation shall be deemed to be "Information", as defined in and subject in all cases to the terms of the Confidentiality Agreement.

               (b) Operation of the Business. Except as contemplated by this Agreement, Ogden will, and will cause each Ogden Subsidiary to:

                      (i) Operate  the  Business  diligently  and in good faith, consistent with past management practices; maintain all of its properties in customary repair, order and condition; maintain in the ordinary course of business Contracts in effect without any change except as expressly provided herein; comply with the provisions of all regulations, orders and permits applicable to Ogden, the Ogden Subsidiaries and the conduct of the Business; and comply, without modification, with all Contracts and manage receivables and liabilities consistent with past management practices.

                      (ii) (a) Make substantially all of the capital expenditures set forth in Ogden's capital budget for fiscal years 1996 and 1997 (the "Capital Budget"), it being understood and agreed that to the extent Ogden's appropriate fiscal year capital expenditures made up to the Closing Date (exclusive of any capital expenditures related to any casualty loss or damage that are not specifically included in the Capital Budget) are more or less than the portion of the capital expenditures budgeted for such fiscal year in the Capital Budget that should have been expended had such budgeted capital expenditures been made on a pro-rata basis throughout such fiscal year, then the Merger Consideration will be adjusted upwards or downwards, as appropriate, on a dollar-for-dollar basis equal to such excess or deficiency (subject to the adjustment limitation set forth in Section 2.1(d)(vi)); or (b)not make any capital expenditure or commitment therefor in excess of $25,000 for any unbudgeted project or matter or in excess of $100,000 for any budgeted project or matter without first notifying and consulting with Citizens and taking into account any reasonable requests made by Citizens with respect thereto.

                      (iii) Not increase the benefits  provided  under any plans concerning employee benefits, increase the general rates of compensation of its employees, or hire any employees, except (a) as required by Law, or (b) in the ordinary course of business.

                      (iv) Not amend its Certificate of Incorporation or Bylaws.

                      (v) Not acquire or agree to acquire by merging or consolidating with or into, purchasing substantially all of the assets or stock of, or otherwise, any corporation, partnership or other business organization.

                      (vi) Maintain all corporate records,  including its minute book, financial and accounting records, in the ordinary course of business.

                      (vii) Maintain current its insurance policies with the coverage and in the amounts set forth in Schedule 6.1(u).

                      (viii) Promptly notify Citizens of any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, whether civil, criminal, administrative or otherwise, by any Governmental Authority or Person.

                      (ix) Except for the  conversion  and  redemption  of Ogden
               Convertible Preferred Stock and Ogden Preferred Stock described in Section 3.1(h) hereof, not issue, sell, purchase or redeem any shares of its capital stock of any class or issue, or sell any securities convertible into, or options, warrants or other rights to subscribe for, any such shares.

                      (x) Not  pledge or  otherwise  encumber  any shares of the capital stock of any Ogden Subsidiary.

                      (xi) Except for  dividends  normally  declared and paid on the Ogden Common Stock, the Ogden Preferred Stock and the Ogden Convertible Preferred Stock, not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock.
                      (xii) Supply Citizens with a copy of Ogden's internal unaudited monthly financial statements promptly after they become available and audited 1996 financial statements no later than April 1, 1997.

                      (xiii) Not incur,  assume or guarantee any indebtedness or obligation not reflected in the Financial Statements, or increase or decrease the indebtedness of Ogden or any of its Affiliates, except for up to $1,500,000 in short term borrowings not to exceed $100,000 per occurrence under existing borrowing facilities or in the ordinary course of business, or in connection  with  redemptions  of shares  occurring  pursuant  to
               Section 3.1(h) hereof.

                      (xiv) Not make any tax  election  or settle or  compromise any federal, state, local, or foreign tax liability material to Ogden or any of the Ogden Subsidiaries.

                      (xv) Not pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of (a) liabilities reflected or reserved against in the Financial Statements or (b) incurred since December 31, 1995 in the ordinary course of business consistent with past practice; provided, however, that in no event shall it repay any long-term indebtedness except to the extent required by the terms thereof.

                      (xvi)   Not   enter   into   any   Contract,   commitment,
               arrangement, or transaction outside the ordinary course of its business consistent with past practice.

                      (xvii) Not amend, modify, or change in any material respect any existing Contract, other than in the ordinary course of its business consistent with past practice.

                      (xviii) Not waive, release,  grant, or transfer any rights of value, other than in the ordinary course of its business consistent with past practice.

                      (xix) Not change any of its banking or safe deposit arrangements other than in the ordinary course of its business consistent with past practice.

                      (xx) Not change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing to Citizens.

                      (xxi) Not take any action or fail to take any action  that would make any of the representations or warranties of Ogden contained in this Agreement untrue or inaccurate at any time from the date of this Agreement or would result in any of the conditions set forth in this Agreement not being satisfied.

                      (xxii) Not make any commitment to take any actions prohibited by the provisions of this Section 3.1.

               (c) Satisfaction of Conditions; Cooperation. Ogden will use its commercially reasonable efforts to satisfy promptly all conditions required to be satisfied prior to the Closing, provided however, that this provision shall not require Ogden to waive any condition to its obligations hereunder. Ogden will cooperate with Citizens in providing any required notices to any appropriate Governmental Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to Permits).

               (d) Approval of Merger. Assuming NYPSC approval of the transactions contemplated by this Agreement has been obtained, Ogden shall cause a special meeting of its shareholders to be held as soon as practicable following June 30, 1997 for the purpose of approving and adopting this Agreement, and all actions contemplated hereby which require the approval of such shareholders. Ogden will, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated by this Agreement, provided such recommendation is consistent with the fiduciary duties of such Board of Directors. Ogden shall use commercially reasonable efforts to secure the vote of its shareholders required by Law and Ogden's Certificate of Incorporation to effect such transactions. Through the Voting Agreement, the Ogden Shareholders parties thereto who collectively hold approximately 76.13% of the outstanding voting shares of Ogden Common Stock on the Execution Date have agreed to vote, or cause to be voted, all of the shares of Ogden Common Stock owned by such shareholders in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement.

               (e) Notification as to Certain Matters. Ogden will promptly notify Citizens of any information of which it becomes aware on or before the Closing Date that would cause any representation or warranty of Ogden contained in this Agreement not to be true and correct as of the date on which it was made or as of the Closing Date.

               (f) Securities Laws. Ogden will take all reasonable action requested by Citizens to permit the Merger and other transactions contemplated herein to be consummated without violating the securities laws of the United States or of any State or Commonwealth and, in connection therewith, will use its commercially reasonable efforts to cause to be delivered to Citizens, prior to the Effective Date, an Affiliates Agreement, in substantially the form annexed hereto as Exhibit C (the "Affiliates Agreement"), from each holder of Ogden's Common Stock who could be deemed to be an "affiliate" of Ogden within the meaning of Rule 145 under the Act.

                      Ogden shall prepare and deliver to Citizens, no less than 15 days prior to the Effective Time, a list designating all persons which, in Ogden's opinion, with the advice of counsel, may be deemed to be an "affiliate" of Ogden within the meaning of Rule 145 under the Act. For the purposes of this Agreement, each such person shall be deemed an "affiliate" of Ogden subject to execution and delivery of the Affiliates Agreement.
               (g) Delivery of Shareholder Lists. Ogden has heretofore delivered to Citizens a true and complete list setting forth the identity of its common shareholders, their addresses of record and their holdings of Ogden Common Stock. Prior to the Effective Time, and concurrently with the delivery of the Initial Adjustment Certificate, Ogden will deliver an updated list which will also set forth the total amount of Citizens A Stock which will be issuable to each such shareholder as a result of the Merger, and such other information as Citizens may reasonably request. In making the exchange of certificates provided for in Article II of this Agreement, Citizens may rely on such updated list of shareholders.

               (h) Conversion/Redemption of Convertible Preferred Stock and Preferred Stock. Assuming NYPSC approval of the transactions contemplated by this Agreement has been obtained, or if the parties otherwise agree that such approval is forthcoming, Ogden shall send a notice of redemption to all holders of shares of Ogden's 7% preferred stock (the "Ogden Preferred Stock") and Ogden's 8% convertible preferred stock (the "Ogden Convertible Preferred Stock") on or prior to June 1, 1997 stating that all issued and outstanding shares of Ogden Preferred Stock and Ogden Convertible Preferred Stock shall be redeemed or converted in accordance with their terms on June 30, 1997. If such notices of redemption are sent by Ogden on or prior to June 1, 1997, then on or about June 30, 1997, Ogden shall (i) complete the redemption of all of the issued and outstanding shares of Ogden Preferred Stock and
        (ii) complete the redemption (or conversion to Ogden Common Stock for shareholders of Ogden Convertible Preferred Stock so electing at any time prior to June 20, 1997) of all of the issued and outstanding shares of Ogden Convertible Preferred Stock so that only Ogden Common Stock is outstanding as of July 1, 1997 and as of the Closing Date. If such notices of redemption have not been sent by Ogden on or prior to June 1, 1997, and assuming that NYPSC approval of the transactions contemplated by this Agreement has been obtained on or prior to December 1, 1997, or if the parties otherwise agree that such approval is forthcoming, Ogden shall send such notices of redemption on or prior to December 1, 1997, stating that all issued and outstanding shares of Ogden Preferred Stock and Ogden Convertible Preferred Stock shall be redeemed or converted in accordance with their terms on December 30, 1997, in which event Ogden shall: (i) complete the redemption of all of the issued and outstanding shares of Ogden Preferred Stock and (ii) complete the redemption (or conversion to Ogden Common Stock for shareholders of Ogden Convertible Preferred Stock so electing at any time prior to December 20, 1997) of all of the issued and outstanding shares of Ogden Convertible Preferred Stock so that only Ogden Common Stock is outstanding as of December 31, 1997 and as of the Closing Date.

               (i) Initial Adjustment Certificate. No less than five business days prior to the Closing Date, Ogden shall furnish Citizens with an Initial Adjustment Certificate prepared by Ogden in good faith.

               (j) Amendment of Schedules. Ogden shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing and known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

               (k) NYPSC/FCC Filings. Ogden shall make all ordinary course of business filings as may be necessary with the NYPSC, FCC or any other Governmental Authority between the date of this Agreement and the Closing Date. Ogden shall discuss with Citizens, and shall obtain Citizens' prior approval (not to be unreasonably withheld) for any proposed changes in the rates, charges, standards of service or accounting of their respective businesses from those in effect on the date of this Agreement prior to making any filing with the NYPSC, FCC or any other Governmental Authority (or any amendment thereto), or effecting with any Governmental Authority any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto. Between the date of this Agreement and the Closing Date, Ogden shall discuss with Citizens and shall obtain Citizens' prior approval (not to be unreasonably withheld) before Ogden files any application, petition, motion, brief, testimony, settlement agreement or other pleading in any proceeding before the NYPSC, FCC or any other Governmental Authority or appeals related thereto with respect to which Citizens or an Affiliate of Citizens has or reasonably could be expected to take a contrary position that reasonably could be expected to have an adverse effect on the revenue, earnings, or business of Citizens.

               (l) No Solicitation. Neither Ogden nor any of its officers, directors, representatives, or agents shall, directly or indirectly, knowingly encourage, solicit or initiate any discussion or negotiations with, or knowingly provide any confidential information to, any Person or group (other than Citizens or any Affiliate or associate of Citizens and their respective directors, officers, employees, representatives, and agents) concerning any merger of Ogden, the sale of Ogden's capital stock or assets (other than sales of assets in the ordinary course of business), or any similar transaction involving Ogden; provided, however, that nothing contained in this Section 3.1(l) shall prohibit the Board of Directors of Ogden from (i) making any disclosure to the Ogden shareholders that, in the judgment of the Board of Directors of Ogden, with the written advice of outside counsel, may be required under applicable law, or (ii) responding to any unsolicited proposal or inquiry and negotiating with the Person making such proposal or inquiry if (a) such Person has made an offer to purchase or acquire Ogden's assets or shares under circumstances not constituting a breach of the foregoing provisions, (b)Ogden's Board of Directors reasonably believes that such Person has the financial ability to consummate such an offer and such offer would yield a higher aggregate value to Ogden's shareholders than will the transactions contemplated by this Agreement, and (c) Ogden's Board of Directors determines in good faith that there is a significant risk that failure to negotiate with such Person would constitute a breach of its fiduciary duties to Ogden's shareholders. Ogden will promptly communicate to Citizens the fact that it has received any proposal or inquiry in respect of any such transaction and of any such information requested from it or of any such negotiations or discussions being sought to be initiated with Ogden.

               (m) Long Term Debt. With respect to Ogden's long-term indebtedness (the "Long Term Indebtedness") either made or guaranteed by the Rural Electrification Association (the "REA"), where required by the underlying debt instruments, as soon as practicable after the date of this Agreement, Ogden and Citizens shall cooperate with each other and shall contact the REA to request, and use their commercially reasonable efforts to obtain, the REA's consent ("REA Consent") to the transfer of control of Ogden and any other consents required to avoid the occurrence of any event of default under any Long Term Indebtedness upon the consummation of the Merger. Ogden and Citizens acknowledge that all Long Term Indebtedness for which REA Consent has been obtained before the Closing Date and all other Long Term Indebtedness for which REA Consent is not required shall remain outstanding immediately after the Closing Date. Each party shall bear their own costs and expenses in obtaining such REA Consent.

               (n) Pooling Accounting. Neither Ogden nor any Ogden Subsidiary will take any action of the type described on Schedule 3.1(n), unless such action is specifically contemplated pursuant to this Agreement, without the prior approval of Citizens, which shall not be withheld unless such action would reasonably be expected to preclude Citizens from accounting for the Merger as a pooling of interests. If pooling accounting treatment is available to Citizens, Ogden will cause the Affiliates Agreement to contain language stating that the "affiliates" of Ogden will not transfer shares of Citizens A Stock prior to the date Citizens first publishes consolidated financial statements which reflect at least 30 days of combined operations of Citizens and Ogden.

               (o) No Purchase of Citizens Common Stock. During the fifteen day trading period ending on the fifth day on which the NYSE is open for trading immediately preceding the Effective Time, Ogden and its Affiliates will not purchase or sell any shares of Citizens A Stock, or any other shares of Citizens common stock, in the open market or through negotiated purchases.

        3.2 Citizens' and Sub's Pre-Closing Covenants. Citizens and Sub covenant
            -----------------------------------------
and agree, jointly and severally, that from the Execution Date to and including the Closing Date, unless Ogden provides its contrary agreement in writing:

               (a) Citizens as Sole Shareholder of Sub; Approval of Merger. Citizens will continue to be the sole shareholder of Sub and shall maintain the capitalization set forth in Section 6.2(d) and, as soon as practicable following execution of this Agreement, will adopt and approve by written consent, as the sole shareholder of Sub, this Agreement and all actions contemplated hereby which require approval of shareholders.

               (b) Blue Sky Filings. Citizens will make all necessary Blue Sky filings and obtain all authorizations required to carry out the transactions contemplated by this Agreement.

               (c) Filings. With cooperation of Ogden to provide all requested information, Citizens shall be responsible for making, and assumes the economic burden of, the filings and authorizations or regulatory approvals required in connection with the execution, delivery, and performance of this Agreement including, but not limited to, approval of the NYPSC, the Department of State of the State of New York, the New York State Department of Taxation and Finance, the SEC and the securities commissions of necessary states of the United States.

               (d) Satisfaction of Conditions; Cooperation. Citizens and Sub will use their commercially reasonable efforts to satisfy promptly all conditions required to be satisfied prior to the Closing, provided however, that this provision shall not require Citizens or Sub to waive any condition to their obligations hereunder. Citizens and Sub will cooperate with Ogden in providing any required notices to the appropriate Governmental Authorities regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

               (e) Notification as to Certain Matters. Citizens will promptly notify Ogden of any information of which it becomes aware on or before the Closing Date that would cause any representation or warranty of Citizens contained in this Agreement not to be true and correct as of the date on which it was made or as of the Closing Date.

        3.3 Mutual Pre-Closing Covenants. Each party to this Agreement covenants
            ----------------------------
and agrees that from the Execution Date to and including the Closing Date, unless the other parties provide their contrary agreement in writing:

               (a) Confidentiality. Each party acknowledges and agrees that the Confidentiality Agreement remains in full force and effect with respect to all Information (as that term is defined in the Confidentiality Agreement).

               (b) Hart-Scott-Rodino Filing. As soon as practicable following the Execution Date, Citizens and Ogden shall each file Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. The filing fee associated with such filing shall be paid in its entirety by Citizens.

               (c) Further Assurances. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to consummate and make effective the transactions contemplated by the Merger and this Agreement, including but not limited to, using its commercially reasonable efforts to obtain all necessary waivers, consents, authorizations and approvals of or exemptions by any Governmental Authority or Person, and effecting all necessary registrations and filings.

               (d) Application to the New York Public Service Commission and Related Expenses. As soon as practicable following the Execution Date, Citizens and Ogden shall apply to the New York State Public Service Commission ("NYPSC") requesting its approval of and authorization to effect the transactions contemplated by this Agreement. Ogden, Citizens and Sub shall cooperate with each other and shall take such actions as are necessary and proper to obtain expeditious, favorable action by the NYPSC. Citizens or Sub shall make all filings and bear all NYPSC fees charged in connection with the filing and processing of the application.

               (e) Meeting of Ogden's Shareholder, Proxy Materials. Ogden covenants that, subject to the timely preparation of the Proxy Materials (as hereinafter defined), it will, as soon as practicable following June 30, 1997 (but in any event after the receipt of approval of the transaction by the NYPSC and after the Registration Statement has been declared effective by the SEC and following conversion and redemption of the Ogden Convertible Preferred Stock and Ogden Preferred Stock) or at such other time as may be agreed upon by Ogden and Citizens, call and hold a meeting of Ogden's shareholders for the purpose of approving this Agreement.

                      Citizens  and  Ogden   contemplate   that  a  registration
        statement on Form S-4 (the "Registration Statement") will be filed with the SEC under the Act for the registration of the Citizens A Stock to be issued to the holders of Ogden Common Stock in connection with the Merger. Citizens and Ogden shall cooperate with each other in the preparation of the Registration Statement and the related prospectus/proxy statement forming a part of the Registration Statement, to be mailed to shareholders of Ogden in connection with the meeting of shareholders referred to above (the Registration Statement and the prospectus/proxy statement for primary distributions are hereinafter referred to, collectively, as the "Proxy Materials"), and any related filings as shall be necessary under the securities laws of any state. Citizens covenants to prepare and file the Registration Statement as soon as practicable after both Citizens and Ogden have become reasonably satisfied that all Regulatory Approvals are forthcoming (provided however, the Citizens shall not be obligated to file the Registration Statement prior to the time it has filed its Form 10-K for the year ended December 31, 1996) and to use its commercially reasonable efforts to cause it to become effective as soon thereafter as possible.

                      Citizens and Ogden will furnish all information relating to Citizens or Ogden, as the case may be, necessary or desirable in order to prepare the Proxy Materials. Citizens shall indemnify Ogden and its directors, officers, agents and attorneys against any liability, damage, cost, loss or expense to them or any of them arising out of any untrue statement or alleged untrue statement of a material fact furnished, or caused by any omission or alleged omission to furnish a material fact concerning Citizens which is required to be stated therein or which is necessary to make the statements furnished by Citizens not misleading in light of the circumstances in which they are made; and Ogden shall indemnify Citizens, and its directors, officers, agents and attorneys against any liability, damage, cost, loss or expense to them or any of them arising out of any untrue statement or alleged untrue statement or alleged untrue statement of a material fact furnished, or caused by any omission or alleged omission to furnish a material fact concerning Ogden which is required to be stated therein or which is necessary to make the statements furnished by Ogden not misleading in light of the circumstances in which they are made; provided, however, that no such party shall have any obligation of indemnification with respect to any such liability, damage, cost, loss or expense unless
        (A)Eprompt written notice is given to such party of the making of any claim and the commencement of any suit, action or proceeding from which any such liability, damage, loss, cost or expense may arise, and (B) such indemnifying party is permitted at its own expense to participate in the defense of such claim, suit, action or proceeding through attorneys of its own choosing, or if it so elects, to assume the defense thereof, with counsel who shall be satisfactory to the indemnified party who is the defendant in such action, and upon notice from the indemnifying party to the indemnified party of its election to assume the defense thereof and the retaining of such counsel, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                      Citizens will advise Ogden, promptly after it receives notice thereof, of (i)the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order by the SEC or by any securities regulatory commission of any state, (iii)the suspension of the qualification of Citizens A Stock which is issuable in connection with the Merger for offering and sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or (iv)any request by the SEC or any state commission for the amendment or supplement of the Registration Statement or for additional information.

                      Ogden shall not transmit the Proxy Materials to its shareholders until the following conditions have been satisfied:

                      (i) The Registration Statement has been declared effective by the SEC.

                      (ii) Citizens and Ogden shall each have received from their respective accountants, a letter (in the case of Citizens, prepared in accordance with past practice for the underwriting of the sale of securities) dated the date of the Proxy Materials with respect to the compliance with the Act of those financial statements contained in the Proxy Materials to which their respective opinions pertain and with respect to changes in the respective financial conditions of Citizens and Ogden since the date of those financial statements.


                                   ARTICLE IV
                       CONDITIONS PRECEDENT TO THE CLOSING

        4.1  Conditions  Precedent  to  Obligations  of  Citizens  and Sub.  The
             --------------------------------------------------------------
obligations of Citizens and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived at the option of Citizens and Sub:

               (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Ogden of any of its covenants to be performed in whole or in part prior to the Closing, and the representations and warranties of Ogden in Section 6.1 hereof shall be true and correct as of the Closing in all material respects as if made again as of the Closing Date, except for such representations or warranties that are made expressly as of some other date, which shall be true and correct in all material respects as of such other date; and Ogden shall have delivered to Citizens a certificate dated the Closing Date and signed by its President and Secretary, in form reasonably satisfactory to Citizens, certifying each of the foregoing, or specifying those respects in which such covenants have not been performed in all material respects or in which such representations and warranties are not true and correct in all material respects (in which event, if the Closing occurs, any claim with respect to matters so specified shall be waived by Citizens). Citizens agrees and acknowledges that any further federal or state regulation or deregulation, or any changes in Laws applicable to federal or state regulation of the Business occurring between the Execution Date and the Closing Date, even if such changes have or are reasonably expected to have a negative effect on the Business and its results of operations, shall not constitute a breach of the representations and warranties contained in
        Section 6.1(l) or any other Section and shall not constitute a failure of a condition precedent to Citizens' and Sub's obligations hereunder;

               (b) Board and Shareholder Approval. Ogden shall have delivered to Citizens the following documents, in form and substance reasonably acceptable to Citizens and its counsel:

                      (i) A certified copy of the resolutions adopted by Ogden's
               Board of Directors approving of this Agreement, the Merger and all transactions contemplated by this Agreement; and

                      (ii) A certified  copy of the  resolutions  adopted by the holders of Ogden Common Shares holding, in the aggregate, no fewer than 2/3 of the voting power of such shares, approving of this Agreement, the Merger and all transactions contemplated by this Agreement.

               (c) Regulatory Approvals. All required Regulatory Approvals shall have been obtained free of any special terms, conditions or restrictions which Citizens determines, in good faith and following consultation with Ogden, will materially and adversely affect the actual, prospective operational and financial benefits to Citizens of the transactions contemplated by this Agreement. For purposes of this Agreement, all such approvals and consents shall be deemed to have been obtained after the grant thereof has become final, non-appealable and not subject to reconsideration. In addition there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.

               (d) Market Price. The Market Price of Citizens A Stock shall not be less than $2 below the average closing sales price during the 15 day trading period ending 5 trading days before Execution Date nor greater than $2 above the average closing sales price during the 15 trading day period ending 5 days before the Execution Date.

               (e) Proceedings. No action or proceeding shall have been instituted or threatened against Ogden which could have a material adverse effect on the Business; no action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers, before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby; and neither Citizens nor Sub shall have received written notice from any court or governmental department, agency or commission of its intention to institute any action or proceeding to restrain or enjoin or commence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement and the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, which in the opinion of Citizens would make it inadvisable to consummate such transactions; provided that in the event such an investigation (other than a routine letter of inquiry) is instituted, this Agreement may not be abandoned by Citizens or Sub for such reason but the consummation of the transactions provided for in this Agreement shall be delayed for such period, not in excess of 120 days, as may be necessary to determine whether such investigation is likely to result in an action or proceeding of the type described in the second clause of this subparagraph.

               (f) Opinion of Counsel. Citizens shall have received an opinion of Harter, Secrest & Emery, counsel for Ogden, in form reasonably satisfactory to Citizens.

               (g)  Affiliates  Agreement.   Citizens  shall  have  received  an
        executed Affiliates Agreement from all Persons who have been designated as "affiliates" pursuant to Section 3.1(f) hereof.

               (h) Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective by the SEC and on the Closing Date shall remain effective and shall not be subject to a stop order or any threatened stop orders. All necessary state securities and Blue Sky authorizations required to carry out the transactions contemplated by this Agreement shall have been obtained.

               (i) Consents. Citizens shall have received copies of consents of all Persons necessary for Ogden to execute, deliver and perform this Agreement, including consents required pursuant to those Contracts identified on Schedule 4.1(i).

               (j) Conversion/Redemption of Preferred Stock. All of the shares of Ogden Convertible Preferred Stock and Ogden Preferred Stock presently issued and outstanding shall have been converted to Ogden Common Stock or redeemed in accordance with Section 3.1(h) hereof.

               (k) Certified Charter Documents. Ogden shall have furnished to Citizens a copy of its Certificate of Incorporation, including all amendments thereto, which shall have been certified by the New York State Department of State as of a date reasonably near the Effective Time.

               (l) Certified By-Laws. Ogden shall have furnished to Citizens a copy of the By-laws of Ogden which shall have been certified as true, correct and complete by the Secretary of Ogden as of the Effective Time.

               (m) Certificate of Good Standing. Ogden shall have furnished to Citizens a Certificate of Good Standing with respect to Ogden which shall have been certified by the New York State Department of State as of a date reasonably near the Effective Time.

               (n)  Certificate  of  Incumbency.  Ogden shall have  furnished to
        Citizens a Certificate of the Secretary of Ogden, certified as of the Effective Time, as to the incumbency and signatures of the officers of Ogden executing this Agreement and any document contemplated or delivered under this Agreement.

               (o) Adverse Changes. From the Execution Date through and including the Effective Time, and without regard to matters related to Regulatory Approvals or actions undertaken pursuant to this Agreement, there shall have been (i) no material adverse change in the assets and properties of Ogden and the Ogden Subsidiaries, the business operations, liabilities, profits or financial condition of Ogden and the Ogden Subsidiaries and (ii) no material damage to the assets or properties of Ogden and the Ogden Subsidiaries by fire, flood, casualty, act of God or the public enemy or other cause, the loss of any of which is not adequately covered by insurance.

               (p) Dissenting Shareholders. In the event any of the shareholders of Ogden exercise dissenters' rights which shall entitle the shareholder to an appraisal of the fair value of the shares of Ogden Common Stock held by such shareholder, as contemplated by Section 2.1(c) of this Agreement, the number of Ogden Shares subject to such appraisal shall not exceed five percent of the total number of shares of Ogden Common Stock then outstanding.

               (q) Resignation of Officers and Directors. All directors and officers of Ogden and of each Ogden Subsidiary shall have delivered their written resignations as directors and from such offices effective as of the Closing Date.

               (r) Trust Properties. Citizens shall be reasonably satisfied that good and marketable indefeasible fee simple title (both legal and equitable) to the Trust Properties, free and clear of any Liens (except those which Citizens agrees to assume pursuant to the agreement providing for the acquisition of such Trust Properties) will be transferred to the Surviving Corporation or another affiliate of Citizens concurrently with the Closing of the Merger.

               (s) REA Consent. With respect to any Long-Term Indebtedness to remain outstanding immediately after the Closing Date pursuant to
        Section 3.1(m), Citizens, if required by the underlying debt instrument, shall have received REA Consent, which consent shall not have been revoked as of the Closing Date, and shall have entered into any other necessary agreements with the REA in form and substance reasonably acceptable to Citizens.

               (t) Pooling Accounting. Citizens and its independent accounting firm shall be reasonably satisfied that the Merger will qualify for pooling-of-interests treatment for accounting purposes; provided however, that any failure to qualify for pooling of interest treatment shall not constitute a failure of the condition precedent to closing pursuant to this Section 4.1(t) if such failure is caused by any action contemplated by this Agreement or consented to by Citizens.

               (u) Employee Matters. Citizens shall have received evidence, in form satisfactory to Citizens, that the covenants of Ogden specified in Sections 8.1(a), 8.2(a), 8.2(b), 8.2(d), 8.2(g), 8.2(i), 8.2(l) and
        8.2(m) shall have been performed in all respects.

               (v) Additional Documents. Ogden shall have furnished to Citizens such additional documents, certificates or instruments as shall be reasonably requested by Citizens or its counsel.

        4.2  Conditions  Precedent to  Obligations  of Ogden.  The obligation of
             -----------------------------------------------
Ogden to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived at the option of
Ogden:

               (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Citizens or Sub of any of their respective covenants to be performed in whole or in part prior to the Closing, and the representations and warranties of Citizens and Sub in Section 6.2 shall be true and correct as of the Closing Date in all material respects as if made again as of the Closing Date, except for representations or warranties made expressly as of some other date, which shall be true and correct in all material respects as of such other date; and Citizens shall have delivered to Ogden a certificate dated the Closing Date and signed by a Vice-President and Secretary, in form reasonably satisfactory to Ogden, certifying each of the foregoing or specifying those respects in which such covenants have not been performed in all material respects or in which such representations and warranties are not true and correct in all material respects (in which event, if the Closing occurs, any claim with respect to matters so specified shall be waived by Ogden).

               (b) Board and Shareholders Approval. Citizens or Sub shall have delivered to Ogden the following documents, in form and substance reasonably acceptable to Ogden and its counsel:

                      (i) A certified copy of the resolutions adopted by Citizens' and Sub's Boards of Directors approving of this Agreement, the Merger and all transactions contemplated hereby; and

                      (ii) A  certified  copy  of  the  resolutions  adopted  by
               Citizens as Sub's sole shareholder, approving of this Agreement, the Merger and all transactions contemplated by this Agreement.

               (c) Delivery of Consideration. Citizens shall have delivered to the Exchange Agent certificates representing the Citizens A Stock to be issued pursuant to Section 2.1(d)(v) along with all cash consideration to be delivered pursuant to Section 2.2(e).

               (d) Approval of Merger/Dissenters. The Merger and all of the transactions contemplated by this Agreement shall have been approved by Ogden Shareholders holding, in the aggregate, no less than two-thirds of the total voting power of the Ogden Common Stock, and not more than five percent (5%) of the Ogden Shareholders shall have given notice pursuant to BCL Section 623 of their intent to claim dissenters' rights as of the Effective Time.

               (e) Regulatory Approvals. All required Regulatory Approvals shall have been obtained free of any special terms, conditions or restrictions which Ogden determines, in good faith and following consultation with Citizens, will materially and adversely affect the actual, prospective financial benefits to the Ogden Shareholders as contemplated by this Agreement. For purposes of this Agreement, all such approvals and consents shall be deemed to have been obtained after the grant thereof has become final, non-appealable and not subject to reconsideration. In addition there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.

               (f) Market Price. The Market Price of Citizens A Stock shall not be less than $2 below the average closing sales price during the 15 day trading period ending 5 trading days before Execution Date nor greater than $2 above the average closing sales price during the 15 trading day period ending 5 days before the Execution Date.

               (g) Proceedings. No action or proceeding shall have been instituted against Citizens or Sub which could have a material adverse effect on their respective businesses; no action or proceeding shall have been instituted or threatened against any of the parties to this Agreement, or their directors or officers, before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby; and Ogden shall not have received written notice from any court or governmental department, agency or commission of its intention to institute any action or proceeding to restrain or enjoin or commence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement and the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated, which in the opinion of Ogden would make it inadvisable to consummate such transactions; provided that in the event such an investigation (other than a routine letter of inquiry) is instituted, this Agreement may not be abandoned by Ogden for such reason, but the consummation of the transactions provided for in this Agreement shall be delayed for such period not in excess of 120 days, as may be necessary to determine whether such investigation is likely to result in an action or proceeding of the type described in the second clause of this subparagraph.

               (h) Opinion of Counsel.  Ogden shall have  received an opinion of
        L. Russell Mitten, II, Esq., Vice President-General Counsel, counsel for Citizens and Sub, in form reasonably satisfactory to Ogden.

               (i) Affiliates Agreement. Each of the Persons designated as an "affiliate" pursuant to Section 3.1(f) hereof shall have received from Citizens an executed Affiliates Agreement.

               (j) New York Stock Exchange Listing. The shares of Citizens A Stock to be delivered pursuant to Article II of this Agreement shall have been duly listed on the New York Stock Exchange, subject to official notice of issuance.

               (k) Disposition of Citizens A Stock. Except for persons or entities who have been designated as an "affiliate" of Ogden pursuant to
        Section 3.1(f) hereof, the former shareholders of Ogden shall, subsequent to the Effective Time, be able to freely dispose of the Citizens A Stock received by them in the Merger, without compliance with Rules 144 and 145 as promulgated by the SEC. Without limiting the generality of the foregoing, all of the certificates representing Citizens A Stock issued in connection with the Merger, regardless of whether issued to affiliates, shall be issued without any restrictive legend of any type, nor shall any stop order be placed against them.

               (l) Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective by the SEC and on the Closing Date shall remain effective and shall not be subject to a stop order or any threatened stop orders. All necessary state securities and Blue Sky authorizations required to carry out the transactions contemplated by this Agreement shall have been obtained.

               (m) Conversion/Redemption of Preferred Stock. All of the shares of Ogden Preferred Stock issued and outstanding shall have been redeemed and all of the shares of Ogden Convertible Preferred Stock shall have been redeemed or converted to Ogden Common Stock prior to the Effective Time.

               (n) Tax Assurances. Ogden shall have received, at its own expense, a letter ruling issued by the IRS, granting to Ogden each of the specific rulings requested with respect to the Merger, provided, however, that if Ogden reasonably believes that the issuance of such ruling will unduly delay the Closing it may, at its sole option, elect to instead rely upon an opinion of counsel, in form reasonably acceptable to it, opining affirmatively that the transactions contemplated hereby will constitute a tax free reorganization pursuant to Section 368(a)(2)(E) of the Code. Citizens covenants and agrees to deliver to Ogden certificates and representation letters as are reasonably requested by Ogden, setting forth and certifying the matters set forth on Schedule 4.2(n) attached hereto.

               (o) Certified Charter Documents. Citizens shall have furnished to Ogden a copy of the Certificates of Incorporation of Citizens and Sub, including all amendments thereto, each of which shall have been certified by the Delaware Secretary of State or New York Secretary of State as of a date reasonably near the Effective Time.

               (p) Certified By-Laws. Citizens shall have furnished to Ogden copies of the By-laws of Citizens and Sub, which shall have been certified as true, correct and complete by their respective Secretaries as of the Effective Time.

               (q) Certificates of Good Standing. Citizens shall have furnished to Ogden Certificates of Good Standing with respect to Citizens and Sub, which shall have been certified by the Delaware and New York State Departments of State respectively, as of a date reasonably near the Effective Time.

               (r) Certificates of Incumbency. Citizens and Sub shall have furnished to Ogden Certificates of the Secretaries of Citizens and Sub, certified as of the Effective Time, as to the incumbency and signatures of the officers of Citizens and Sub executing this Agreement and any document contemplated or delivered under this Agreement.

               (s) Additional Documents. Citizens shall have furnished to Ogden such additional documents, certificates or instruments as shall be reasonably requested by Ogden or its counsel.

               (t) Employment Agreements. Citizens shall have furnished to each of the four employees who are parties to the Employment Agreements set forth on Schedule 6.1(m) written confirmation that his or her respective Employment Agreement will remain in full force and effect pursuant to its terms (with the exception of an amendment to each Employment Agreement to reflect mutually agreeable revised job titles for each such employee), nothwithstanding the Merger and the resignation from the offices held by such employees as contemplated by Section 4.1(q) hereof.

        4.3    Mutual Conditions to Obligations of Ogden, Citizens and Sub.
               ------------------------------------------------------------

               (a) HSR Waiting Period. All applicable waiting periods under the HSR Act shall have expired with no outstanding request for additional information or clarification to be supplied by Citizens, Sub or Ogden, or any other person filing in connection with this Agreement (provided that the parties agree to use their commercially reasonable efforts to respond timely to all such requests), and there shall be no outstanding notice from either the Federal Trade Commission or the Department of Justice indicating that further action will be taken by either of them with respect to the Merger.

                                    ARTICLE V
                                   THE CLOSING

        5.1 Closing Date, Time and Place. Subject to the terms and conditions of
            -----------------------------
this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held at 9:00 A.M. local time at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York 14604-2070, on the last business day of the month in which occurs the 10th business day after the date Ogden and Citizens agree in writing that all required Regulatory Approvals and approval of the Ogden Shareholders have been obtained, or at such other time and place as the parties may agree. Such Closing shall be effective as of 11:59EP.M. on the last calendar day of said month. The date on which the Closing occurs is referred to herein as the "Closing Date." Upon satisfaction or waiver of the conditions set forth in Article IV, the parties shall be deemed to have authorized the filing of the Certificate of Merger with the New York Secretary of State.

        5.2 Delivery of Documents by Ogden. Ogden agrees to execute and deliver,
            -------------------------------
or cause to be executed and delivered, to Citizens at the Closing, all of the instruments and documents required to be delivered pursuant to Section 4.1.

        5.3 Delivery of  Documents by  Citizens. Citizens agrees to execute and
            ----------------------------------
deliver, or cause to be executed and delivered, to Ogden at the Closing, all of the instruments and documents required to be delivered pursuant to Section 4.2.
                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
        6.1  Representations  and Warranties of Ogden. As of the Execution Date,
              ----------------------------------------
Ogden represents and warrants to Citizens and Sub as follows:
               (a) Corporate Organization. Each of Ogden and the Ogden Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of New York and is duly qualified to conduct business in New York; each has full power and authority to own its properties and to carry on the Business as it is now being conducted in New York; each holds valid licenses, permits or other operating authority adequate for the conduct of the Business and no such license, permit or other operating authority is presently the subject of any dispute.
               (b) Authorization and Effect of Agreement. Ogden has the requisite corporate power and authority under its Certificate of Incorporation and By-Laws to execute and deliver this Agreement and, subject to Ogden Shareholders' approval, to fulfill its respective obligations under this Agreement. The execution and delivery by Ogden of this Agreement and the fulfillment of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Ogden. Subject to Ogden Shareholders' approval, no further corporate action on the part of Ogden is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. Upon the redemption or conversion of all outstanding shares of the Ogden Convertible Preferred Stock and the Ogden Preferred Stock as required by
        Section 3.1(h), the affirmative votes or actions by written consent of two-thirds of the votes that holders of outstanding shares of Ogden Common Stock are entitled to cast are the only votes of the holders of any class or series of capital stock of Ogden necessary to approve the Merger under applicable Law and Ogden's Certificate of Incorporation and By-Laws. This Agreement has been duly executed and delivered by Ogden and, assuming approval by Ogden's shareholders and the due execution and delivery of this Agreement by Citizens and by Sub, constitutes a valid and binding obligation of Ogden, enforceable in accordance with its terms, except as the enforceability hereof may be limited by
        (i)bankruptcy, insolvency or other laws relating to or affecting generally creditors' rights and (ii)general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (c) Ogden Subsidiaries. Ogden is the direct or indirect record owner of the number of shares of capital stock of each corporation (collectively the "Ogden Subsidiaries") as set forth in Schedule 6.1(c). Except as set forth on Schedule 6.1(c), Ogden does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Ogden Subsidiaries. Schedule 6.1(c) lists the jurisdiction of incorporation of each Ogden Subsidiary, and the authorized and outstanding capital stock of each Ogden Subsidiary. Each Ogden Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Ogden Subsidiary has all requisite corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Ogden Subsidiary are pending. Except as set forth on Schedule 6.1(c), there are outstanding (i) no shares of capital stock or other voting securities of any Ogden Subsidiary, (ii) no securities of Ogden or any Ogden Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Ogden Subsidiary, (iii) no options or other rights to acquire from Ogden or any Ogden Subsidiary, and no obligation of Ogden or any Ogden Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Ogden Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Ogden Subsidiary. There are no outstanding obligations of Ogden or any Ogden Subsidiary to repurchase, redeem, or otherwise acquire any of the shares, securities, options, equity equivalents, interests, or rights of any Ogden Subsidiary. All of the outstanding securities of each Ogden Subsidiary are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Ogden, free and clear of any Liens with respect thereto, except for restrictions on transfer imposed by federal and state securities laws or transfers requiring Regulatory Approval.

               (d) Capitalization of Ogden. The authorized capital stock of Ogden consists of (i) 134,900 shares of common stock, no par value per share of which 108,810.5 shares are issued and outstanding as of the Execution Date, (ii) 57,500 shares of Class A Common Stock, no par value per share, of which no shares are issued and outstanding as of the Execution Date, (iii) 5,500 shares of Ogden Preferred Stock, of which 5,500 shares are issued and outstanding as of the Execution Date, (iv) 9,500 shares of Ogden Convertible Preferred Stock, of which 5,841 shares are issued and outstanding as of the Execution Date, (v) 5,000 shares of 5% preferred stock, par value $100 per share, of which no shares are issued and outstanding as of the Execution Date, (vi) 2,500 shares of 6% preferred stock, par value, $100 per share, of which no shares are issued and outstanding as of the Execution Date, and (vii) 5,500 shares of 6 1/2% Preferred Stock, par value $100 per share, of which no shares are issued and outstanding as of the Execution Date. The outstanding shares of Ogden Common Stock, Ogden Preferred Stock and Ogden Convertible Preferred Stock have been validly issued and outstanding, are fully paid and nonassessable, and have not been issued in violation of, and are not subject to, any preemptive rights, and, except as set forth in Schedule 6.1(d), there are no outstanding convertible or exchangeable securities, puts, warrants, rights, subscriptions, calls or options relating to the Ogden Common Stock, Ogden Preferred Stock and Ogden Convertible Preferred Stock. To the best knowledge of Ogden, other than the Voting Agreement, there are no voting trusts or other agreements of understandings with respect to the voting of any shares of the stock of Ogden or any Ogden Subsidiary and there are no agreements or understandings restricting the transfer of any shares of the stock of Ogden.

               (e) No Restrictions Against Merger. Except as listed or described on Schedule 6.1(e), the execution and delivery of this Agreement by Ogden does not, and the fulfillment by Ogden of its obligations under this Agreement will not, conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Ogden or any Ogden Subsidiary or, subject to obtaining the approvals and consents referred to in
        Schedule 6.1(e), conflict with, violate or result in the breach of any provision of any material Contract, to which Ogden or any Ogden Subsidiary is a party or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any material Contract or other material instrument or obligation to which Ogden or any Ogden Subsidiary is a party or by which Ogden or any Ogden Subsidiary may be bound, or result in the creation of any Liens upon any of the assets or property of Ogden or any Ogden Subsidiary except as otherwise provided in
        Schedule 6.1(e). For purposes of this Section a "material" Contract shall be any Contract which requires aggregate payments by Ogden, or pursuant to which Ogden expects to receive aggregate revenue, in excess of $25,000.

               (f) Consents and Approvals of Governmental Authorities. No consent, approval, order or authorization of, or registration, declaration or filing with, any court or governmental agency, authority or instrumentality (collectively, "Governmental Authorities") is required to be obtained or made by or with respect to Ogden or any Ogden Subsidiary in connection with the execution and delivery of this Agreement by Ogden or the consummation of the transactions contemplated hereby by Ogden except (i) the filings and approvals described in Sections 3.1(m), 3.3(b) and 3.3(d), or (ii) the filing of a Certificate of Merger with the Secretary of State of the State of New York as contemplated by Section 1.1 hereof.

               (g) No  Violation  of Law.  The  execution  and  delivery of this
        Agreement and the fulfillment by Ogden of its obligations under this Agreement will not violate any applicable law, statute, ordinance, rule, code, regulation, polices, guidelines, interpretation, directives, decrees or orders of any Governmental Authority (collectively, "Laws").

               (h) Brokers. Ogden has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against Citizens or Sub for any broker's or finder's fees or similar fees or expenses.

               (i) Title to Property. Ogden and the Ogden Subsidiaries have good and marketable title to the real property listed on Schedule 6.1(i), and except as set forth on Schedule 6.1(i), to all other real properties held by them, subject to no lien, charge or encumbrance (collectively "Liens") other than (i)Liens for current taxes not yet due and payable or being contested in good faith, (ii)Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (iii)Liens that would not interfere in any material respect with the present use of such real
        property,   and   (iv)exceptions  of  record  and  standard  exceptions
        contained in ALTA title insurance policies or commitments for issuance thereof.

               (j) Tangible Assets. Each of Ogden's and the Ogden Subsidiaries' plant, materials, fixtures, equipment, machinery and supplies, taken as a whole, are in substantially good operating condition and repair, normal wear and tear excepted, and taken as a whole, are sufficient to carry on their respective businesses as presently conducted.

               (k) Financial Statements. Ogden has heretofore furnished to Citizens a copy of its balance sheet dated as of December 31, 1995 and the related statements of operations and cash flows for the year then ended (the "Financial Statements"). The Financial Statements were prepared based upon the books and records of Ogden and the Ogden Subsidiaries, and fairly present in all material respects the financial condition of Ogden and the Ogden Subsidiaries as of December 31, 1995 and its results of operations and cash flows for the year then ended, in each case in conformity with GAAP. To the extent required by applicable Law, the books and records of Ogden and the Ogden Subsidiaries are maintained in all material respects in conformity with the regulations of the FCC, the NYPSC and the REA. Ogden has heretofore furnished to Citizens a copy of its internal, unaudited, consolidated financial statements for the nine months ended September 30, 1996. The internal unaudited consolidated financial statements of Ogden for nine months ended September 30, 1996, consisting of the unaudited consolidated income statement and balance sheet for the period ending on such date, have been prepared in accordance with the books and records of Ogden and the Ogden Subsidiaries and, to the extent required by applicable Law, in conformity in all material respects with the regulations of the FCC, the NYPSC and the REA, and fairly present the financial condition of Ogden and the Ogden Subsidiaries as of September 30, 1996 and the results of the operations of Ogden and the Ogden Subsidiaries for the period then ended, in each case with accordance with GAAP except as set forth in the notes thereto and subject to normal year-end adjustments consistent with past practice. The internal, unaudited monthly financial statements to be delivered to Citizens pursuant to Section 3.1(b)(xii) hereof, (x) will be prepared in accordance with the books and records of Ogden and the Ogden Subsidiaries which, to the extent required by applicable Law, will be maintained in all material respects in conformity with the regulations of the FCC, the NYPSC and the REA; and (y) will fairly present the financial condition of Ogden and the Ogden Subsidiaries and the results of operations of Ogden and the Ogden Subsidiaries for the periods indicated in accordance with GAAP, except as set forth in the notes thereto and subject to normal year-end adjustments consistent with past practice.

               (l) No Adverse Change. Since December 31, 1995, there has not been (i) any material adverse change in the Business, results of operations or financial condition of Ogden or the Ogden Subsidiaries;
        (ii)any damage, destruction or loss to real or tangible property of Ogden or the Ogden Subsidiaries that would have a material adverse effect on the Business; (iii)any increase in compensation payable or to become payable by Ogden or any Ogden Subsidiary to any of its employees or agents, other than normal merit or promotional increases; (iv)any amendment or termination by Ogden or any Ogden Subsidiary of any material Contract, except for amendments or terminations occurring in the ordinary course of business, and except as provided in Article VIII of this Agreement; (v) except in the ordinary course of business, any sale, lease, mortgage, pledge or Encumbrance of any material properties or assets of Ogden or any Ogden Subsidiary; (vi) any loss of any supplier, distributor or customer which materially and adversely affects the financial condition or results of operations of Ogden or any Ogden Subsidiary; (vii) any declaration or payment of any dividend or distribution to the Ogden Shareholders, other than in the ordinary course of business, or redemption, purchase or other acquisition of any capital stock of the Ogden Shareholders; (viii) any increase in indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business; (ix) any change in any method of accounting or accounting practice other than the accounting conversion previously described to Citizens; or (x) any agreement, whether or not in writing, to do any of the foregoing.

               (m)   Contracts   and   Commitments.   Except  as  set  forth  in
        Schedule 6.1(m), neither Ogden nor any Ogden Subsidiary is a party to or subject to: (i) any employment contract with any employee; (ii) any plan, Contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like;
        (iii) any agreement with any labor union; (iv) any lease of real property or personal property, except leases of personal property involving payment of annual rentals in excess of $25,000; (v) any agreement for the purchase or disposition of any material, equipment, supplies, inventory or service, except individual purchase orders and Contracts in amounts less than $25,000; (vi) any contract or arrangement concerning directory publishing matters or billing and collection matters; (vii) any Contract or arrangement that limits the ability of Ogden or any Ogden Subsidiary to compete in any line of business or to compete with any other Person; (viii) any Contract relating to any obligation for borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability; (ix) any Contract relating to management service, consulting or any other similar type contract; (x) any Contract relating to licenses to or from Ogden or any Ogden Subsidiary with respect to software or hardware used in the Business; or (xi) any other agreement, obligation or commitment requiring payments by Ogden or any Ogden Subsidiary in excess of $25,000 on or after the Closing Date. Ogden has delivered to Citizens true and correct copies of all Contracts and instruments listed in
        Schedule 6.1(m). Neither Ogden nor any Ogden Subsidiary is in default in the performance of any term or condition contained in any Contracts or instruments listed in Schedule 6.1(m). Except as set forth in Schedule 6.1(m), each of the Contracts and instruments listed in Schedule 6.1(m), is legally binding and in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation or termination in connection therewith. Except as set forth on Schedule 6.1(m) there is no basis of any claim of material breach, material default or termination by Ogden or any Ogden Subsidiary, or to Ogden's knowledge, any other party, under any of the agreements or instruments. Except as set forth in Schedule 6.1(m), to Ogden's actual knowledge Ogden or the Ogden Subsidiary party thereto has the right to quiet enjoyment of all leased real property for the full term of each such lease or similar agreement relating thereto, and to Ogden's actual knowledge the leasehold or other interest of Ogden or the Ogden Subsidiary party thereto is not subject or subordinate to any Lien.

               (n) No Material Claims. Except as disclosed in Schedule 6.1(n) or with respect to taxes, there are no claims, actions, lawsuits, regulatory or legal proceedings pending, or, to the knowledge of Ogden, threatened against or affecting Ogden, the Ogden Subsidiaries or their properties.

               (o) Tax Matters. Ogden and the Ogden Subsidiaries have timely filed all tax returns, local and foreign tax reports, and information returns and have duly paid all taxes shown to be due and payable on such tax returns and all estimated or advance payments required by Law. All such tax returns are true, correct and complete in all material respects. Ogden has delivered to Citizens true and complete copies of all tax returns filed by Ogden with respect to its 1992, 1993, 1994 and 1995 fiscal years. All taxes for periods ending on or prior to or including the Closing Date have been fully paid or reserved against on the Financial Statements in accordance with GAAP. All taxes which are required to be withheld or collected by Ogden and the Ogden Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state, local or foreign authorities or properly segregated or deposited as required by applicable Law. There are no Liens for taxes upon any property or assets of Ogden or the Ogden Subsidiaries except for Liens for taxes not yet due and payable or for taxes being contested in a manner permitted by Law. Neither Ogden nor any Ogden Subsidiary has received any notice of deficiency, proposed deficiency or assessment from any governmental taxing authority with respect to taxes of Ogden or any Ogden Subsidiary. Neither Ogden nor any Ogden Subsidiary has waived any statute of limitations with respect to taxes and neither Ogden nor any Ogden Subsidiary has received any requests for any such waiver or extension. There is no agreement for the extension of any assessment of any tax with respect to the Business, and there are no pending or, to Ogden's knowledge, proposed audits of any tax return of Ogden or any Ogden Subsidiary currently in progress. Neither Ogden nor any Ogden Subsidiary (i) is a party to any tax allocation or sharing agreement or (ii) has ever been (or has any liability for unpaid tax because they were) a member of an affiliated group during any part of any consolidated return year within any part of which consolidated return year any corporation other than Ogden or any Ogden Subsidiary also was a member of the affiliated group. Ogden and the Ogden Subsidiaries have not, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code or any comparable state, local or foreign tax provisions.

               (p)    Employee Matters.

                      (i) Schedule 6.1(p)  lists (and identifies the sponsor of)
               each "employee  pension benefit plan," as that term is defined in
               Section 3(2) of ERISA, each "employee welfare benefit plan," as that term is defined in Section 3(1) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"), and each other deferred compensation, insurance, incentive compensation, bonus, stock option, stock purchase, phantom stock, stock appreciation rights, employee stock ownership, severance pay, unemployment benefit, vacation pay, profit sharing, fringe benefit, (including, but not limited to, paid holidays, personal leave, employee discount, employee loan and education benefit programs) cafeteria plan, or other employee benefit plan, program, agreement, or arrangement maintained by Ogden or the Ogden Subsidiaries, excluding any such plan, program, agreement, or arrangement maintained or contributed to solely in respect of or for the benefit of employees or former employees employed or formerly employed by Ogden or the Ogden Subsidiaries outside of the United States, as of the Execution Date (each a "Plan" and collectively, together with the ERISA Plans, referred to hereinafter as the "Plans"). Neither Ogden nor any of the Ogden Subsidiaries has any intent or commitment to create any additional Plan or amend any Plan so as to increase benefits thereunder except as required by applicable law. Schedule 6.1(p) also includes a list of each written employment, severance, termination or similar-type agreement between Ogden or the Ogden Subsidiaries and any employee. Except as otherwise disclosed on
               Schedule 6.1(p), the execution and delivery of this Agreement by Ogden and the Ogden Subsidiaries and the performance of this Agreement by Ogden and the Ogden Subsidiaries will not directly result now or at any time in the future in (i) the payment to any employee of any severance, termination, or similar-type payments or benefits or (ii)any "parachute payment" (as such term is defined in Section 280G of the Code) being made to any employee.

                      (ii) Except as set forth on Schedule 6.1(p):

                             (a) Each  ERISA Plan is in  substantial  compliance
                      with all reporting, disclosure and other requirements of ERISA applicable to such ERISA Plan and a current, accurate and complete copy of each such Plan has been made available to Citizens; a current, accurate and complete description of all other Plans has been made available to Citizens.

                             (b) There has been and is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; no condition exists which could subject Citizens or Ogden or any Ogden Subsidiary to a penalty under
                      Section 4071 of ERISA.

                             (c) With  respect to each  welfare  benefit plan to
                      which Ogden or any Ogden Subsidiary is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Plan complies, and in each case has materially complied, with all applicable requirements of
                      Section 4980B of the Code.

                             (d) None of Ogden, the Ogden Subsidiaries or any of
                      their Affiliates, nor, to Ogden's knowledge (or as to a matter of which Ogden should have knowledge) any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any transaction as a result of which Ogden could be subject to any material liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code;

                             (e) No material  liability  under Title IV of ERISA
                      has been incurred or is reasonably expected to be incurred by Ogden (other than liability for premiums due to the PBGC), unless such liability is reserved for or otherwise reflected on the Financial Statements or unless such liability has been, or prior to the Closing Date will be, satisfied in full; and

                             (f) Each Plan has been  administered  in accordance
                      with its terms.

                      (iii) Except as set forth on Schedule 6.1(p), with respect to the ERISA Plans:

                             (a) Neither the PBGC, Ogden or any Ogden Subsidiary
                      has instituted proceedings to terminate any Plan that is subject to Title IV of ERISA;

                             (b) none of the ERISA Plans has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the Execution Date;

                             (c) each of the ERISA  Plans that is intended to be
                      "qualified" within the meaning of Section 401(a) of the Code and, to the extent applicable, Section 401(k) of the Code, has been determined by the IRS to be so qualified, and nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the Code, the remedial amendment period for which has not yet expired) that, to Ogden's knowledge, would adversely affect the qualified status of any of such ERISA Plans; and

                             (d) there are no material written actions, lawsuits
                      or claims by or on behalf of any of the ERISA Plans, by any employee or beneficiary covered under any such ERISA Plan, or otherwise involving any such ERISA Plan (other than routine claims for benefits and routine expenses) pending or threatened against Ogden or any Ogden Subsidiary.

                      (iv) None of the ERISA Plans is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, and neither Ogden nor any Ogden Subsidiary has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA that would result in a material liability by Ogden that is not reserved for or otherwise reflected on the Financial Statements.

                      (v) Except as set forth in Schedule 6.1(p):

                             (a) there is no outstanding  liability  (except for
                      funding liabilities as reflected on the Financial Statements or for premiums due) under Title IV of ERISA with respect to any Plan and the value on an ongoing basis of accrued benefits under each of the Plans which is subject to Title IV of ERISA does not exceed the current value of the assets of such Plan;

                             (b) full payment has been made of all amounts which
                      Ogden and the Ogden Subsidiaries are required to have paid in premiums or benefits due, or as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the Execution Date;

                             (c) each of the Plans is, and its administration is
                      and has been during the six-year period preceding the Execution Date in substantial compliance with, and neither Ogden nor any Ogden Subsidiary has received any claim or notice that any such Plan is not in substantial compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;
                             (d) Ogden and the Ogden Subsidiaries are not in default in performing any of their contractual obligations under any of the Plans or any related trust agreement or insurance contract; and

                             (e) there are no material  outstanding  liabilities
                      of any Plan other than (i) liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan and (ii) funding liabilities under any Plan as disclosed in the Financial Statements.

                      (vi) Except as set forth on Schedule  6.1(p),  neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes a change in control that would accelerate benefits under any Plan.

                      (vii) Citizens has been provided with a true and correct copy of (i) actuarial reports for the last three years with respect to all defined benefit plans maintained or contributed to by Ogden or any Ogden Subsidiary, (ii) Form 5500 and any attached schedules with respect to the last three years for each ERISA Plan for which a Form 5500 is required to be filed, and (iii) the most recent determination letter issued by the IRS for each ERISA Plan which is intended to be qualified.

                      (viii) Except as set forth on Schedule 6.1(p), (i) none of
               Ogden's employees are represented by a labor union or labor organization and (ii) neither Ogden, any Ogden Subsidiary nor any of their respective Affiliates is a party to, or is subject to, any collective bargaining agreement covering any employee. There are currently no strikes, slowdowns, work stoppages or lockouts by or with respect to any employee covered by collective bargaining agreements. Except as set forth on Schedule 6.1(p), to the knowledge of Ogden, during the 12 months preceding the Execution Date there have not been any union organizational campaigns by or directed at employees.

                      (ix) Except as set forth on Schedule 6.1(p), neither Ogden nor any Ogden  Subsidiary  maintains,  contributes to, or has any liability or obligation with respect to any plan, program or arrangement providing post retirement or post employment benefits.

               (q) Bank Accounts. Schedule 6.1(q) sets forth a list of the bank accounts maintained by Ogden and the Ogden Subsidiaries and the authorized signatories for each such account.

               (r) Dealings with Affiliates. Schedule 6.1(r) sets forth a complete and accurate list of all oral and written Contracts between Ogden and any one or more of its Affiliates. Except as set forth in
        Schedule 6.1(r), since December 31, 1995, Ogden has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.
               (s) Absence of Undisclosed Liabilities. To the best of Ogden's knowledge, neither Ogden nor any Ogden Subsidiary has any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 6.1(p) or liabilities for taxes (as described in Section 6.1(o)), except for (a) liabilities stated or reserved against in the Financial Statements or Ogden's internal, unaudited, consolidated financial statements for the nine months ended September 30, 1996 (except as set forth in the notes thereto and subject to normal year-end adjustments consistent with past practices), (b) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Financial Statements or Ogden's internal, unaudited, consolidated financial statements for the nine months ended September 30, 1996, none of which are material, and (c) liabilities disclosed on Schedule 6.1(s).

               (t) Compliance with Applicable Laws, Regulations and Orders. Ogden and each Ogden Subsidiary has been and is presently in material compliance with all Laws applicable to the conduct of its Business, including, without limitation, all Laws relating to health, sanitation, fire, zoning, building and occupational safety.

               (u) Insurance. Schedule 6.1(u) contains a complete list of all policies of insurance now in force with respect to Ogden and the Ogden Subsidiaries, including the names of the insurer and the insured, the amount of premiums, the types and amounts of coverage and a description of any self-insurance levels, underlying limits and deductibles. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued for, and no notice of cancellation, termination, non-renewal or material increase in premiums has been received with respect to any such policy. Neither Ogden nor any Ogden Subsidiary has breached or otherwise failed to perform its obligations under any such policies, nor has Ogden or any Ogden Subsidiary received any adverse notice from any insurers party to such policies with respect to any alleged breach or failure in connection with any such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 6.1(u), there are no pending or, to Ogden's knowledge, threatened claims under any policy relating to Ogden or any Ogden Subsidiary.

               (v) Intellectual Property. Schedule 6.1(v) sets forth a complete and accurate list of the Intellectual Property owned or used by Ogden and each Ogden Subsidiary. Ogden has no written documents relating to Ogden's or any Ogden Subsidiary's ownership or use of the Intellectual Property other than that listed in Schedule 6.1(v). To Ogden's knowledge, no other Person has any rights to such Intellectual Property, except pursuant to agreements or licenses specified in Schedule 6.1(v). To Ogden's knowledge, no other Person is infringing, violating or misappropriating any such Intellectual Property. If necessary, Ogden and each Ogden Subsidiary owns or holds valid licenses to use all Intellectual Property used in the operation of its Business as presently conducted.
               (w) Permits and Reports. Schedule 6.1(w) sets forth a list of all permits, licenses, registrations, certificates, orders, approvals or other authorizations from any Governmental Authority or other Person including, without limitation, the FCC ("Permits") issued to or held by Ogden or any Ogden Subsidiary in connection with its operations. Such Permits are the only Permits that are required for Ogden or the Ogden Subsidiaries to conduct their Business as presently conducted and proposed to be conducted, each such Permit is in full force and effect, and neither Ogden nor any Subsidiary has received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. Ogden and the Ogden Subsidiaries are in full compliance with the terms of each such Permit, and Ogden is not aware of any reason not set forth in said Permits why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. Except as set forth in Schedule 6.1(w), (a) each Permit issued to or held by Ogden or any Ogden Subsidiary will continue in full force and effect following the Closing Date, (b) all returns, reports, applications, statements and other documents required to be filed by Ogden with the FCC, and other Governmental Authorities with respect to the Business on or before the Execution Date have been duly filed or properly extended as permitted by Law and are true and complete in all material respects, and (c) all reporting requirements of the FCC and other Governmental Authorities having jurisdiction thereof have been complied with in all material respects.

               (x) Environmental Matters. To the best of Ogden's knowledge, except as disclosed on Schedule 6.1(x), (a)there has been no Release of any Hazardous Substance at or from any of the real property or facilities now or previously owned or leased by Ogden or the Ogden Subsidiaries, (b)there has been no Disposal of any Hazardous Substance at or on any of the real property or facilities now or previously owned or leased by Ogden or the Ogden Subsidiaries, except in compliance with Laws (c)there are no Hazardous Substances located in or on any of the real property or facilities now or previously owned or leased by Ogden or the Ogden Subsidiaries, (d)neither Ogden nor any Ogden Subsidiary has generated, treated or stored any Hazardous Substances at or on any real property or facilities which it owns or leases except in compliance with Laws, (e)there has been no Disposal or arrangement for Disposal of Hazardous Substances by Ogden or the Ogden Subsidiaries on any property not now owned by Ogden or the Ogden Subsidiaries, and (f)there are no underground storage tanks located at the real property or facilities now or previously owned or leased by Ogden or the Ogden Subsidiaries. With respect to real property or facilities previously owned or leased by Ogden or the Ogden Subsidiaries, no representation or warranty is made concerning the condition of such real property or facilities or actions taken thereon or thereat at any time when such real property or facilities were not owned or leased by Ogden or the Ogden Subsidiaries, provided, however, that Ogden does represent and warrant to Citizens that it is not aware of any condition existing at any time such real property or facilities were not owned or leased by Ogden or the Ogden Subsidiaries which would give rise to a breach of any of the representations and warranties contained in this Section 6.1(x). As used herein:

                      (i) "Disposal" means disposal as defined by the Resource Conservation and Recovery Act("RCRA"), 42 U.S.C. ss.690 et seq., and the regulations thereunder;

                      (ii) "Hazardous  Substances" means hazardous substances as defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., and the regulations thereunder and also includes petroleum, gasoline, oil, fuel oil, diesel fuel and petroleum solvents; asbestos, and polychlorinated biphenyls; and

                      (iii) "Release" means any spilling, pumping, pouring, emitting, emptying, placing, discharging, injecting, escaping, leaking, dumping, or disposing into the environment, whether intentional or unintentional, known or unknown.

               (y)  Charter  and Bylaws.  Ogden has made  available  to Citizens accurate and complete copies of the Certificates of Incorporation and Bylaws of Ogden and each Ogden Subsidiary as currently in effect and the stock records of Ogden and each Ogden Subsidiary. Such records accurately reflect the stock ownership of Ogden. Neither Ogden nor any Ogden Subsidiary is in violation of any provisions of their respective Certificates of Incorporation or Bylaws.

               (z) Access Lines. Schedule 6.1(z) is a true and complete list of the access lines of Ogden and Ogden Subsidiaries, by category, in services as of June 30, 1996.

               (aa) Price Caps. Neither Ogden nor any Ogden Subsidiary has elected to file interexchange tariffs under the FCC's price cap order.

               (bb) Rate Base. Neither Ogden nor any Ogden Subsidiary has any inventory, plant or equipment that has been disallowed from rate base or excluded from the revenue calculations for any pool (unless due to the deregulation of the service for which such assets are used) in any rate order issued by the NYSPC or the FCC or any determination by an administrator of an interstate or intrastate pool, or received notification that the NYPSC or the FCC or any pool administrator proposes to exclude any assets from rate base or revenue calculations for the pools.

               (cc) Tariffs. The state regulatory tariffs applicable to Ogden and each Ogden Subsidiary are in full force and effect on the Execution Date in accordance with all terms of such state tariffs, and there is no outstanding notice of suspension, cancellation, termination or, to Ogden's knowledge, any threatened suspension, cancellation or termination in connection therewith, nor is Ogden or any Ogden Subsidiary subject to any conditions or restrictions applicable to state regulatory tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Except as described on Schedule 6.1(cc), each such state tariff has been duly and validly approved by the appropriate state regulatory agency. Except as otherwise disclosed on Schedule 6.1(cc), neither Ogden nor any Ogden Subsidiary is in violation under the terms and conditions of any such state tariff and there is no basis of any claim of violation by Ogden or any Ogden Subsidiary in any respect under any such state tariff. Except as described on Schedule 6.1(cc), there are no applications by Ogden or any Ogden Subsidiary or complaints or petitions by others or proceedings pending or threatened before the state regulatory authority relating to Ogden or any Ogden Subsidiary. To the knowledge of Ogden, there are no material violations by subscribers of others under any such state tariff that would be material to Ogden, any Ogden Subsidiary or the Business. A true and correct copy of each state tariff applicable to Ogden, any Ogden Subsidiary or the Business has been delivered to Citizens.

               (dd) FCC  Licenses.  Listed on Schedule  6.1(dd) are FCC Licenses
        held by Ogden and each Ogden Subsidiary. Each such FCC License is in full force and effect in accordance with its terms, and there is no outstanding notice of suspension, cancellation or termination or, to Ogden's knowledge, any threatened suspension, cancellation or termination in connection therewith nor are any of such FCC Licenses subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses of that type). The FCC Licenses are free from all security interests, liens, claims, or encumbrances of any nature whatsoever, other than statutory liens and restrictions arising under the Telecommunications Act of 1996 or the rules and regulations promulgated thereunder. Except as set forth on Schedule 6.1(dd), (i) there are no applications by Ogden or any Ogden Subsidiary or, to Ogden's knowledge, material complaints or material petitions by others or (ii) proceedings pending or, to Ogden's knowledge, threatened before the FCC relating to Ogden, any Ogden Subsidiary or the FCC Licenses.

               (ee) Non-FCC Authorizations. Listed on Schedule 6.1(ee) are all Non-FCC authorizations materially necessary for the conduct of the Business. Each such Non-FCC authorization is in full force and effect in accordance with its terms. To Ogden's knowledge, no event has occurred with respect to any materially necessary Non-FCC authorization which permits, or after notice or lapse of time or both would permit, revocation or termination thereof, or would result in any other material impairment of the rights of the holder of such materially necessary Non-FCC authorization.

               (ff) Capital Improvements Required by NYPSC. There are no changes, modifications, upgrades or enhancements required by the NYPSC to be made to the Business or the assets of Ogden or any Ogden Subsidiary.

               (gg) Condition of Tangible Assets. Neither Ogden nor any Ogden Subsidiary has received any written notice within the past twelve (12) months of a violation of any ordinances, regulation or building, zoning and other similar laws with respect to its assets that would have a material adverse effect on Ogden, any Ogden Subsidiary, the Business as a whole or any significant part of the assets used in the Business. The use of each parcel of real property owned by Ogden or any Ogden Subsidiary and, to the knowledge of Ogden, each parcel of real estate leased by Ogden or an Ogden Subsidiary and materially necessary to the Business as presently conducted complies with all applicable Laws in all material respects. Other than Ogden or an Ogden Subsidiary, no Person has actual possession or has a right to possession of all or any material portion of any parcel of such real property.

               (hh) Materials and Supplies. The value (as reflected on Ogden's books) of materials and supplies of Ogden and any Ogden Subsidiary relating to the Business which are obsolete or in excess of the requirements of the Business, will not materially exceed the reserve for obsolete or excess materials and supplies as reflected on the books of Ogden or such Ogden Subsidiary.

               (ii) Schedules of the Telephone Plant. Schedule 6.1(ii) sets forth copies of schedules (at the level of detail agreed to by the parties but in any case including details regarding net book value and continuing property records lists associated therewith) of the "Plant in Service" of Ogden and each Ogden Subsidiary as of December 31, 1995. The account balances reflected on the schedule of Telephone Plant correspond, in all material respects, to the associated account balances reflected on the books of Ogden and each Ogden Subsidiary.

               (jj) Correct Records. The financial records, ledgers, account books and other accounting records of Ogden and each Ogden Subsidiary are current, correct and complete in all material respects and, to the knowledge of Ogden, conform in all material respects with the rules and regulations of the FCC and NYPSC.

               (kk) Approval of Transactions. Ogden is not aware of any fact, event or circumstance relating to Ogden or any Ogden Subsidiary that is reasonably likely to cause a regulatory agency to deny or withhold its approval to the transactions contemplated hereby.

               (ll) Accounts Receivable. The accounts receivable for Ogden and the Ogden Subsidiaries as stated in the Financial Statements are actual and bona fide receivables representing obligations for the total dollar amount of such receivables, as shown on the books of Ogden and the Ogden Subsidiaries, that resulted from the regular course of business of Ogden and the Ogden Subsidiaries. To Ogden's knowledge, such receivables are fully collectible in accordance with their terms and are subject to no offset or reduction of any nature, except for a reserve for uncollectible amounts consistent with the reserve established by Ogden and the Ogden Subsidiaries in the Financial Statements. The value (as reflected on Ogden's books) of any Accounts Receivable of Ogden and any Ogden Subsidiary relating to the Business which are over 90 days are either recoverable in full from Interexchange Carriers under billing and collection contracts or will not materially exceed the billing reserve established by Ogden in the Financial Statements.

               (mm) Disclosure. No representations or warranty made by Ogden in this Agreement and no statement made in any document, schedule or exhibit referred to herein and furnished by Ogden contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
               (nn) Information Supplied. Information responding to Items 4(a)(6), 7, 17 and 18 of Form S-4 and Schedule 14A included in the Proxy Statement prepared by Ogden and Registration Statement prepared by Citizens and the Prospectus will, at the time the Registration Statement on Form S-4 becomes effective under the Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading. Such portions of the Proxy Statement and Registration Statement will comply as to form in all material respects with the provisions of the Act and the Exchange Act and the rules and regulations thereunder, specifically for use in the preparation thereof.

        6.2  Representations  and  Warranties  of Citizens.  As of the Execution
             ----------------------------------------------
Date, Citizens represents and warrants to Ogden as follows:

               (a) Organization, Standing and Power. Citizens and Sub are each corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of Citizens and Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

               (b) Authority and Effect of Agreement. Each of Citizens and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Citizens and Sub. This Agreement has been duly executed and delivered by Citizens and Sub and constitutes a valid and binding obligation of Citizens and Sub enforceable in accordance with its terms, except as the enforceability hereof may be limited by (i)bankruptcy, insolvency or other laws relating to or affecting generally creditors' rights and (ii)general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the fulfillment of the obligations and undertakings hereunder will not result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Citizens or Sub or result in any violation of any Contract, Permit or Law applicable to Citizens or Sub or to which Citizens or Sub is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Citizens or Sub in connection with the execution and delivery of this Agreement by Citizens and Sub or the consummation by Citizens and Sub of the transactions contemplated hereby, except for (i) the filings and approvals described in Sections 3.1(m), 3.2(b), 3.2(c), 3.3(b) and 3.3(d) or (ii) the filing of a Certificate of Merger with the Secretary of State of the State of New York as contemplated by
        Section 1.1 hereof.
               (c) SEC Documents. Citizens has made available to Ogden a true and complete copy of its annual report on Form 10-K for the year ended December 31, 1995, its quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and
        definitive proxy statement for the 1996 Annual Meeting of the Stockholders of Citizens held on May 23, 1996 filed by Citizens with the SEC (as such documents have since the time of their filing been amended, the "Citizens SEC Documents"). As of their respective dates, the Citizens SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Citizens SEC Documents, and none of the Citizens SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Citizens included in the Citizens SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Citizens and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               (d) Capitalization of Sub. The authorized capital stock of Sub consists of one thousand (1,000) shares of common stock, no par value. As of the Execution Date, one hundred (100) shares of common stock are issued and outstanding, all of which are held by Citizens. Such shares have been validly issued and outstanding, are fully paid and nonassessable, and have not been issued in violation of, and are not subject to any preemptive rights. There are no outstanding convertible or exchangeable securities, puts, warrants, rights, subscriptions, calls or options, related to any such shares.

               (e) Information Supplied. Information responding to Items 1, 2, 3, 4(a)(1), 4(a)(2), 4(a)(3), 4(a)(5), 4(b), 4(c), 5, 8, 9, 10, 11,
        18(a)(7), 20, 21 and 22 of Form S-4 included in the Registration Statement prepared by Citizens and the prospectus will, at the time such Registration Statement becomes effective under the Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading. Such portions of the Registration Statement will comply as to form in all material respects with the provisions of the Act and the Exchange Act and the rules and regulations thereunder, specifically for use in the preparation thereof.

               (f) Brokers. Neither Citizens nor Sub has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transaction contemplated by this Agreement in such a manner as to give rise to a valid claim against Ogden for any broker's or finder's fees or similar fees or expenses.

               (g) Citizens A Stock. The shares of Citizens A Stock to be issued in connection with the Merger have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights of any security holder of Citizens and free of all Liens other than restrictions arising under the Securities Act. Neither the filing of the Registration Statement nor the offering or sale of any of the shares of Citizens A Stock as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of Citizens.

               (h)  Ogden  Capital  Stock.   Neither  Citizens,   Sub,  nor  any
        Subsidiary of either Citizens or Sub, beneficially owns any capital stock of any class of Ogden, either directly or indirectly.

               (i) Stock Dividend Sale Plan. The Citizens A Stock to be issued pursuant to this Agreement is convertible on a share-for-share basis into Series B Common Stock of Citizens at no cost to Ogden Shareholders if converted through the Exchange Agent. Citizens has no plan or intention to terminate such conversion rights. Citizens has no present plan or intention of terminating, suspending, amending or otherwise modifying the Citizens Utilities Series B Stock Dividend Sale Plan attached hereto as Exhibit D (the "Stock Dividend Sale Plan"), including without limitation any amendments or modifications which relate to eligibility or procedures for participation. The Stock Dividend Sale Plan complies in all respects with all Laws, including without limitation the Act and the Exchange Act. Following the Effective Time, each Ogden Shareholder who has properly converted his or her shares of Citizens A Stock into shares of Series B Common Stock of Citizens and who is either a "Record Owner" or an "Eligible Customer" (as such terms are defined in the Stock Dividend Sale Plan) will be eligible to enroll in the Stock Dividend Sale Plan in accordance with and subject to the terms and conditions of the Stock Dividend Sale Plan as modified from time to time by Citizens so long as the Stock Dividend Sale Plan has not been suspended or terminated by Citizens.

               (j) Approval of Transactions. Citizens is not aware of any fact, event or circumstance relating to Citizens or Sub that is reasonably likely to cause a regulatory agency to deny or withhold its approval to the transactions contemplated hereby.

               (k) Disclosure. No representations or warranty made by Citizens or Sub in this Agreement and no statement made in any document, schedule or exhibit referred to herein and furnished by Citizens or Sub contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE VII
                              ADDITIONAL COVENANTS

        7.1    Sales and Similar Taxes.
               ------------------------

                      (i) Citizens and Sub shall be solely  responsible for, and shall make timely payment of, any state or local taxes resulting from the consummation of the Merger (other than any state or local income tax liabilities of any shareholders of Ogden), including, but not limited to any New York State sales and use taxes imposed, as a result of the Merger, on the transfer of any and all assets owned by Ogden. Ogden shall cooperate in providing any documents or affidavits necessary for any filings.

                      (ii) Citizens  shall  indemnify,  defend and hold harmless
               Ogden and its directors, officers, employees and shareholders from and against any and all liability, cost, loss or expense to them or any of them arising out of the imposition of any state or local taxes resulting from the consummation of the Merger (other than any state or local income tax liabilities of any shareholders of Ogden), including but not limited to, New York State sales and use taxes.

        7.2 Press  Releases.  The  parties  shall  consult  with  each  other in
            ----------------
preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a "Press Release"). Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party; provided, however, that nothing herein will prohibit either party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable Law or the rules of any national stock exchange applicable to such party or its Affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.

        7.3 Expenses.  Except as otherwise expressly provided herein, each party
            --------
will pay any expenses (including, without limitation, attorneys' fees) incurred by it in connection with to this Agreement and in consummating the transactions provided for herein.

        7.4 Filing of Financial and Other  Information.  Citizens  covenants and
            ------------------------------------------
agrees to file with the SEC, in the next appropriate SEC Report 10-Q or 10-K to be filed by Citizens after the Effective Time, all necessary interim financial statements to facilitate the secondary resale of Citizens A Stock received by Ogden shareholders who sign Affiliate Agreements.


                                  ARTICLE VIII
                                EMPLOYEE MATTERS

        8.1    Ogden Transferred Employees.
               ----------------------------

               (a) As of the Closing Date, Citizens shall cause Ogden to continue to employ the employees of Ogden who are actively employed by Ogden immediately prior to Closing and who are listed on Scheduled
        8.1(a) ("Transferred Employees"). For purposes of the preceding sentence, the term "active" shall include employees on maternity leave, on short-term disability, on military leave, and on other approved leaves of absence of twelve months or less, but shall not include any other employee of Ogden as of the Closing. Prior to the Closing Date, Ogden shall take any and all actions necessary to terminate the employment of any employee who is not a "Transferred Employee" as defined above.

               (b) Following the Closing, Citizens covenants and agrees to (i) use its commercially reasonable efforts not to relocate any Transferred Employees and to place Transferred Employees in positions with Citizens or subsidiaries of Citizens in at least the same position and base compensation level as such employees have as of the Effective Time, and
        (ii) honor all existing employment and consulting agreements between Ogden and its employees or consultants listed on Schedule 6.1(m), notwithstanding the resignation of certain employees from the offices held by such employees (but not from employment) pursuant to Section 4.1(q) hereof. The parties agree and acknowledge that the resignation of such officers shall not have the effect of terminating their employment with Ogden or of terminating or causing a breach pursuant to such officers' respective Employment Agreements, as amended and as set forth in Schedule 6.1(m), all of which Citizens covenants and agrees to assume and be responsible for. Citizens covenants and agrees to amend such Employment Agreements as of the Effective Time to reflect mutually agreeable revised job titles of such officers.

               (c) Notwithstanding anything to the contrary contained in her Consulting Agreement, Citizens covenants and agrees that Maxine Davison shall continue to have use of her office until the later of December 31, 1997 or the Closing Date.

        8.2    Employee Benefit Plans.
               -----------------------

               (a) At least fifteen days prior to the Effective Time, Ogden shall take any and all actions necessary to cease benefit accruals and fully vest all participants in their accrued benefits under the Ogden Telephone Company Pension Plan (the "Ogden Pension Plan") as of the date their benefit accruals cease, including providing the notice required under Section 204(h) of ERISA.

               (b) Ogden shall make, or cause to be made, to the Ogden Pension Plan as of the Effective Time, a prorated portion of the minimum required contribution under Section 412 of the Code for the 1997 Plan Year (and the 1998 Plan Year, if applicable) determined, using the actuarial assumptions specified in Ogden's January 1, 1996 actuarial valuation report for the Ogden Pension Plan for funding purposes, by multiplying such required minimum contribution by a fraction, the numerator of which is the number of days in 1997 (and 1998, if applicable) preceding the Closing and the denominator of which is 365.

               (c) Effective as of the Effective Time or as soon thereafter as administratively feasible, Citizens and Ogden shall cause the Ogden Pension Plan to be merged into the Citizens Pension Plan. As required by
        Section 414(l) of the Code and regulations thereunder, in no event shall the accrued benefits of Transferred Employees under the Citizens Pension Plan (or of any other participant in the Ogden Pension Plan) be less than their accrued benefits under the Ogden Pension Plan immediately before the plan merger. Not later than 30 days prior to said plan merger, Citizens and Ogden shall respectively ensure that the Internal Revenue Form 5310A is filed with the IRS.

               (d) Ogden covenants and agrees that, except as required by Law or as required by Section 8.2(i), it shall not vary the plan terms or conditions of the Ogden Pension Plan or of the post-retirement medical plan from those that provided the basis for determining the unfunded accrued benefit obligation and accrued post-retirement benefit obligation, respectively, as reported in the Consolidated Balance Sheets of Ogden Telephone Company and its Subsidiaries as of December 31, 1995. For purposes of determining the Ogden Net Liabilities under Section 2.1(d)(i), the unfunded accrued benefit obligation of the Ogden Pension Plan as of the Closing Date shall be calculated using the actuarial assumptions used in determining net periodic pension cost and accumulated benefit obligations which are specified in the Annual Disclosure Report for the Ogden Pension Plan SFAS 87 and 88 for the year ending December 31, 1995.

               (e) Effective as of the Effective Time, Citizens shall cause the Citizens Pension Plan to be amended to include Transferred Employees, and shall recognize the service that the Transferred Employee had with Ogden and its subsidiaries, determined immediately prior to the Closing Date under the terms of the Ogden Pension Plan, for purposes of determining such employee's eligibility to participate and vesting under the Citizens Pension Plan, but not for purposes of determining such Employee's accrual of benefits under the Citizens Pension Plan. Under the Citizens Pension Plan, the accrued benefit of each Transferred Employee shall equal the sum of each Transferred Employee's Ogden Pension Plan benefit, plus the Transferred Employee's accrued benefit under the Citizens Pension Plan calculated using service rendered with Citizens and its direct and indirect subsidiaries after the Effective Time. For purposes of this Section, the Ogden Pension Plan benefit shall be calculated by applying the benefit formula contained in the Ogden Pension Plan (as in effect on the Closing Date) to the Transferred Employee's service for benefit accrual purposes credited under the Ogden Pension Plan as of the Closing Date, and the Transferred Employee's Average Annual Compensation (as defined in the Ogden Pension Plan as of the Closing Date).

               (f) As soon as practicable following the Execution Date, Citizens covenants and agrees to negotiate in good faith with those individuals who are parties to deferred compensation agreements with Ogden, for mutually agreeable arrangements with respect to deferred compensation.

               (g) Prior to the Closing Date, Ogden shall take any and all actions necessary to (i) fully vest Ogden employees in their account balances under the Ogden Telephone Company Tax Deferred Savings Retirement Plan and Trust (the "Ogden 401(k) Plan"), (ii) to terminate said Plan, and (iii) to file with the IRS a request for a determination that the termination of said Plan does not adversely affect its qualified status.

               (h) As of the Effective Time, Citizens shall enroll Ogden Employees in the CUC 401(k) Employee Benefit Plan ("Citizens 401(k) Plan"). The service of each Transferred Employee with Ogden and the Ogden Subsidiaries shall be recognized under the Citizens' 401(k) Plan for purposes of determining such employee's eligibility to participate and vesting in Citizens' 401(k) Plan. As soon as administratively feasible following the Closing and upon receipt of a favorable determination letter upon termination of the Ogden 401(k) Plan, Ogden shall cause the trustee of the Ogden 401(k) Plan to distribute vested account balances under the Ogden 401(k) Plan and Citizens shall cause the Citizens 401(k) Plan to accept direct rollovers of vested account balances (including loan balances) from the terminated Ogden 401(k) Plan. It is Ogden's intent to disclose to the IRS, during the termination process, the facts of the Merger and if, upon such disclosure, it is determined that distributions from the Ogden Plan would not comply with Treasury Regulation ss.1.401(k)-1(d)(3), then
        Citizens shall, at its election, either (i)effect trust-to-trust transfers of the vested account balances of Transferred Employees under the Ogden 401(k) Plan, or (ii) maintain the Ogden 401(k) Plan as a wasting trust.

               (i) Prior to the Effective Time and except as hereinbefore provided or otherwise required by Law, Ogden shall take any and all action necessary to terminate all other Plans, including but not limited to those set forth on Schedule 6.1(p) so that Citizens shall have no liability, and not become a successor, with respect to any of such Plans as of the Closing Date with respect to any existing or former employees of Ogden; provided, however, that this provisions shall not apply to deferred compensation agreements listed on Schedule 6.1(p), and shall not apply to non-contributory post-retirement medical coverage for retirees and for Ogden employees who have satisfied the age and service requirements for such coverage on or before September 1, 1997.

               (j) As of the Effective Time, Citizens shall designate one or more plans to provide pre-retirement medical, dental, and prescription drug benefits ("Citizens' Medical Plan") to Transferred Employees and their eligible dependents. As of the Effective Time, Citizens shall enroll all Transferred Employees and their eligible dependents in such Plan subject to all of the terms and conditions of such Plan; provided, however, that Citizens shall cause its medical, dental and prescription drug benefits plans to waive any waiting period and any restrictions and limitations for pre-existing conditions. Citizens and the Citizens' Medical Plan shall be responsible only for medical, dental, and prescription drug expenses incurred by Transferred Employees and their eligible dependents after the Effective Time.
               (k) As of the Effective Time, Citizens shall allow Transferred Employees to enroll in plans providing long-term and short-term disability benefits, life insurance, accidental death and dismemberment, travel accident coverage and health and dependent care flexible spending account plans. In the case of Citizens long-term disability benefits and life insurance plans, such enrollment shall be without waiting period or pre-existing condition limits or exclusions, subject to the consent of the insurance company providing such benefits to waive such waiting period or pre-existing condition limits or exclusions. If such consent cannot be obtained before the Effective Time, the parties will delay the termination of the corresponding Ogden Plan with respect to any Transferred Employee not able to enroll in such Citizens plans due to such waiting period and with respect to any Transferred Employee who is able to enroll but would be subject to a pre-existing condition limit or exclusion. Citizens and its plans shall assume all responsibility for accidents and sickness, worker's compensation, and short-term and long-term disability claims incurred by any Ogden employee after the Effective Time.

               (l) At least 10 days but no more than 30 days prior to the Closing Date, Ogden shall deliver to Citizens a revised Schedule 6.1(p) setting forth true and complete information as of a date no earlier than the end of the month immediately preceding the month in which Closing occurs.

               (m) Ogden will make available to Citizens, prior to the Closing Date, a list of those employees that Ogden believes (1) to have participated in the health or dependent care reimbursement accounts of Ogden or the Ogden Subsidiaries, together with the elections made prior to the Closing Date with respect to such accounts through the Closing Date, and (2) will leave Ogden within six months following the Closing Date, together with each such employee's salary and benefits information.


                                   ARTICLE IX
             SURVIVAL AND TERMINATION OF REPRESENTATION AND WARRANTIES

        9.1 Representations and Warranties of Citizens.  In the event the Merger
            -------------------------------------------
is consummated, Citizens and Sub shall be liable with respect to any breach of any warranty or representation contained in Section 6.2 hereof only to the extent, if any, that Citizens would be liable pursuant to the Act or the Exchange Act, irrespective of terms and conditions of this Agreement. The representations and warranties of Citizens contained in this Agreement shall survive the Closing, provided that no claims may be made against Citizens for any breach of Citizens' representations and warranties, and Citizens shall have no liability of any nature, from and after the second anniversary of the Closing Date.


        9.2  Termination  of  Ogden's   Representations   and  Warranties.   The
             -------------------------------------------------------------
representations and warranties of Ogden contained in Section 6.1 shall expire, lapse and be of no further force or effect from and after the Effective Time, and after such time Ogden shall have no liability of any nature (including liability to indemnify Citizens) on account of the breach of any such representation or warranty.


                                    ARTICLE X
                                   TERMINATION

        10.1  Termination  Rights.  This Agreement may be terminated at any time
              --------------------
prior to the Closing Date:

               (a)    by mutual written consent of the parties;

               (b) by Ogden, if there has been a material misrepresentation, breach of covenant or breach of warranty on the part of Citizens or Sub in their respective representations, warranties or covenants set forth in this Agreement;

               (c)   by   Citizens,   if  (i)   there   has   been  a   material
        misrepresentation, breach of covenant or breach of warranty on the part of Ogden in its representations, warranties or covenants set forth in this Agreement, (ii) Ogden's Board of Directors shall not recommend to the Ogden Shareholders the approval of the transactions contemplated by this Agreement or shall withdraw or modify in any manner adverse to Citizens' its approval or recommendation of the transactions contemplated hereby; or (iii) Ogden's Board of Directors shall take any other action to facilitate any other transaction or series of transactions that, if consummated, would impair Citizens' ability to consummate the transaction contemplated hereby;

               (d) by Citizens if any of the conditions provided in Section 4.1 of this Agreement have not been met at the Closing and have not been waived by Citizens; or

               (e) by Ogden if any of the conditions provided in Section 4.2 of this Agreement have not been met at the Closing and have not been waived by Ogden; provided, however, that a party shall not be entitled to exercise any right of termination pursuant to subsection (b), (c), (d) or (e) above if such party shall not have performed diligently and in good faith the obligations required to be performed by such party hereunder prior to the date of termination.

               (f) by Ogden or Citizens, if the Closing has not occurred on or before March 31, 1998, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement.

               (g) by Ogden or Citizens, if the Ogden Shareholders fail to approve the Agreement and the transactions contemplated hereby at the meeting of Ogden Shareholders held pursuant to Section 3.1(d).

        10.2   Effect of Termination.
               ----------------------

               (a) If this Agreement is terminated pursuant to Sections 10.1(a) or 10.1(f), this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of either party or its Affiliates, directors, officers, shareholders, agents or other representatives.

               (b) If this Agreement is terminated by Citizens pursuant to Sections 10.1(c) or 10.1(d), this Agreement shall be of no further force and effect and if such termination under Section 10.1(d) is as a result of a failure of Section 4.1(a) hereof or if such termination is under
        Section 10.1(c), then in either case Ogden shall immediately pay to Citizens a termination fee of $300,000 as liquidated damages and, following such payment, there shall be no further liability hereunder on the part of either party or its Affiliates, directors, officers, shareholders, agents or other representatives.

               (c) If this Agreement is terminated by Ogden pursuant to Sections 10.1(b), 10.1(e) or 10.1(g), this Agreement shall be of no further force and effect and, if such termination is under Section 10.1(e) is as a result of a failure of Section 4.2(a) hereof, Citizens shall immediately pay to Ogden a termination fee of $300,000 as liquidated damages and, following such payment, there shall be no further liability hereunder on the part of either party or its Affiliates, directors, officers, shareholders, agents or other representatives. If this Agreement is terminated by Ogden or by Citizens under Section 10.1(g) and provided that the Ogden Board of Directors has recommended to its shareholders approval of the transactions contemplated by this Agreement, Ogden shall immediately pay to Citizens a termination fee equal to Citizens' actual, documented out-of-pocket costs incurred in connection with the transactions contemplated by this Agreement, not to exceed $200,000, as liquidated damages and, following such payment, there shall be no further liability hereunder on the part of any party or its Affiliates, directors, officers, shareholders, agents or other representatives.

               (d) Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.2 and of Sections 3.1(a), 3.3(a), 3.3(b), 7.2 and 7.3 shall survive any termination of this Agreement.


                                   ARTICLE XI
                                  MISCELLANEOUS

        11.1 Definitions. For purposes of this Agreement and any amendment hereto, the following terms are defined as set out below or in the Section referenced below. Such terms shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires.

"Act" shall mean the Securities Act of 1933, amended.

"Affiliate"  has  the  meaning  given  that  term in Rule  405 of the  Act.  The
 Residuary Trust u/w/o D.F. Davison shall not be deemed to be an Affiliate of Ogden for purposes of Sections 3.1(a), 3.1(b)(xiii) or 6.1(r)of this Agreement.

"Affiliates Agreement" is defined in Section 3.1(f).

"Agreement" is defined on page 1.

"BCL" is defined in Section 1.1.

"Business" shall mean the provision by Ogden of local exchange and exchange access telecommunications services and related activities, services and products.

"Cancelled Shares"  is defined in Section 2.1(a).

"Capital Budget" is defined in Section 3.1(b)(ii).

"Citizens" is defined on page 1.

"Citizens A Stock" is defined in Section 2.1(b).

"Citizens' Medical Plan" is defined in Section 8.2(j).

"Citizens SEC Documents" is defined in Section 6.2(c).

"Closing" is defined in Section 5.1.

"Closing Date" is defined in Section 5.1.

"Code" is defined in the Recitals.

"Confidentiality Agreement" shall mean that certain Confidentiality Agreement between Ogden and Citizens dated March 26, 1996.

"Constituent Corporations" is defined in Section 1.2(a).

"Contract" shall mean any written contract, agreement, instrument, lease or license.

"Disposal" is defined in Section 6.1(x).

"Dissenting Holders" is defined in Section 2.1(c).

"Effective Time" is defined in Section 1.1.

"ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

"ERISA Plans" is defined in Section 6.1(p).

"Exchange Act" shall mean the Securities Exchange Act of 1934.

"Exchange Agent" is defined in Section 2.2(a).

"Exchange Fund" is defined in Section 2.2(a).

"Execution Date" is defined on page 1.

"FCC" shall mean the Federal Communications Commission.

"Final Adjustment Certificate" is defined in Section 2.1(d)(iv).

"Final Merger Consideration" is defined in Section 2.1(d)(vi).

"Financial Statements"  is defined in Section 6.1(k).

"GAAP" shall mean generally accepted accounting principles, consistently applied.

"Gross Shares Distributable" is defined in Section 2.1(d)(v).

"Governmental Authority" is defined in Section 6.1(f).

"Hazardous Substances" is defined in Section 6.1(x).

"Heldback Shares" is defined in Section 2.1(d)(v).

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Information" is defined in the Confidentiality Agreement and referred to in
 Section 3.1(a).

"Initial Adjustment Certificate" is defined in Section 2.1(d)(iii).

"Initial Merger Consideration" is defined in Section 2.1(d)(ii).

"Initial Merger Consideration Adjustment" is defined in Section 2.1(d)(ii).

"Intellectual Property" shall mean all inventions (whether patentable or not and whether or not such inventions are described or claimed in any patent or patent application),designs (useful or ornamental), and works subject to copyright, that may be embodied in, without exclusion, invention disclosures, specifications, manuals, drawings, functional or system block diagrams, flow charts, circuit diagrams, design or user documentation, engineering notebooks, schematics, test programs, documented procedures, documented processes, documented flows, devices, software, or firmware, that relate to the function, design, development,manufacture, testing, use,operation, maintenance or repair of any product, apparatus, article of manufacture, process, method or service; Intellectual Property shall also include patents,patent applications (including continuations, continuations-in-part, divisions, reissues, reexamined patents and patent applications, and extensions thereof),copyrights (whether common law or statutory, registered or unregistered), or trade secrets, residing in the subject matter above and further includes trademarks, servicemarks (whether registered or common law rights) and applications therefor.

"IRS" shall mean the United States Internal Revenue Service.

"Law" is defined in Section 6.1(g).

"Lien" is defined in Section 6.1(i).

"Long Term Indebtedness" is defined in Section 3.1(m).

"Market Price" is defined in Section 2.1(b)

"Merger" is defined in the Recitals.

"Merger Consideration" is defined in Section 2.1(b).

"NYPSC" is defined in Section 3.3(d).

"NYSE" is defined in Section 2.1(b).

"Ogden" is defined on page 1.

"Ogden 401(k) Plan" is defined in Section 8.2(h)

"Ogden Adjusted Net Liabilities" is defined in Section 2.1(d)(i).

"Ogden 12/31/95 Net Liabilities" is defined in Section 2.1(d)(i).

"Ogden Certificates" is defined in Section 2.2(b).

"Ogden Common Stock" is defined in Section 2.1.

"Ogden Convertible Preferred Stock" is defined in Section 3.1(h).

"Ogden Net Liabilities"  is defined in Section 2.1(d)(i).

"Ogden Pension Plan" is defined in Section 8.2(a).

"Ogden Preferred Stock" is defined in Section 3.1(h).

"Ogden Shareholders" is defined in the Recitals.

"Ogden Shareholders Representative" shall mean Francis M. Smith or such other individual designated by Ogden, with notice thereof given to Citizens in accordance with Section 11.2 of this Agreement.

"Ogden Subsidiaries" is defined in Section 6.1(c).

"party" and "parties" are defined on page 1.

"PBGC" shall mean the Pension Benefit Guaranty Corporation.

"Permits" is defined in Section 6.1(w).

"Person" shall mean any individual, sole proprietorship, partnership, limited liability company, limited liability partnership, joint venture, trusts, unincorporated association, corporation, or entity, included any Governmental Authority.

"Plans" is defined in Section 6.1(p).

"Press Release" is defined in Section 7.2.

"Proxy Materials" is defined in Section 3.3(e).

"Qualified Auditor" is defined in Section 2.1(d)(iv).

"REA" is defined in Section 3.1(m).

"REA Consent" is defined in Section 3.1(m).

"Record Date" is defined in Section 2.2(b).

"Registration Statement" is defined in Section 3.3(e).

"Regulatory Approvals" shall mean the approval and consent to the transactions contemplated hereby all Governmental Authorities from whom approval is required, including without limitation, approval of the NYPSC, the FCC (other than regulatory action with respect to Study Areas) and approval under the HSR Act.

"Release" is defined in Section 6.1(x).

"SEC" shall mean the United States Securities and Exchange Commission.

"Stock Dividend Sale Plan" is defined in Section 6.2(i).

"Sub" is defined on page 1.

"Subsidiary"  is defined in Section  2.1(a).  The  Residuary  Trust u/w/o D. F.
 Davison shall not be deemed to be a Subsidiary of Ogden for purposes of this Agreement.

"Surviving Corporation" is defined in Section 1.2(a).

"Transferred Employees" is defined in Section 8.1(a).

"Trust  Properties"  shall  mean the  following  parcels of real  property:  (i)
 181-191 South Union Street, Village of Spencerport, Town of Ogden, Monroe County, New York (Tax Account Nos. 87.13-1-10 and 87.13-1-11); (ii) 23 West Avenue, Village of Spencerport, Town of Ogden, Monroe County, New York (Tax Account No. 87.13-1-14); and (iii) 4333 Buffalo Road, Town of Chili, Monroe County, New York (Tax Account No. 132.13-1-81), together with and including all buildings and other improvements thereon and all rights of Seller in and to any and all streets,roads, highways, alleys, driveways, easements and rights-of-way appurtenant thereto.

"Voting Agreement" is defined in the Recitals.

        11.2 Notices. All notices and other communications required or permitted
             -------
hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been given when delivered in person or when dispatched by electronic facsimile transfer (with transmission confirmed) or one business day after having been dispatched for next-day delivery by a nationally recognized overnight courier service to the appropriate party at the address specified below, or to such other address or addresses as any such party may from time to time designate for itself by like notice.

               (a)    If to Ogden:

                      Prior to Closing:

                      Ogden Telephone Company
                      21 West Avenue
                      Spencerport, New York  14559
                      Attn:  Philip T. Evans, President

                      with copies to:

                      Kraskin & Lessee
                      2120 L Street, N.W., Suite 520
                      Washington, D.C. 20037
                      Attn:  David I. Reader, Esq.

                                 and

                      Harter, Secrest & Emery
                      700 Midtown Tower
                      Rochester, New York 14614
                      Attn:  John T. Pattison, Esq.

                      After Closing:

                      Francis M. Smith, as the Ogden Shareholders Representative 21 West Avenue
                      Spencerport, New York  14559

                      with copies to:

                      Kraskin & Lessee
                      2120 L Street, N.W., Suite 520
                      Washington, D.C. 20037
                      Attn:  David I. Reader, Esq.

                                 and

                      Harter, Secrest & Emery
                      700 Midtown Tower
                      Rochester, New York 14614
                      Attn:  John T. Pattison, Esq.

               (b) If to Citizens:

                      Citizens Utilities Company
                      High Ridge Park
                      Stamford, Connecticut  06905
                      Attn:  Donald P. Weinstein

                      With a copy to:

                      Citizens Utilities Company
                      High Ridge Park
                      Stamford, Connecticut  06905
                      Attn:  L. Russell Mitten, II, Esq.

                      Fleischman and Walsh, L.L.P.
                      1400 Sixteenth Street, N.W.
                      Washington, D.C. 20036
                      Attn:  Jeffry L. Hardin, Esq.

        11.3  Successors  and Assigns.  This  Agreement will be binding upon and
              ------------------------
inure to the benefit of the parties and their respective successors and permitted assigns, but is not assignable or delegable by any party without the prior written consent of the other parties.

        11.4  Amendments.  This  Agreement  may be amended or modified only by a
              -----------
subsequent writing signed by authorized representatives of the parties.

        11.5  Captions.  The  captions  set  forth  in  this  Agreement  are for
              ---------
convenience only and shall not be considered as part of this Agreement, nor as in any way limiting or amplifying the terms and provisions hereof.

        11.6 Entire Agreement. The term "this Agreement" shall mean collectively
             -----------------
this document, the Schedules and Exhibits annexed hereto, any agreements expressly incorporated herein, and the Confidentiality Agreement, as the same may be amended, modified and supplemented from time to time. This Agreement supersedes and revokes any prior discussions and representations, other agreements, commitments, arrangements or understandings of any sort whatsoever, whether oral or written, that may have been made or entered into by the parties relating to the matters contemplated hereby. This Agreement constitutes the entire agreement by and among the parties, and there are no representations, warranties, agreements, commitments, arrangements or understandings except as expressly set forth herein.

        11.7 Certain  Interpretive  Matters and Definitions.  Unless the context
             -----------------------------------------------
otherwise requires, (a) all references to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement, (b) each term defined in this Agreement has the meaning so assigned to it, (c) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (d) all references to the "knowledge" or "best knowledge" of a party will be deemed to refer to the actual knowledge of such party after due inquiry, (e) all references to a party's "commercially reasonable efforts" and references of like import will be deemed to refer to the commercially reasonable efforts of such party in accordance with reasonable commercial practice and without incurring unreasonable expense, and
(g) as used in this Agreement, "material adverse effect" and "material adverse change" shall be interpreted as referring to a change or effect that has a significant impact on a party's business as a whole.

        11.8 No Construction  Against Draftsman.  No provision of this Agreement
             -----------------------------------
will be interpreted in favor of, or against, any party by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of such provision or of this Agreement.

        11.9 Waiver.  Except as otherwise  expressly provided in this Agreement,
             -------
neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

        11.10  Third  Parties.  Except as  expressly  provided  herein,  nothing
               ---------------
contained in this Agreement is intended to confer upon any person, other than the parties and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

        11.11  Counterparts.  This  Agreement may be executed (a) in two or more
               -------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument or (b) via counterpart facsimiles upon (i) the transmission by facsimile by each party of a signed signature page thereof to each other party, with return receipt by facsimile requested and received and (ii) the parties' agreement that they will each concurrently mail, by overnight courier, a fully executed original counterpart of the Agreement to each other party.

        11.12 Governing Law. This Agreement shall in all respects be governed by
              --------------
and construed in accordance with the internal laws of the State of New York (except that no effect shall be given to any conflicts of law principles of the State of New York that would require the application of the laws of any other jurisdiction).

        11.13 Further  Assurances.  From time to time, as and when  requested by
              --------------------
one of the parties, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the parties, acting through their duly authorized agents, have caused this Agreement to be duly executed and delivered as of the Execution Date.

                            CITIZENS UTILITIES COMPANY

                            By:/s/Ronald E. Spears
                            --------------------------
                            Name:Ronald E. Spears
                            Title:Vice President


                            CITIZENS-OGDEN TELECOMMUNICATIONS COMPANY

                            By:/s/Ronald E. Spears
                            --------------------------
                            Name:Ronald E. Spears
                            Title:Vice President


                            OGDEN TELEPHONE COMPANY

                            By:/s/Philip T. Evans
                            ------------------
                            Name:Philip T. Evans
                            Title:President

                      INDEX TO SCHEDULES


Schedule 2.1(d)(i)              Calculation of 12/31/95 Ogden Net Liabilities

Schedule 2.1(d)(ii)             Actions Taken at Request of Citizens

Schedule 2.1(d)(vii)            Certain Pro-Forma Calculations

Schedule 3.1(n)                 Prohibited Actions (Pooling)

Schedule 4.1(i)                 Required Consents

Schedule 4.2(n)                 Citizens Tax Representations and Warranties

Schedule 6.1(c)                 Ogden Subsidiaries

Schedule 6.1(d)                 Convertible Securities

Schedule 6.1(e)                 Restrictions Against Merger

Schedule 6.1(i)                 Ogden Real Property

Schedule 6.1(m)                 Contracts and Commitments

Schedule 6.1(n)                 Legal Proceedings

Schedule 6.1(p)                 Employee Benefit Matters

Schedule 6.1(q)                 Bank Accounts

Schedule 6.1(r)                 Dealings with Affiliates

Schedule 6.1(s)                 Additional Liabilities

Schedule 6.1(u)                 Insurance Policies

Schedule 6.1(v)                 Intellectual Property

Schedule 6.1(w)                 Permits

Schedule 6.1(x)                 Environmental Matters

Schedule 6.1(z)                 Access Lines

Schedule 6.1(dd)                FCC Licenses

Schedule 6.1(ee)                Non-FCC Licenses

Schedule 6.1(ii)                Plant in Service

                     INDEX TO EXHIBITS



Exhibit A                          Voting Agreement

Exhibit B                          Certificate of Merger

Exhibit C                          Form of Affiliates Agreement

Exhibit D                          Citizens Utilities Series B Stock
                                   Dividend Sales Plan

             FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment"), dated as of September 22, 1997, by and among Citizens Utilities Company, a Delaware corporation ("Citizens"), Citizens-Ogden Telecommunications Company, a New York Corporation ("Sub"), and Ogden Telephone Company, a New York corporation ("Ogden").

                                    RECITALS

         A. Citizens, Sub and Ogden are parties to the Agreement and Plan of Reorganization, dated as of February 3, 1997 (together with the Schedules and Exhibits thereto, the "Merger Agreement").

         B. Citizens, Sub and Ogden desire to amend the Merger Agreement in order to reflect that, as a result of the conversion of Citizens' Common Stock Series A to Common Stock Series B, the Merger Consideration shall consist of shares of Citizens' Common Stock Series B.

                   NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

SECTION 1. Article II, Section 2.1(b) of the Merger Agreement hereby is amended by deleting the language "Citizens Series A Common Stock (the "Citizens A Stock") in the first sentence thereof and replacing such language with the following language: "Citizens Series B Common Stock (the "Citizens B Stock")."

SECTION 2. The Merger Agreement hereby is amended by deleting the language "Citizens A Stock" wherever located throughout the Agreement and replacing such language with the following language: "Citizens B Stock".

SECTION 3. Article IV, subsections 4.1(d) and 4.2(f) of the Merger Agreement hereby are amended so as to each read in their entirety as follows:

                  "Market Price. The Market Price of Citizens B stock shall not be less than $2 below the average closing sales price of Citizens' Common Stock Series A during the 15 trading day period ending 5 trading days before the Execution Date nor greater than $2 above the average closing sales price of Citizens' Common Stock Series A during the 15 trading day period ending 5 days before the Execution Date."

SECTION 4. Article VI, subsection 6.2(i) of the Merger Agreement hereby is amended so as to read in its entirety as follows:

                           "Stock  Dividend  Sale Plan.  Citizens has no present
              plan or intention of terminating, suspending, amending or otherwise modifying the Citizens Utilities Series B Stock Dividend Sale Plan attached hereto as Exhibit D (the "Stock Dividend Sale Plan"), including without limitation any amendments or modifications which relate to eligibility or procedures for participation. The Stock Dividend Sale Plan complies in all respects with all Laws, including without limitation the Act and the Exchange Act. Following the Effective Time, each Ogden Shareholder who is either a "Record Owner" or an "Eligible Customer" (as such terms are defined in the Stock Dividend Sale
              Plan) will be eligible to enroll in the Stock Dividend Sale Plan in accordance with and subject to the terms and conditions of the Stock Dividend Sale Plan as modified from time to time by Citizens so long as the Stock Dividend Sale Plan has not been suspended or terminated by Citizens."

SECTION 5. This Amendment is hereby made supplemental to and a part of the Merger Agreement and, except as expressly amended by this Amendment, the Merger Agreement is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6. Capitalized terms contained herein and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

SECTION 7. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles).

SECTION 8. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The signature page of any counterpart may be removed therefrom and attached to any other counterpart to evidence execution thereof by all of the parties hereto without affecting the validity thereof.






























































         IN WITNESS WHEREOF, Citizens, Sub and Ogden have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                             CITIZENS UTILITIES COMPANY

                                             By: /s/  Ronald Spears
                                                --------------------
                                             Name: Ronald Spears
                                             Title:   V. P. Communications


                                            CITIZENS-OGDEN
                                            TELECOMMUNICATIONS COMPANY

                                            By: /s/  Mark Shine
                                               -----------------
                                            Name: Mark Shine
                                            Title:   V. P. Financial Operations


                                            OGDEN TELEPHONE COMPANY

                                            By: /s/  Philip T. Evans
                                               ---------------------

                                            Name: Philip T. Evans

                                            Title:   President





























                                     ANNEX B

                        NEW YORK Business Corporation Law


Section 623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES.
    (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

    (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

    (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

    (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

    (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or if any such rights have expired or any dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

    (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.
    (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholder's authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has not been consummated,such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer,or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenter's rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve months period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the corporation thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.
    (h) the following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:
    (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.
    (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.
    (3) all dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

    (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

    (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determine.

    (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

    (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

    8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

    (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

    (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

    (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

    (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

    (3) The dissenting shareholder shall exercise such option under subparagraph
(1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

    (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

    (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

    (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-86.)











                                    EXHIBIT C

                              AFFILIATES AGREEMENT

         This Affiliates Agreement ("Agreement") dated as of __________________, 1997, is made by and between ___________________ (the "New Shareowner") and Citizens Utilities Company ("Citizens").

         1.       Background.

         In connection with the Agreement and Plan of Reorganization (the "Merger Agreement") entered into as of the 3rd day of February, 1997, by and among Citizens, Citizens-Ogden Telecommunications Company, a wholly owned subsidiary of Citizens ("Sub"), and Ogden Telephone Company ("Ogden"), whereby Sub will merge with and into Ogden, with Ogden being the surviving corporation (the "Merger"), the New Shareowner will receive shares of Series A Common Stock of Citizens ("Citizens Stock") in exchange for the shares of the Common Stock of Ogden which the New Shareowner beneficially owns directly or indirectly at the effective time of the Merger. The New Shareowner hereby acknowledges that he or she is an "affiliate" of Ogden, as that term is defined by Rule 144(a)(1) under the Securities Act of 1933 (the "Securities Act").

         The purpose of this Agreement is to address the rights and obligations between the parties hereto with respect to the securities laws issues arising in relation to the Merger as set forth herein.


         2.     Covenants, Representations and Warranties of the New Shareowner.

         The   New   Shareowner   hereby   makes   the   following    covenants,
representations and warranties to Citizens:

                  (a) The New Shareowner, as an affiliate of Ogden, will hold indefinitely the Citizens Stock which the New Shareowner will receive unless a subsequent transfer, sale or other disposition thereof is either registered under the Securities Act (Citizens being under no obligation to so register) or is accomplished by the undersigned in accordance with Rule 145(d) under the Securities Act.

                  (b) The New Shareowner has no present plan or intention to transfer, sell, or otherwise dispose of any of the Citizens Stock which the New Shareowner will receive in the Merger. In no event will the New Shareowner transfer, sell or otherwise dispose of any such shares of Citizens Stock in any transaction, private or public, or in any other way reduce the New Shareowner's risk relative to any of such shares until such time as the financial results of at least thirty (30) days of post-Merger combined operations of Citizens and Ogden have been published.

                  (c) The New Shareowner is acquiring the Citizens Stock for his or her own account, and no other person or entity has, or will have, subject to the right of the New Shareholder to transfer such stock in accordance with this Agreement, any beneficial interest in the Citizens Stock.

                  (d) The New Shareowner acknowledges his or her review of and familiarity with the Securities Act and the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC") and covenants that he or she will not take any action with regard to his or her sale of the Citizens Stock that violates the Securities Act and Exchange Act and the rules and regulations thereunder, specifically including but not limited to, any deceptive practices, market manipulation or stabilization activities.

                  (e) The New Shareowner shall prepare or cause to be prepared and appropriately filed one or more Forms 144, or successor form, with respect to any sale of the Citizens Stock.


         3.       Covenants, Representations and Warranties of Citizens.

         Citizens hereby makes the following covenants, representations and warranties to the New Shareowner:

                  (a) The Citizens Stock to be received by the New Shareowner shall be freely transferable, subject only to the pooling requirements set forth in paragraph 2(b) herein and the requirements set forth in Rules 145(c) and (d) under the Securities Act.

                  (b) Citizens shall file with the SEC, in the next appropriate SEC Report 10-Q or 10-K to be filed by Citizens after the Effective Time, the financial statements required to be included in such SEC Report 10Q or 10K.

                  (c) Citizens acknowledges and consents that all of the certificates representing the Citizens Stock issued in connection with the Merger shall be issued without any restrictive legend of any type whatsoever nor with any stop order placed against the account of the New Shareowner.

                  (d) Citizens acknowledges the New Shareowner's right to transfer his or her Citizens Stock by gift, provided that such Citizens Stock remains subject to the terms of this Agreement. Citizens will allow the New Shareowner to make such transfers provided any such donee shall personally execute a copy of this Agreement and agree to be bound thereby, subject to, and benefit from, its provisions. Notwithstanding the foregoing, it is agreed that during the time period referred to in paragraph 2(b) herein, Citizens shall not be required to allow any transfer, by gift or otherwise, of the Citizens Stock.

                  (e) Citizens will file with the SEC the reports referred to in Rule 144(c)(1) under the Securities Act with so that the requirements of Rule 144(c) under the Securities Act will be satisfied for any affiliate of Ogden making sales of Citizens Stock pursuant to Rules 144 and 145 under the Securities Act.

         5.       Available Exemptions.

         The parties hereto agree, notwithstanding anything herein to the contrary, that in the event any of the foregoing restrictions shall not be required with respect to any proposed sale by the New Shareowner by virtue of the existence of any other exemption pursuant to the Securities Act and the rules and regulations promulgated thereunder, the New Shareowner shall not be restricted thereby, provided that the New Shareowner, at its own expense, provides counsel for Citizens with a statement of the exemption to be relied upon and reasonable evidence including, if requested, a written opinion of counsel reasonable acceptable to Citizens' counsel, of its applicability to the proposed sale.

         6.       Binding Effect.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors and the assigns of the parties hereto (including a successor to Citizens by means of merger, sale of assets or otherwise), provided that in the event of the death of the New Shareowner, any restriction on the New Shareowner under this Agreement that is not otherwise required by the Securities Act shall no longer be binding upon any individual receiving the Citizens Stock thereby.

         7.       Expenses.

         All expenses incident to the sale by the New Shareowner of Citizens Stock (such as brokerage fees) shall be borne by the New Shareowner.

         IN WITNESS WHEREOF, the New Shareowner and Citizens have executed this Agreement as of the date first written above.



NEW SHAREOWNER                              CITIZENS UTILITIES COMPANY



_____________________                                ______________________
Name:                                                Name:
                                                     Its:






   [Signature Page to Securities Agreement among Citizens Utilities Company and the New Shareowner named above.]




























                                   ANNEX D

                            FORM OF VOTING AGREEMENT


         This Voting Agreement ("Agreement"), dated as of ____________________, 1997, is made by and among Citizens Utilities Company, a Delaware corporation ("Citizens") and each of the undersigned shareholders (each, a "Shareholder") of Ogden Telephone Company, a New York corporation ("Ogden").

                             PRELIMINARY STATEMENTS
                             ----------------------

         Concurrently with the execution of this Agreement, Citizens, Ogden and Citizens-Ogden Telecommunications Company, a New York corporation and wholly-owned subsidiary of Citizens ("Sub"), have entered into an Agreement and Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of Sub with and into Ogden, with Ogden being the surviving corporation (the "Merger"), which Merger is subject to Ogden shareholder approval as provided in the Merger Agreement, New York Business Corporation Law (the "New York BCL") and Ogden's Certificate of Incorporation.

         The Shareholders own the shares of Ogden Common Stock set forth opposite their respective names on Exhibit A hereto (such shares set forth on Exhibit A being referred to as the "Shares"). Also set forth on Exhibit A for each Shareholder is a description of all present options, warrants and other rights with respect to Ogden Common Stock as well as all shares of Ogden Preferred Stock and Ogden Convertible Preferred Stock owned by each Shareholder.

         To induce Citizens to enter into the Merger Agreement, the Shareholders have agreed, upon the terms and subject to the conditions set forth herein, in their capacity as stockholders of Ogden, to vote the Shares in favor of the Merger Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1.  Shareholders' Representations and Warranties.  Each Shareholder, as
             --------------------------------------------
 to itself only, represents and warrants to Citizens that:

                  (a) The Shareholder owns, or is otherwise able to direct the voting of, the Shares set forth on Exhibit A hereto, free and clear of any restrictions on voting, and has the right to vote the same free of any such encumbrance (other than any general fiduciary obligation imposed by law).

                  (b) The execution, delivery and performance of this Agreement by the Shareholder does not (i) conflict with or violate any trust or other agreement or instrument to which or by which the Shareholder is a party or is bound, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shares are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shares is or are bound or affected.

                  (c) The execution, delivery and performance of this Agreement by the Shareholder does not and will not require any consent, approval, authorization or permit of any foreign, federal, state, or local regulatory body.

                  (d) Each Shareholder has completed and delivered to Citizens, in form satisfactory to Citizens, either an Accredited Investor Purchaser Questionnaire or a Non-Accredited Purchaser Questionnaire. Except as set forth in either the Accredited Investor Purchaser Questionnaire or the Non-Accredited Purchaser Questionnaire, the Shareholder makes no representations regarding his or her status as an "accredited investor" (as defined in Rule 501(a) under the Securities Act of 1933, as amended) or regarding his or her sophistication, knowledge and experience in financial and business matters.

                  (e) The Shareholder has received (i) Citizens' 1995 Annual Report, (ii) Citizens' Annual Report on Form 10-K for the year ended December 31, 1995, (iii) Citizens' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (iv) Citizens' Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, (v) Citizens' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and (vi) Citizens' Notice of Annual Meeting of Stockholders dated March 29, 1996. The Shareholder has received all other information that it considers necessary or appropriate for deciding whether to enter into this Agreement. The Shareholder has had a reasonable opportunity to ask questions of and receive answers from Citizens and Ogden concerning their respective businesses and the Merger, and all such questions have been answered to the Shareholder's satisfaction.

         2. Agreements with Respect to the Shares.
            --------------------------------------

                  (a) Voting. Each Shareholder agrees during the term of this Agreement to vote those Shares owned by him then eligible to vote and any other shares of Ogden Common Stock to which the Shareholder at the time of such vote is able to direct the voting thereof (and any other voting securities of Ogden issued or exchanged with respect to all such shares upon any reclassification, recapitalization, reorganization, stock split, stock dividend or any other change in Ogden's capital structure) (i) in favor of adoption and approval of the Merger Agreement and the Merger, at every meeting of the shareholders of Ogden at which such matters are considered and at every adjournment thereof, and (ii) against any merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside the ordinary course of business, tender or exchange offer, or other similar transaction involving Ogden or any of its divisions or subsidiaries but excluding any of the foregoing involving Citizens, any of its affiliates, or their respective businesses (a "Competing Transaction"), unless Citizens consents in writing to a vote in favor of any such transaction not involving Citizens. Except with the prior written consent of Citizens, each Shareholder agrees that he will not, and shall not permit any employee, attorney, accountant, investment banker or other agent of such Shareholder to, initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.

                  (b) No Solicitation. Each Shareholder agrees not to solicit, encourage or recommend to other stockholders of Ogden that they (i) vote their shares of Ogden Common Stock or any such other securities in any contrary manner, (ii) not vote their shares at all, (iii) sell, transfer, tender or otherwise dispose of their shares or (iv) attempt to execute any statutory appraisal or other similar rights they may have.

         3. No  Voting  Trusts.  Each  Shareholder  hereby  revokes  any and all
            -------------------
proxies and voting instructions with respect to the Shares previously given by the Shareholder, and the Shareholder agrees that the Shareholder will not, nor will the Shareholder permit any entity under the Shareholder's control to, deposit any of the Shares in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

         4. Proxies. Each Shareholder with respect to Shares owned by him agrees
            -------
to grant Citizens or its designee irrevocable proxies and powers of attorney (which may be in such form consistent with the terms hereof as Citizens may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

                  (a) at any and all meetings of stockholders of the Company, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to the Company's stockholders for vote which, directly or indirectly, in any way relate to or affect (i) the Merger or the Merger Agreement or the approval of either thereof, or (ii) any Competing Transaction; or

                  (b) with respect to actions to be taken by written consent of the stockholders of the Company which, directly or indirectly, in any way relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

         5.  Limitation  on Sales.  During  the term of this  Agreement,  except
             --------------------
pursuant to the Merger, each Shareholder agrees not to sell, assign, transfer, lend, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of or impair such Shareholder's Shares unless, in connection therewith, the Shareholder retains voting rights with respect to the Shares.

         6. Specific Performance.  Each Shareholder acknowledges that it will be
            --------------------
impossible to measure in money the damage to Citizens if the Shareholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Citizens will not have an adequate remedy at law or in damages. Accordingly, each Shareholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Citizens has an adequate remedy at law. Each Shareholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Citizens' seeking or obtaining such equitable relief.

         7.       Term of Agreement; Termination.
                  -------------------------------

                  (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date of the Ogden shareholders' meeting in which the Ogden shareholders consider and vote upon the Merger and the Merger Agreement, but fail to approve the Merger and the Merger Agreement by at least a two-thirds (2/3) vote, or
         (iii) upon termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that, such termination shall not relieve any party from liability for any uncured breach of this Agreement occurring prior to such termination.

                  (b) The obligations of the Shareholders set forth in this Agreement shall not be effective or binding upon any Shareholder until after such time as the Merger Agreement is executed and delivered by Ogden and Citizens.

         8.       Miscellaneous.
                  -------------

                  (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

                  (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

                           If to Citizens, to:

                           Citizens Utilities Company
                           High Ridge Park
                           Stamford, CT 06905
                           Facsimile No.: 203/329-4651
                           Attn:     Donald P. Weinstein, Esq.

                           with a required copy to:

                           Citizens Utilities Company
                           High Ridge Park
                           Stamford, CT 06905
                           Facsimile No.: 203/329-4651
                           Attn:     L. Russell Mitten, II, Esq.

                           and

                           Fleischman and Walsh, L.L.P.
                           1400 Sixteenth Street, N.W.
                           Washington, D.C.  20036
                           Facsimile No.:  202/745-0916
                           Attn:  Jeffry L. Hardin, Esq.

                           If to a Shareholder, to:

                           Such Shareholder at the address or facsimile number set forth for such Shareholder on Exhibit A attached hereto.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

                  (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

                  (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

                  (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void; provided, that the rights and obligations of Citizens hereunder may be assigned to and assumed by a subsidiary of Citizens. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

                  (i) Extension; Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate, or writing delivered pursuant to this Agreement by any other party, or (c) waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  (j) Legal Fees; Costs. If any party to this Agreement institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

                  (k) Severability. The provisions of this Agreement are severable and, if any provision of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, such provision (in any other jurisdiction) and the other provisions hereof (in any jurisdiction) shall not be rendered otherwise invalid or unenforceable and such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

                  (l) Fiduciary Duty as Director. Citizens and each Shareholder hereby acknowledge and agree that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned may have as a member of the Ogden board of directors or as an executive officer of Ogden; provided that, no such duty shall excuse the undersigned from his obligation as a stockholder of Ogden to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                               CITIZENS UTILITIES COMPANY


                               By:_____________________
                               Name:___________________
                               Title:__________________


                               SHAREHOLDERS


                               _________________________________
                               Name:  Maxine B. Davison


                               _________________________________
                               Name:  Maxine B. Davison, Trustee of The
                                     Residuary Trust u/w/o Donald F. Davison


                               _________________________________
                               Name:  Maxine B. Davison, Trustee



                               _________________________________
                               Name:  Francis A. Smith


                               __________________________________
                               Name:  Francis A. Smith, Trustee of The
                                     Residuary Trust u/w/o Donald F. Davison


   [Signature page to Voting Agreement among Citizens Utilities Company and the Ogden Shareholders named above.]






                               __________________________________
                               Name:  Francis A. Smith, Trustee



                               __________________________________
                               Name:  Francis A. Smith, Trustee



                               __________________________________
                               Name:  Philip T. Evans


                               __________________________________
                               Name:  William C. Crothers


                               __________________________________
                               Name:  Andrew B. Davison





   [Signature page to Voting Agreement among Citizens Utilities Company and the Ogden Shareholders named above.]

                                    EXHIBIT A
                                    ---------

     Holdings of Ogden Telephone Company Securities as of January 31, 1997


Name of Shareholder:                        Maxine B. Davison

Address:                                    15 Evergreen Street
                                            Spencerport, New York 14559

Telephone No:                               (716) 352-5111

Facsimile No.:

Number of Ogden Common Shares:               43,568

Number of Ogden Common Shares over which
Shareholder has voting power:

         Maxine B. Davison, Trustee of
         The Residuary Trust u/w/o
         Donald F. Davison:                  27,313

         Maxine B. Davison, Trustee           3,736


Number of Ogden Preferred Shares:               813

Number of Ogden Preferred Shares over
which Shareholder has voting power:

         Maxine B. Davison, Trustee of
         The Residuary Trust u/w/o
         Donald F. Davison:                     410


Number of Ogden Convertible
Preferred Shares:                                 11

                                    EXHIBIT A
                                    ---------

      Holdings of Ogden Telephone Company Securities as of January 31, 1997


Name of Shareholder:                        Francis A. Smith

Address:                                    8 Shagbark Circle
                                            Rochester, New York 14624

Telephone No:                               (716) 889-3183

Facsimile No.:

Number of Ogden Common Shares:              1,194

Number of Ogden Common Shares over
which Shareholder has voting power:

         Francis A. Smith, Trustee of
         The Residuary Trust u/w/o
         Donald F. Davison:                 27,313


         Francis A. Smith, Trustee             960


         Francis A. Smith, Trustee           3,736


Number of Ogden Preferred Shares:               35

Number of Ogden Preferred Shares over
which Shareholder has voting power:

         Francis A. Smith, Trustee of
         The Residuary Trust u/w/o
         Donald F. Davison:                    410

Number of Ogden Convertible
Preferred Shares:                                0

                                    EXHIBIT A
                                    ---------

       Holdings of Ogden Telephone Company Securities as of January 31, 1997


Name of Shareholder:                        Philip T. Evans

Address:                                    33 Short Hills Drive
                                            Hilton, New York 14468

Telephone No:                               (716) 392-3333

Facsimile No.:

Number of Ogden Common Shares:              82

Number of Ogden Preferred Shares:            0

Number of Ogden Convertible
Preferred Shares:                            0

                                    EXHIBIT A
                                    ---------

      Holdings of Ogden Telephone Company Securities as of January 31, 1997


Name of Shareholder:                        William C. Crothers

Address:                                    c/o Roberts Wesleyan College
                                            2301 Westside Drive
                                            Rochester, New York 14624

Telephone No:                               (716) 594-6000

Facsimile No.:                              (716) 594-6371

Number of Ogden Common Shares:               0

Number of Ogden Common Shares over
which Shareholder has voting power:

         Roberts Wesleyan College:           3142

Number of Ogden Preferred Shares:            0

Number of Ogden Preferred Shares
over which Shareholder has
voting power:

         Roberts Wesleyan College:           285


Number of Ogden Convertible
Preferred Shares:                            0

                                    EXHIBIT A
                                    ---------

       Holdings of Ogden Telephone Company Securities as of January 31, 1997


Name of Shareholder:                        Andrew B. Davison

Address:                                    3303 Wood Court
                                            Ellenton, Florida 34222

Telephone No:                               (941) 722-3647

Facsimile No.:

Number of Ogden Common Shares:               343

Number of Ogden Common Shares over
which Shareholder has voting power:

         Andrew B. Davison and
         Ann W. Davison:                     2500

Number of Ogden Preferred Shares:            1

Number of Ogden Convertible
Preferred Shares:                            0

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 20.  Indemnification of Directors and Officers.

         Citizens, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such law to indemnify officers and directors against certain expenses, liabilities and payments, including liabilities arising under the Securities Act of 1933, as amended (the "Act"), as therein provided. In addition, By-Laws 24 and 24A of Citizens and a resolution adopted by the Board of Directors in connection with the issuance of certain Securities of Citizens provide for indemnification of specified persons, including officers and directors of Citizens, for liabilities arising under said Act, as provided in said By-Laws and resolution.

         Citizens also maintains insurance providing coverage for Citizens and its subsidiaries against obligations incurred as a result of indemnification of officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by Citizens or its subsidiaries but excludes specified dishonest acts.

Item 21.  Exhibits and Financial Statement Schedules.

         An Exhibit index, containing a list of all exhibits and financial statement schedules to this registration statement, commences on page II-7.

Item 22.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

         (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

         (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

         (8) That every prospectus; (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (9) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut on the 25th day of November, 1997.

                           CITIZENS UTILITIES COMPANY



                            By:/s/ Robert J. DeSantis
                               ---------------------------
                               Robert J. DeSantis
                               Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



            Signature                        Title                              Date
            ---------                        -----                               ----

*Leonard Tow
-----------------------------------
(Leonard Tow)                                Chairman of the Board,             November 25, 1997
                                             Chief Executive Officer,
                                             Chief Financial Officer
                                             and Director

/s/Robert J. DeSantis
-----------------------------------
(Robert J. DeSantis)                         Vice President and                 November 25, 1997
                                             Treasurer

*Norman I. Botwinik
----------------------------------           Director                           November 25, 1997
(Norman I. Botwinik)


*James C. Goodale
----------------------------------           Director                           November 25, 1997
(James C. Goodale)


*Stanley Harfenist
----------------------------------           Director                           November 25, 1997
(Stanley Harfenist)


*Andrew N. Heine
-----------------------------------
(Andrew N. Heine)                            Director                           November 25, 1997


*Aaron I. Fleischman
-----------------------------------
(Aaron I. Fleischman)                        Director                           November 25, 1997


*John L. Schroeder
----------------------------------           Director                           November 25, 1997
(John L. Schroeder)


*Robert D. Siff
----------------------------------           Director                           November 25, 1997
(Robert D. Siff)



*Robert A. Stanger
-----------------------------------
(Robert A. Stanger)                          Director                           November 25, 1997


*Charles H. Symington, Jr.
-----------------------------------
(Charles H. Symington, Jr.)                  Director                           November 25, 1997


*Edwin Tornberg
----------------------------------           Director                           November 25, 1997
(Edwin Tornberg)

*Claire Tow
-----------------------------------
(Claire Tow)                                 Director                           November 25, 1997


By:/s/Robert J. DeSantis
-----------------------------------
Attorney-in-fact


                                  Exhibit Index

Exhibit
   No.             Description
-------            -----------

2.1* Agreement and Plan of Reorganization by and Among Citizens Utilities Company, Citizens-Ogden Telecommunications Company and Ogden Telephone Company, as amended

3.200.1**          Restated  Certificate of Incorporation of Citizens Utilities
                   Company, with all amendments to date.

3.200.2**          By-laws of Citizens Utilities Company, with all amendments to date.

5                  Opinion of Winthrop, Stimson, Putnam & Robert

23.1               Consent of KPMG Peat Marwick LLP.

23.2               Consent of Winthrop, Stimson, Putnam & Roberts (contained in
                   Exhibit No. 5).

23.3               Consent of Coopers & Lybrand

23.4               Tax Opinion of Harter Secrest & Emery

24***              Powers of Attorney

99.1               Notice of Special Meeting of Shareholders of Ogden

99.2               Letter to Shareholders of Ogden

99.3               Proxy Card

---------------------

*        Filed as Annex A to the Prospectus.

** Exhibit No. 3.200.1 is incorporated by reference to such document bearing the same exhibit designation filed with Citizens' Registration Statement on Form S-3, No. 333-1047, on June 27, 1996. Exhibit No.
         3.200.2 is incorporated by reference to such document bearing the same exhibit designation filed with Citizens' Current Report on Form 8-K on December 23, 1996.

***      Previously filed.